EXHIBIT 10.21



                                  [UWINK LOGO]




                                    UWINK(TM)
                           AREA DEVELOPMENT AGREEMENT

                DEVELOPMENT TERRITORY: MIAMI-DADE COUNTY, FLORIDA

                                    UWINK(TM)
                           AREA DEVELOPMENT AGREEMENT

         THIS AREA DEVELOPMENT AGREEMENT ("Agreement") is made this _________________ day of _________________, ________ ("Effective Date") by and
between uWink Franchise Corporation, a Delaware corporation ("Company") and ____________________________ ("Developer").

                                    RECITALS
                                    --------

         A. Company owns a world-wide, perpetual license to operate, and grant sublicenses to third parties to operate full service entertainment restaurants ("uWink(TM) Entertainment Restaurants") under the uWink(TM) System as defined in this Agreement.

         B. Developer desires to obtain the exclusive right to develop uWink(TM) Entertainment Restaurants within the specified geographic area and during the specified time period set forth in this Agreement.

         NOW THEREFORE, the parties agree as follows:

                SECTION  1.  DEFINITIONS

         Unless specifically defined in this Agreement, all capitalized terms in this Agreement have the same meaning assigned to them in the Franchise Agreement attached as SCHEDULE C except that, in this Agreement, any references in the definitions to Franchisee shall mean Developer.

                SECTION  2.  GRANT OF DEVELOPMENT RIGHTS

         2.1. Company grants to Developer the exclusive right to develop the specific number of uWink(TM) Entertainment Restaurants specified on SCHEDULE B hereto (the "Development Quota") in the geographic area identified on SCHEDULE A hereto (the "Development Territory") subject to the terms and conditions of this Agreement.

         2.2. The term of this Agreement (the "Development Term") shall begin on the Effective Date. Unless sooner terminated in accordance with the provisions of this Agreement, the Development Term shall expire automatically on the earlier to occur of (i) the date identified on SCHEDULE B as the last Development Deadline, or (ii) the date on which the final uWink(TM) Entertainment Restaurant permitted to open under this Agreement actually opens for business to the public with Developer having satisfied all of the conditions to opening specified in the applicable Franchise Agreement for the final uWink(TM) Entertainment Restaurant.

         2.3. Subject to the terms and conditions of this Agreement, during the Development Term neither Company nor any Affiliate of Company shall (i) grant any other person the right to operate a uWink(TM) Entertainment Restaurant within the Development Territory, or (ii) operate a uWink(TM) Entertainment Restaurant in the Territory for its own account, except that the parties agree that the following activities are expressly permitted:

                  (a) To the extent any of the following types of locations are within the geographic area identified on SCHEDULE A, the locations in their entirety, including appurtenant parking areas, are excluded from the Development Territory: any airport properties, mass transit stations, professional sports stadiums, military bases, entertainment parks or casinos. Accordingly, Company and Company's Affiliates may establish, or award others the right to establish,


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                           uWink(TM) entertainment restaurants in any type of
                           format operating under the uWink(TM) Licensed Marks at excluded airport properties, mass transit stations, professional sports stadiums, military bases, entertainment parks or casinos that are, or may be, located within the Development Territory.

                  (b) Company, Company's Affiliate or any third party may operate a uWink(TM) Entertainment Restaurant that Company, Company's Affiliate or the third party acquires directly from Developer or Developer's Affiliate.

         2.4. After the Development Term expires or ends for any reason, Company shall have the complete and unrestricted right to award franchises and licenses for the operation of uWink(TM) Entertainment Restaurants in the Development Territory and elsewhere, subject to the terms of any Franchise Agreements, including, without limitation, the exclusivity provisions therein, entered into by and between Company and Developer during the Development Term.

         2.5. Company reserves all rights not expressly granted to Developer by this Agreement or any Franchise Agreement. Without limiting the foregoing, Company, on behalf of itself and its Affiliates, may directly or indirectly engage in any of the following activities both within, and outside, the Development Territory without notice to, or consent from, Developer:

                  (a) Produce, license, distribute, market and sell to any other restaurants, bars and social venues or other types of users on a "private label" basis any computer hardware equipment or software applications that exist now or may be developed in the future, including, without limitation, any Hardware or Software, as modified and upgraded by Company periodically, as long as the computer hardware equipment or software applications are not identified by, or display, the uWink(TM) Licensed Marks or any confusingly similar name.

                  (b) Open and operate any other type of restaurant, food service or entertainment business in the Restricted Area that does not (i) incorporate the distinctive technology and entertainment dining experience identified with the uWink(TM) System, or (ii) do business under any of the uWink(TM) Licensed Marks or any confusingly similar name.

                  (c) Offer and sell any items that are now, or in the future, identified as Collateral Logo Merchandise or other types of Proprietary Products through any retail or wholesale channel of distribution, including from a World Wide Web site, mail order catalogues, direct mail advertising, and from supermarkets and other food service business or other retail stores of any kind that do not do business under any of the uWink(TM) Licensed Marks or any confusingly similar name.

         2.6. Developer acknowledges that this Agreement does not constitute a franchise and does not grant Developer any right to use the uWink(TM) System and that Developer's right to use the uWink(TM) System is derived solely from each Franchise Agreement which may be entered into by the parties pursuant to this Agreement.

                SECTION  3.  DEVELOPMENT SCHEDULE

         3.1. During the Development Term, Developer shall open each uWink(TM) Entertainment Restaurant in the Development Quota by no later than the date indicated on SCHEDULE B (each deadline identified on SCHEDULE B for fulfilling a Development Quota is referred to as a "Development Deadline"). A uWink(TM) Entertainment Restaurant will not be credited as being opened until Developer satisfies all of the conditions for opening specified in the Franchise Agreement.


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         3.2. If, during the Development Term, any one of Developer's uWink(TM)
         Entertainment Restaurants permanently closes for any reason after having been opened, and as a result of such closure Developer falls below the Development Quota applicable at the time of closure, Developer shall have 6 months from the closing date in which to open a substitute uWink(TM) Entertainment Restaurants within the Development Territory in its place.

         3.3. If Developer does not satisfy a Development Quota by the applicable Development Deadline, or if Developer falls below the Development Quota due to the closure of a uWink(TM) Entertainment Restaurant, Company may terminate this Agreement upon written notice effective immediately unless Developer agrees to pay Royalty Fees, Advertising Fees and Continuing Technology Service and Software License Fees for each unopened uWink(TM) Entertainment Restaurants for which Developer is below the then-applicable Development Quota. The amount of Royalty Fees, Advertising Fees and Continuing Technology Service and Software License Fees that Developer shall pay shall be equal to the average Royalty Fees, Advertising Fees and Continuing Technology Service and Software License Fees then being collected by Company from all uWink(TM) Entertainment Restaurants wherever located, regardless of how long they have been open. The Royalty Fees, Advertising Fees and Continuing Technology Service and Software License Fees shall be paid on the terms set forth in SCHEDULE C. Developer shall be required to pay Royalty Fees, Advertising Fees and Continuing Technology Service and Software License Fees from the date of the missed Development Deadline, or closing date, for as long as Developer desires to retain the right to open the number of uWink(TM) Entertainment Restaurants in the Development Quota, until the Development Term expires (or sooner terminates). After the Development Term expires or terminates, the parties agree that: (i) Developer shall have no right, or obligation, to open additional uWink(TM) Entertainment Restaurants or replace a uWink(TM) Entertainment Restaurant in the Development Territory that permanently closes without applying to purchase a new franchise; and
         (ii) Company shall have no obligation to offer Developer any further area development or franchise rights so that Developer can open the number of uWink(TM) Entertainment Restaurants equal to the Development Quota or replace a uWink(TM) Entertainment Restaurant in the Development Territory that permanently closes after the Development Term expires or ends for any reason.

         3.4. Anytime at least 30 days before the expiration of the Development Term, Developer may apply in writing to open one or more additional uWink(TM) Entertainment Restaurants in the Development Territory above the number of uWink(TM) Entertainment Restaurants in the Development Quota. Developer's request shall indicate the proposed Development Deadline for each additional uWink(TM) Entertainment Restaurant in its proposal. In evaluating Developer's request, Company shall consider Developer's (i) performance under this Agreement and the Franchise Agreements then in effect between the parties, (ii) financial condition in light of Developer's existing and additional investments, and (iii) ability to hire or retain qualified personnel to operate the additional uWink(TM) Entertainment Restaurants. Company shall notify Developer in writing of its approval or disapproval within 30 days after receiving Developer's request, and Company's failure to respond within that time period shall signify its disapproval. If Company approves Developer's request, the parties shall mutually establish the Development Deadlines for the additional uWink(TM) Entertainment Restaurants and shall amend this Agreement to set forth the new Development Deadlines and extended Development Term. The extended Development Term shall expire on the last day of the last Development Deadline. For each additional uWink(TM) Entertainment Restaurant that Company approves, the parties shall sign the form of Franchise Agreement attached as SCHEDULE C.

                SECTION  4.  DEVELOPMENT FEE

         4.1. Upon execution of this Agreement, in consideration of the rights granted hereunder, Developer shall pay Company a non-refundable development fee (the "Development Fee") in an amount equal to the sum of: (i) $0 (being the Initial Franchise Fee for the first uWink(TM) Entertainment Restaurant in the Development Quota) less any deposit previously paid by Developer upon application for area development


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         rights; and (ii) $20,000 times the remaining number of uWink(TM)
         Entertainment Restaurants in the Development Quota (being one-half of the Initial Franchise Fee for each additional uWink(TM) Entertainment Restaurant in the Development Quota). Based on the Development Quota of 3 uWink(TM) Entertainment Restaurants, the parties agree that the Development Fee is as follows:

         ------------------------------------- ---------------------------------
         When Due                              Development Fee Due
         ------------------------------------- ---------------------------------
         Signing Area Development Agreement    $0 + 2 X (1/2 of $40,000)=$40,000
         ------------------------------------- ---------------------------------

         4.2. If Developer does not fully satisfy the Development Quota for whatever reason or this Agreement otherwise terminates based upon Developer's default before expiration of the Development Term, Developer shall have no right to recover from Company, directly or indirectly, any portion of the unused Development Fee, it being agreed that the execution of this Agreement by Company and Company's agreement to forego other development opportunities in the Development Territory while this Agreement is in effect is adequate consideration for Developer's payment of the Development Fee, which is fully earned by Company upon the parties' execution of this Agreement.

                SECTION 5. DEVELOPMENT PROCEDURES; EXECUTION OF FRANCHISE AGREEMENTS

         5.1. Concurrently upon execution of this Agreement, the parties shall sign the Franchise Agreement for the first uWink(TM) Entertainment Restaurant in the Development Quota in the form attached hereto as SCHEDULE C.

         5.2. Company shall offer Developer a franchise for each additional uWink(TM) Entertainment Restaurant in the Development Quota when Company approves the site proposed by Developer within the Development Territory for the uWink(TM) Entertainment Restaurant. Developer shall execute and delivery to Company a separate Franchise Agreement in the form attached hereto as SCHEDULE C within 15 days after Company gives written approval of the site proposed by Developer for the uWink(TM) Entertainment Restaurant. After the first uWink(TM) Entertainment Restaurant, Company shall not be required to offer Developer a franchise for any additional uWink(TM) Entertainment Restaurants in the Development Quota unless and until Company approves Developer's proposed location in accordance with the site selection and approval procedures set forth in SCHEDULE C, which approval Company agrees not to unreasonably withhold.

         5.3. When Developer executes this Agreement and the Franchise Agreement for the first uWink(TM) Entertainment Restaurant in the Development Quota, Company shall credit Developer with having paid the Initial Franchise Fee for the first uWink(TM) Entertainment Restaurant. When Developer executes each additional Franchise Agreement, if any, and pays the remaining applicable Initial Franchise Fee due for the franchise in the amount shown below, Company shall credit Developer with having paid the other one-half of the applicable Initial Franchise Fee for the particular uWink(TM) Entertainment Restaurant. If Developer executes a Franchise Agreement, but fails to pay the balance of the applicable Initial Franchise Fee within 15 days after Company gives written approval of the site proposed by Developer for the uWink(TM) Entertainment Restaurant, Company shall have no obligation to sell a franchise to Developer for the approved site to Developer and Developer shall run the risk of failing to satisfy the Development Quota set forth on SCHEDULE B. The Initial Franchise Fee due for each of the uWink(TM) Entertainment Restaurants in the Development Quota is as follows:

         ----------------------------------------------- ---------------------------- ------------------------------
         When Due                                        Initial Franchise Fee Due    Development Fee Credit
         ----------------------------------------------- ---------------------------- ------------------------------
         Signing Franchise Agreement #1                  $0                           $0
         ----------------------------------------------- ---------------------------- ------------------------------
         Each Additional Franchise Agreement in the      1/2 of $40,000 = $20,000     $20,000
         Development Quota
         ----------------------------------------------- ---------------------------- ------------------------------

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         5.4. Once the parties execute a Franchise Agreement for an approved site, their relationship, and the mutual rights and obligations of the parties, as to the development, ownership, use, occupancy and operation of that site shall be exclusively governed by the Franchise Agreement that they execute for that location and any other agreements entered into as contemplated by, and pursuant to, the Franchise Agreement.

                SECTION  6.  DEFAULT AND TERMINATION

         6.1. Company may terminate this Agreement, in its discretion and election, effective immediately upon Company's delivery of written notice of termination to Developer based upon the occurrence of any of the following events which shall be specified in Company's written notice, and Developer shall have no opportunity to cure a termination based on any of the following events:

                  (a) Should Developer make any general arrangement or assignment for the benefit of creditors or become a debtor as that term is defined in 11 U.S.C. P. 101 or any successor statute, unless, in the case where a petition is filed against Developer, Developer obtains an order dismissing the proceeding within 60 days after the petition is filed; or should a trustee or receiver be appointed to take possession of all, or substantially all, of Developer's assets, unless possession of the assets is restored to Developer within 60 days following the appointment; or should all, or substantially all, of Developer's assets be subject to an order of attachment, execution or other judicial seizure, unless the order or seizure is discharged within 60 days following issuance.

                  (b) Should Developer fail to satisfy a Development Quota by the applicable Development Deadline.

                  (c) Should Developer, or any duly authorized representative of Developer, make a material misrepresentation or omission in obtaining the development rights granted hereunder, or should Developer, or any officer, director, shareholder, member, manager, or general partner of Developer, be convicted of or plead no contest to a felony charge or engage in any conduct or practice that, in Company's reasonable opinion, reflects unfavorably upon or is detrimental or harmful to the good name, goodwill or reputation of Company or to the business, reputation or goodwill of the uWink(TM) System or the uWink(TM) Licensed Marks.

                  (d) Should Company terminate any Franchise Agreement between Developer and Company on account of a material breach thereof by Developer.

                  (e) Should Developer make, or attempt to make, an unauthorized transfer in violation of this Agreement.

                  (f) Should an order be made or resolution passed for the winding-up or the liquidation of Developer (if Developer is a Business Entity) or should Developer adopt or take any action for its dissolution or liquidation.

                  (g) Should Developer fail to comply with Applicable Law within 10 days after being notified of non-compliance.

                  (h) Should Franchisee make any unauthorized use, publication, duplication or disclosure of any Confidential Information or any portion of the Confidential Manual, or should any person required by this Agreement to execute a Confidentiality Agreement


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                           with Company or Franchisee breach the Confidentiality
                           Agreement during the time period that the person is employed or engaged by Franchisee.

                  (i) Should Developer commit a material breach of any other provision of this Agreement, which breach remains uncured for a reasonable period (which need not exceed thirty (30) days) after written notice from Company to Developer.

         6.2. Upon termination or expiration of this Agreement, each Franchise Agreement then in effect by and between Developer and Company pertaining to a uWink(TM) Entertainment Restaurant owned by Developer shall remain in full force and effect, unless, in the case of termination, the grounds upon which termination of this Agreement is predicated also constitute grounds permitting Company to terminate the Franchise Agreement and Company has duly terminated the Franchise Agreement in accordance with its terms.

         6.3. Upon termination or expiration of this Agreement, Developer shall have no further right to develop additional uWink(TM) Entertainment Restaurants in the Development Territory, nor shall Developer have any right to prevent Company, or others, from owning and operating, or granting franchises to others to own and operate, uWink(TM) Entertainment Restaurants in the Development Territory, subject, however, to the territorial rights, if any, granted to Developer under each Franchise Agreement then in effect between the parties pertaining to a uWink(TM) Entertainment Restaurant owned by Developer.

         6.4. In the event of a breach or a threatened or attempted breach of any of the provisions of this Agreement, Company shall be entitled to exercise all remedies available under Applicable Law in addition to the remedies set forth in this Agreement, including, without limitation, to Provisional Remedies without the requirement that Company post bond or comparable security.

                SECTION  7.  COVENANTS

         7.1. Nothing in this Agreement obligates Company to disclose Confidential Information to Developer. To the extent that Company elects to do so or Developer otherwise independently learns information that Developer knows, or should reasonably know, Company regards as its Confidential Information, Developer shall use due care to keep the information confidential and the following additional terms and conditions shall apply:

                  (a) Developer shall: (i) confine disclosure of Confidential Information to those of its employees and agents who require access in order to perform the functions for which they have been hired or retained in furtherance of Developer's obligations under this Agreement; and (ii) observe and implement reasonable procedures prescribed from time to time by Company to prevent the unauthorized or inadvertent use, publication or disclosure of Confidential Information including, without limitation, requiring that employees with access to Confidential Information sign a Confidentiality Agreement with Developer. Upon request from Company, Developer shall deliver to Company a copy of each executed Confidentiality Agreement for its records. Company may terminate this Agreement if Developer, or any person required by this Agreement to execute a Confidentiality Agreement with Company or Developer breaches the Confidentiality Agreement.

                  (b) All agreements contained in this Agreement pertaining to Confidential Information shall survive the expiration, termination or Developer's assignment of this Agreement.

                  (c) The provisions concerning non-disclosure of Confidential Information shall not apply if disclosure of Confidential Information is legally compelled in a judicial or administrative proceeding


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

                           if Developer has used its best efforts to provide Company a reasonable opportunity to obtain an appropriate protective order or other assurance satisfactory to Company of confidential treatment for the information required to be disclosed.

         7.2. Developer understands and agrees that Company and Company's Affiliates and their respective owners will suffer irreparable injury not capable of precise measurement in money damages if any Confidential Information is obtained by any individual or Business Entity and used to compete with Company or any uWink(TM) franchisee or licensee or otherwise in a manner adverse to Company's interests. Accordingly, in the event of a breach or a threatened or attempted breach of any provision regarding use of Confidential Information, Company shall be entitled to exercise all remedies available under Applicable Law, including, without limitation, to Provisional Remedies without the requirement that Company post bond or comparable security.

                SECTION  8.  ASSIGNMENT AND TRANSFER

         8.1. Developer acknowledges that Company maintains a staff to manage and operate the uWink(TM) System and that staff members can change from time to time. Developer represents that it has not signed this Agreement in reliance on any shareholder, director, officer, or employee remaining with Company in that capacity. Company is free to transfer and assign all of its rights under this Agreement to any person or Business Entity, provided the assignee agrees in writing to assume Company's obligations under this Agreement. Upon such assignment and assumption, Company shall have no further obligation to Developer.

         8.2. Developer understands and agrees that the development rights awarded by this Agreement are personal and are awarded in reliance upon, among other considerations, the individual or collective character, skill, aptitude, attitude, experience, business ability and financial condition and capacity of Developer and, if Developer is a Business Entity, that of its officers, directors, shareholders, LLC managers and members, trustees and partners.

         8.3. Without Company's prior written consent, Developer shall not, directly or indirectly, attempt or complete an Event of Transfer either voluntarily or by operation of law except in accordance with this Agreement. Company agrees not to withhold its consent unreasonably if Developer satisfies the conditions applicable to a transfer identified in this Agreement.

                  (a) Any Event of Transfer shall pertain only to Developer's then-unfulfilled Development Quota for which the Development Deadline has not yet expired as of the proposed date for the event of transfer. If Company consents to the proposed event of transfer, the proposed transferee shall acquire and assume all of Developer's remaining unfulfilled development rights, and all of Developer's obligations, under this Agreement.

                  (b) Any attempted or purported transfer which fails to comply with the requirements of this Agreement shall be null and void and shall constitute a material default of this Agreement.

                  (c) Company's consent to an Event of Transfer is not a representation of the fairness of the terms of any contract between Developer and a transferee, a guarantee of the Franchised Business' or transferee's prospects for success, or a waiver of any claims that Company or Company's Affiliates may have against Developer or any personal guarantor.

         8.4. Except with respect to Qualified Transfers, if Developer, or the person to whom an offer is directed (the "Individual Transferor"), receives a bona fide written offer ("Third Party Offer") to purchase or otherwise acquire an interest which will result in an Event of


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

         Transfer, Developer or the Individual Transferor, shall, within five
         (5) days after receiving the Third Party Offer and before accepting it, apply to Company in writing for Company's consent to the proposed transfer. Additionally, the following conditions shall apply:

                  (a) Developer, or the Individual Transferor, shall attach to its application for consent to the transfer a complete copy of the Third Party Offer together with
                           (i) information relating to the transferee's experience and qualifications, (ii) a copy of the transferee's current financial statement, and (iii) any other information material to the Third Party Offer, transferee and proposed assignment or that Company reasonably requests.

                  (b) Company or its nominee shall have the right, exercisable by written notice ("Notice of Exercise") given to Developer or the Individual Transferor, within thirty (30) days following receipt of the Third Party Offer, all supporting information, and the application for consent, to notify Developer or the Individual Transferor that it will purchase or acquire the rights, assets, equity or interests proposed to be assigned on the same terms and conditions set forth in the Third Party Offer, except that Company may (i) substitute cash for any form of payment proposed in the offer discounted to present value based upon the rate of interest stated in the Third Party Offer, and (ii) deduct from the purchase price the amount of any commission or fee otherwise payable to any broker or agent in connection with the Third Party Offer and all amounts then due and owing from Developer to Company or Company's Affiliates under any Franchise Agreement then in effect between Developer, as Franchisee, and Company. Company shall purchase all assets that are the subject of the Event of Transfer free and clear of liens. If any asset is pledged as security for financing that is then unpaid, Company may further deduct from the purchase price the remaining amount payable under the terms of financing.

                  (c) The closing shall take place at Company's headquarters at a mutually agreed upon date and time, but not later than ninety (90) days following Company's receipt of the Third Party Offer, all supporting information, and the application for consent to transfer.

                  (d) At the closing, Developer or the Individual Transferor shall deliver to Company the same documents, affidavits, warranties, indemnities and instruments as would have been delivered by Developer or the Individual Transferor to the transferee pursuant to the Third Party Offer. Additionally, Developer and the Individual Transferor shall deliver a general release, in form satisfactory to Company, of any and all claims against Company, Company's Affiliates and their respective officers, directors, shareholders, employees and agents.

                  (e) All costs, fees, document taxes and other expenses incurred in connection with the transfer shall be allocated between Developer and Company in accordance with the terms of the Third Party Offer, and any costs not allocated shall be paid by Developer or the Individual Transferor.

         8.5. If Company does not exercise its right of first refusal, Developer may not complete the Event of Transfer without Company's prior written consent. An Event of Transfer, or attempt to complete an Event of Transfer, in violation of this provision is a material breach of this Agreement. The requirements of this Section do not apply to a Qualified Transfer. As a condition to Company's consent to an Event of Transfer, Developer must satisfy the following conditions:

                  (a) The proposed transferee must submit a completed application to Company, and meet Company's then-current qualifications for area developers undertaking the remaining development commitment left in this Agreement, including qualifications pertaining to financial condition, credit rating, experience, moral character and reputation. Company's evaluation of the proposed transferee's financial condition shall take into account the proposed transferee's obligations to Developer for payments arising out of the Event of Transfer.

                  (b) As of the date consent is requested and through the date of closing of the proposed transfer and assignment, Developer must not be in default under this Agreement including, without limitation, due to a failure to satisfy a Development Quota by the applicable Development Deadline.

                  (c) Developer and the proposed transferee shall execute a written assignment and assumption agreement whereby the proposed transferee shall assume Developer's remaining development obligations under this Agreement.

                  (d) Either Developer or the proposed transferee shall pay Company a transfer fee equal to $5,000 per Event of Transfer, unless the Event of Transfer (i) is a Qualified Transfer, in which case Company agrees to waive the transfer fee; or (ii) involves a Public or Private Offering, in which case Developer or the proposed transferee shall pay Company a transfer fee shall be an amount not to exceed $20,000 based upon the additional time which Company will require to review Developer's offering memorandum, registration statement or comparable documents. Developer understands and agrees that in reviewing Developer's offering memorandum, registration statement or comparable documents, Developer does not certify that the statements in Developer's offering memorandum, registration statement or comparable documents are true, correct or not misleading or that Developer's offering memorandum, registration statement or comparable documents comply with Applicable Laws, but is for the purpose of reviewing Developer's statements about Company, uWink(TM) Entertainments Restaurants, and the uWink(TM) System.

                  (e) Developer must execute and deliver a general release, in form satisfactory to Company, of any and all claims against Company, Company's Affiliates and their respective officers, directors, shareholders, employees and agents.

                  (f) If the proposed transferee is a Business Entity, each person who at the time of the transfer, or later, owns or acquires, either legally or beneficially, ten percent (10%) or more of the equity or voting interests of the proposed transferee must execute Company's then-current form of personal guaranty.

                  (g) Developer's right to receive the sales proceeds from the proposed transferee shall be subordinate to the proposed transferee's and Developer's duties owed to Company and Company's Affiliates under, or pursuant to, this Agreement or any Franchise Agreement then in effect between Developer and Company as of the effective date of the Event of Transfer. All contracts by and between Developer and the proposed transferee shall expressly include a subordination provision permitting payment of the sales proceeds to Developer only after any outstanding obligations owed to Company and Company's Affiliates are fully satisfied.

                  (h) Neither Company's exercise of its right of first refusal, its consent to an Event of Transfer, nor Developer's consummation of an Event of Transfer shall operate to release Developer of those obligations that expressly, or by their nature, survive the effective date of termination or expiration of this Agreement, including, without limitation, the provisions regarding non-disclosure of Confidential Information.

                  (i) Developer may only complete the Event of Transfer to the proposed transferee only on the terms identified in the Third Party Offer or as otherwise stated in Developer's application for consent. If there is any material change in the terms of the Third Party Offer, Company shall have a new right of first refusal to accept the new terms subject to the conditions stated in this Section.

                  (j) If Company consents to the transfer to a third party, the transfer must close within sixty (60) days from the date the Third Party Offer is first submitted to Company unless Company grants an extension of time in writing; otherwise, it must again be offered to Company.

         8.6. If Developer is a Business Entity, Developer shall furnish to Company, upon execution of this Agreement or at such other time as transfer to the Business Entity is permitted, a copy of its articles of incorporation, by-laws, operating agreement, partnership agreement or other governing agreement, and a list of all persons owning an interest in the equity or voting interests of the Business Entity. Additionally, Developer shall promptly provide Company with a copy of any amendments to, or changes in, the documents or other information during the Development Term. Developer shall maintain stop transfer instructions against the transfer on its records of any equity or ownership interests. Each certificate representing an ownership interest in Developer shall bear a legend, in the form stated in the Confidential Manuals, that it is held, and further assignment or transfer thereof is, subject to all restrictions imposed upon transfer set forth in this Agreement. Developer's Primary Owner shall deliver a certificate to Company annually, on or before February 15 of each year, which lists all owners of record and all beneficial owners of any interest in the equity or voting interests of Developer and identifies all transfers of equity or voting interests in Developer which have occurred during the period covered by the annual financial statement.

         8.7. Before completing a Qualified Transfer, Developer must do all of the following: (i) provide Company with written notice of its intent to complete a Qualified Transfer; (ii) when the Qualified Transfer is to a newly-formed Business Entity, deliver the documents which this Agreement requires a Business Entity to deliver to Company; and (iii) pay a transfer fee of $1,500. The Qualified Transfer shall not be effective unless and until Developer satisfies conditions (i), (ii) and
         (iii). Company shall not have a right of first refusal with respect to a Qualified Transfer, nor shall Company's prior written consent to a Qualified Transfer be necessary if Developer satisfies the conditions stated in this Section.

         8.8. Neither Company's exercise of its right of first refusal nor its consent to a transfer to an approved third party shall operate to release Developer or the Individual Transferor from this Agreement or release any guarantor from any personal guaranty given to Company pursuant to this Agreement.

         8.9. Developer's right to transfer its interest in any Franchise Agreement shall be governed by the terms of the Franchise Agreement.

                SECTION  9.  RELATIONSHIP OF PARTIES; INDEMNIFICATION.

         9.1. This Agreement does not create a fiduciary relationship between the parties. Company and Developer each are independent contractors. Nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose.

         9.2. Developer shall conduct its business using its own judgment and discretion, subject only to the provisions of this Agreement. Developer shall conspicuously identify itself in all dealings with third parties as the owner of this business operating under rights granted by Company. Developer shall not represent or imply to any person that this Agreement authorizes Developer to act as agent for Company.

         9.3. Developer shall indemnify and hold Company, Company's Affiliates and their respective officers, directors, shareholders, LLC managers and members, employees, agents, successors and assigns, harmless from and against any and all costs, expenses, losses, liabilities, damages, causes of action, claims and demands whatsoever, arising from or relating to Developer's exercise of the rights under this Agreement. Developer's obligation to indemnify Company shall extend, without limitation, to all claims for actual and consequential damages, and Company's costs and expenses incurred in defending any third party claim covered by Developer's indemnification, including, without limitation, attorneys and other professional fees, court costs, and travel and living expenses. Company shall have the right to retain its own counsel to defend any third party claim asserted against it which is covered by this indemnification agreement. Company's retention of interdependent counsel shall, in no manner or form, diminish Developer's obligation to indemnify Company and to hold it harmless. Company shall not be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim against Developer under Developer's indemnification agreement. If a decision rendered in any matter covered by Developer's indemnification is against Developer or Company, and Company desires to appeal the decision, Developer may notify Company within 10 days of the date of the decision of its intent to abide by the decision, in which event, Developer shall pay Company the amount required by this Section, and all future costs related to the appeal or settlement of the claim shall be Company's sole responsibility. Developer's indemnification obligation shall survive the expiration, termination or assignment of this Agreement for any reason.

                SECTION  10.  DISPUTE RESOLUTION

         10.1. The parties hereby incorporate by reference the procedures, terms and conditions set forth in SCHEDULE C pertaining to dispute resolution and agree to be bound by those procedures, terms and conditions with respect to any dispute that may arise between them out of or pertaining to this Agreement, the relationship created by this Agreement or an alleged breach of this Agreement. The parties agreement to adopt the dispute resolution procedures, terms and conditions set forth in SCHEDULE C shall not operate to modify or cancel the provisions of this Agreement permitting Company to seek Provisional Remedies.

                SECTION  11.        ACKNOWLEDGEMENTS

         11.1. Developer understands and agrees and represents to Company, to induce Company to enter into this Agreement, that:

                  (a) Developer has read this Agreement and Company's Offering Circular and understands and accepts the terms, conditions and covenants contained in this Agreement.

                  (b) Developer recognizes that the uWink(TM) System may evolve and change over time; that an investment in a uWink(TM) franchise involves business risks; and that the success of the investment depends upon Developer's business ability and efforts.

                  (c) Developer has not received or relied upon any promise or guaranty, express or implied, about the revenues, profits or success of the business venture contemplated by this Agreement.

                  (d) None of the property or interests of Developer or its owners is subject to being blocked under, and Developer's and its owners are not otherwise in violation of any Applicable Law including (without limitation) anti-terrorism laws.

                  (e) No representations have been made by Company, Company's Affiliates or their respective officers, directors, shareholders, employees or agents, that are contrary to statements made in Company's Offering Circular previously received by Developer or to the terms contained in this Agreement.

                  (f) Developer (if an individual) or each person executing a guaranty of Developer's obligations, is a United States citizen or a lawful resident alien of the United States; if Developer is a Business Entity, it shall remain duly organized and in good standing for as long as this Agreement is in effect and it owns the development rights; and all financial and other information provided to Company in connection with Developer's application is true and correct and no material information or fact has been omitted which is necessary in order to make the information disclosed not misleading.

                SECTION  12.  MISCELLANEOUS

         12.1. NOTICES. All communications required or permitted to be given to either party hereunder shall be in writing and shall be deemed duly given if property addressed on the earlier of (i) the date when delivered by hand; (ii) the date when delivered by fax or e-mail if confirmation of transmission is received or can be established by the sender; (iii) one business day after delivery to a reputable national overnight delivery service; or (iv) 5 days after being placed in the United States Mail and sent by certified or registered mail, postage prepaid, return receipt requested. A "business day" means weekdays only, excluding Saturdays, Sundays and holidays. Notices shall be directed to the address shown in EXHIBIT D for the party and its representative. Either party may change its address for receiving notices by giving appropriate written notice to the other. All communications required or permitted to be given by a party in writing may be given electronically to the party's designated e-mail address in EXHIBIT D or as subsequently changed by appropriate written notice.

         12.2. TIME OF THE ESSENCE. Time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is a factor.

         12.3. COMPANY'S PRIOR APPROVAL. Except where this Agreement expressly requires Company to exercise its reasonable business judgment in deciding to grant or deny approval of any action or request by Developer, Company has the absolute right to refuse any request by Developer or to withhold its approval of any action by Developer in Company's discretion. Further, whenever the prior consent or approval of Company is required by this Agreement, Company's consent or approval must be in writing unless this Agreement expressly specifies otherwise.

         12.4. WAIVER. Any waiver granted by Company to Developer excusing or reducing any obligation or restriction imposed under this Agreement shall be in writing. The waiver shall become effective when Company delivers the writing to Developer unless another effective date is specified in the writing. No waiver granted by Company, and no action taken by Company, with respect to any third party shall limit Company's discretion to take action of any kind, or not to take action, with respect to Developer. Any waiver granted by Company to Developer shall be without prejudice to any other rights Company may have. The rights and remedies granted to Company are cumulative. No delay by Company in exercising any right or remedy under this Agreement or Applicable Laws shall operate as a waiver, and no single or partial exercise by Company of any right or remedy shall preclude Company from fully exercising the right or remedy at another time or from exercising any other right or remedy. Company's acceptance of any payment from Developer after Developer commits an event of default shall not operate as a waiver by Company of the default or of any term, covenant or condition of this Agreement.

         12.5. SECTION HEADINGS; LANGUAGE. The paragraph headings used in this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Agreement. The language used in this Agreement shall in all cases be construed simply according to its fair meaning and not strictly for or against Company or Developer. The term "Developer" as used herein is applicable to one or more persons or Business Entities if the interest of Developer is owned by more than one, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If 2 or more persons are at any time Developer hereunder, whether or not as partners or joint venturers, their obligations and liabilities to Company shall be joint and several. Nothing in this Agreement is intended, nor shall it be deemed, to confer any rights or Remedies upon any person or Business Entity not a party hereto.

         12.6. BINDING ON SUCCESSORS. The covenants, agreements, terms and conditions contained in this Agreement shall be binding upon, and shall inure to the benefit of, the successors in interest, assigns, heirs and personal representatives of the parties hereto.

         12.7. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Laws, but if any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or prohibited under Applicable Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. All provisions of this Agreement are severable. If the provisions of this Agreement provide for periods of notice less than those required by Applicable Laws, or provide for termination or cancellation other than in accordance with Applicable Laws, the parties agree that the provisions shall be deemed to be automatically amended to conform them to Applicable Laws.

         12.8. AMENDMENTS. No amendment, change, modification or variance to or from the terms and conditions set forth in this Agreement shall be binding on any party unless it is set forth in writing and duly executed by each party.

         12.9. COMPLETE AGREEMENT. This Agreement, including the exhibits, which are hereby incorporated into this Agreement by this reference, sets forth the entire agreement between the parties, fully superseding any and all prior agreements or understandings, whether oral or written, between them pertaining to the subject matter hereof.

         12.10. ADVICE OF COUNSEL. Each party represents that before signing this Agreement, the party had the opportunity (and was strongly advised) to seek advice from an attorney of his, her or its own choosing, and that the party has read and understands all of the terms and provisions of this Agreement.

         12.11. COMPANY'S BUSINESS JUDGMENT. The parties recognize, and any mediator or judge is affirmatively advised that certain provisions of this Agreement describe the right of Company to take (or refrain from taking) certain actions in its discretion, and other actions in the exercise of its reasonable business judgment. Where this Agreement expressly requires that Company make a decision based upon Company's reasonable business judgment Company is required to evaluate the overall best interests of all uWink(TM) Entertainment Restaurants and Company's own business interests. If Company makes a decision based upon its reasonable business judgment, neither a mediator nor a judge shall substitute his or her judgment for the judgment so exercised by Company. The fact that a mediator or judge might reach a different decision than the one made by Company is not a basis for finding that Company made its decision without the exercise of reasonable business judgment. Company's duty to exercise reasonable business judgment in making certain decision does not restrict or limit Company's right under this Agreement to make other decisions based entirely on Company's discretion as permitted by this Agreement. Company's discretion means that Company may consider any set of facts or circumstances that it deems relevant in rendering a decision.

         12.12. COVENANT AND CONDITION. Each provision of this Agreement performable by Developer shall be construed to be both a covenant and a condition.

         12.13. SUBMISSION OF AGREEMENT. The submission of this Agreement to Developer does not constitute an offer to Developer, and this Agreement shall become effective only upon execution by Company and Developer.

         12.14. ANTI-TERRORISM REPRESENTATIONS. Developer agrees to comply with and/or to assist Company to the fullest extent possible in Company's efforts to comply with Anti-Terrorism Laws (as defined below). In connection with such compliance, Developer certifies, represents and warrants on behalf of itself, each Covered Person and each person who is a guarantor of Franchisee's obligations to Company that none of their property or interests are subject to being "blocked" under any of the Anti-Terrorism Laws and that Developer is not otherwise in violation of any of the Anti-Terrorism Laws. "Anti-Terrorism Laws" means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war. Any violation of, or "blocking" of assets under, the Anti-Terrorism Laws shall constitute grounds for immediate termination of this Agreement and any other agreement Developer has entered into with Company or one of its affiliates, in accordance with the termination provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:                          DEVELOPER:

uWink Franchise Corporation       ___________________________________________
a Delaware corporation
                                  [signature of Developer that is an individual]
By: ___________________________
                                  _____________________________________________,
Its: __________________________
                                  [print name of Developer]

                                  a ____________________________________________

                                  [if Developer is a Business Entity, indicate
                                   type of entity]

                                  By: __________________________________________

                                  Its: _________________________________________

                                   SCHEDULE A
                                   ----------

                              DEVELOPMENT TERRITORY


         The Development Territory consists of the geographic area which is described below and/or shown in the map attached to this SCHEDULE A:

                           MIAMI-DADE COUNTY, FLORIDA

                                   SCHEDULE B
                                   ----------

                                DEVELOPMENT GRANT


         The Development Quota is for 3 uWink(TM) Entertainment Restaurants, which Developer shall open on or before the Development Deadlines indicated below:
------------------------------ -------------------------------------------------
   UWINK(TM) ENTERTAINMENT                       DEVELOPMENT
         RESTAURANTS                              DEADLINE
------------------------------ -------------------------------------------------
Unit #1                        Before the end of 12 months from the Effective
                               Date of this Agreement
------------------------------ -------------------------------------------------
Unit #2                        Before the end of 36 months from the Effective
                               Date of this Agreement
------------------------------ -------------------------------------------------
Unit #3                        Before the end of 48 months from the Effective
                               Date of this Agreement
------------------------------ -------------------------------------------------

                                   SCHEDULE C
                                   ----------



                                  [UWINK LOGO]


                                    UWINK(TM)
                               FRANCHISE AGREEMENT

            FOR FRANCHISE LOCATIONS WITHIN THE DEVELOPMENT TERRITORY
                          OF MIAMI-DADE COUNTY, FLORIDA

                                TABLE OF CONTENTS

                                                                            PAGE

I. DEFINITIONS                                                                 1

II. GRANT                                                                      6

III. FRANCHISE LOCATION; RESTRICTED AREA                                       8

IV. TERM AND RENEWAL                                                          11

V. FRANCHISE LOCATION DEVELOPMENT AND OPENING DATE                            12

VI. TRAINING                                                                  14

VII. UWINK INTELLECTUAL PROPERTY                                              16

VIII. TECHNOLOGY SYSTEM                                                       19

IX. CONFIDENTIAL MANUAL                                                       21

X. CONFIDENTIAL INFORMATION                                                   22

XI. ADVERTISING                                                               23

XII. PAYMENTS                                                                 27

XIII. ACCOUNTING AND RECORDS                                                  29

XIV. STANDARDS OF QUALITY AND PERFORMANCE                                     32

XV. COMPANY'S OPERATIONS ASSISTANCE                                           38

XVI. INSURANCE                                                                40

XVII. DEFAULT AND TERMINATION                                                 41

XVIII. RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION            44

XIX. ASSIGNMENT AND TRANSFER                                                  46

XX. RELATIONSHIP OF PARTIES: INDEMNIFICATION: SECURITY INTEREST               50

XXI. DISPUTE RESOLUTION                                                       51

XXII. ACKNOWLEDGEMENTS                                                        53

XXIII. MISCELLANEOUS                                                          54

                               FRANCHISE AGREEMENT

         This Franchise Agreement ("Agreement") is made this_________________ day of_________________, ________ ("Effective Date") by and between uWink Franchise Corporation, a Delaware corporation ("Company") and
---------------------------.

                                    RECITALS

         1. Company owns a world-wide, perpetual license to operate, and grant sublicenses to third parties to operate, full service entertainment restaurants ("uWink(TM) Entertainment Restaurants") under the uWink(TM) System as defined in this Agreement.

         2. Franchisee desires to obtain a license to use the uWink(TM) System to operate a uWink(TM) Entertainment Restaurant, and Company is willing to grant a license to Franchisee on the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

                              TERMS AND CONDITIONS

SECTION 13.DEFINITIONS

         In addition to definitions incorporated in the body of this Agreement, the following capitalized terms in this Agreement are defined as follows:

         13.1. "Accounting Period" means the specific period that Company designates from time to time in the Confidential Manual or otherwise in writing for purposes of Franchisee's financial reporting or payment obligations described in this Agreement. For example, an Accounting Period may, in Company's sole discretion, be based on a seven-day week (e.g., Monday through Sunday), a Calendar Month, a quarterly financial calendar (which may, or may not be subdivided into blocks of 4 or 5 weeks, or a shorter or longer time period that Company selects in its sole discretion. Company may designate different Accounting Periods for purposes of paying fees and for discharging reporting obligations under this Agreement.

         13.2. "Addendum to Lease" means the written agreement by and between Franchisee and the landlord of the Franchise Location that adds specific terms and conditions required by Company to the Lease and grants Company the right, but not the obligation, to accept an assignment of the Lease under stated conditions.

         13.3. "Affiliate" means an entity that controls, is controlled by, or is under common control with, a party to this Agreement.

         13.4. "Applicable Law" means and includes applicable common law and all statutes, laws, rules, regulations, ordinances, policies and procedures established by any governmental authority with jurisdiction over the operation of the Franchised Business that are in effect on or after the Effective Date, as they may be amended from time to time. Applicable Law includes, without limitation, those relating to building permits and zoning requirements applicable to the use, occupancy and development of the Franchise Location; business licensing requirements; hazardous waste; occupational hazards and health; alcoholic beverages; consumer protection; privacy; trade regulation; worker's compensation; unemployment insurance; withholding and payment of Federal and State income taxes and social security taxes; collection and reporting of sales taxes; and the American With Disabilities Act.

         13.5. "Business Entity" means a corporation, limited liability company, partnership, limited liability partnership, trust or other type of legal entity which, under Applicable Law, may enter into contracts in its own name.

         13.6. "Calendar Month" means any one of the 12 Calendar Months of the Calendar Year starting on the first day of the Calendar Month.

         13.7. "Calendar Quarter" means the 3-Calendar Month period ending on March 31, June 30, September 30 or December 31 of each Calendar Year.

         13.8. "Calendar Year" means the 12-Calendar Month period starting on January 1 and ending on December 31.

         13.9. "Certified Manager" identifies each management-level employee who devotes full-time and attention to performing general management and supervisory responsibilities for one or more uWink(TM) Entertainment Restaurants and meets either of the following criteria:

------- ---------------------------------- --------------------------------------------- -----------------------------
        Training                           Prior Work Experience at a                    Certified Manager Test
                                           uWink(TM) Entertainment Restaurant
------- ---------------------------------- --------------------------------------------- -----------------------------
a.      Successfully completes General     None required                                 Pass Certified Manager test
        Manager Track
------- ---------------------------------- --------------------------------------------- -----------------------------
b.      Successfully completes Assistant   At least 6 months experience at the level     Pass Certified Manager
        General Manager Track              of Assistant General Manager or General
        or General                         Manager (combined)
------- ---------------------------------- --------------------------------------------- -----------------------------

         13.10. "Change of Control" means a transaction or series of related transactions that result in the sale of all or substantially all of the assets of the Franchise Business. If Franchisee is a Business Entity, "Change of Control" also means: (i) a transaction or series of related transactions that result in a transfer of 50% or more of the outstanding voting power of Franchisee or Franchisee Affiliate, whether voluntarily or by operation of law or due to a merger or consolidation, (ii) a change in the person identified on the Effective Date as the Primary Owner; or (iii) the right to appoint, or cause to be appointed, a majority of the directors, officers or managers of the Business Entity.

         13.11. "Collateral Logo Merchandise" means collectively all merchandise that Company now or in the future authorizes Franchisee to offer for sale from the Franchise Location displaying any of the uWink(TM) Licensed Marks including, without limitation, t-shirts, sweatshirts, caps and other promotional items.

         13.12. "Confidential Information" includes, without limitation, knowledge and information which Franchisee knows, or should reasonably know, Company regards as confidential concerning (i) the business methods, patents and other proprietary systems constituting the uWink(TM) interactive restaurant ordering and entertainment experience; (iii) Company's supply relationships, inventory requirements and control procedures; (iv) pricing, sales, profit performance or other results of operations of any individual uWink(TM) Entertainment Restaurant, including the Franchised Business, or group of uWink(TM) Entertainment Restaurants or the entire chain; (v) demographic data for determining sites and territories; (vi) the results of customer surveys and promotional programs; (vii) Proprietary Products; (viii) the Technology System; and (viii) in general, business methods, trade secrets, specifications, customer data, cost data, procedures, information systems and knowledge about the operation of uWink(TM) Entertainment Restaurants or the uWink(TM) System, whether it is now known or exists or is acquired or created in the future, and whether or not the information is included in the Confidential Manual or Company expressly designates the information as confidential. Confidential Information does not include (x) information which Franchisee can demonstrate came to its attention independent of entering into this Agreement, and (y) information that is, or has become, generally known in the public domain, except where public knowledge is the result of Franchisee's wrongful disclosure (whether or not deliberate or inadvertent).

         13.13. "Confidential Manual" refers collectively to all of the confidential operating manuals, recipe manuals, operations guides, Documentation and other written instructions loaned or delivered to Franchisee by Company in confidence during the Term, which may be memorialized in written or electronic format and modified periodically to reflect changes in the uWink(TM) System.

         13.14. "Continuing Fee" means any fee which Franchisee is required to pay to Company or Company's Affiliates at regular intervals during the Term as specified by this Agreement (e.g., each Calendar Month) based upon the Gross Sales of the Franchised Business.

         13.15. "Documentation" means and includes the documentation, user guides, training and instructional manuals and installation instructions specifically relating to the Software or Hardware, which Company shall furnish to Franchisee and may modify from time to time during the Term

         13.16. "Effective Date" is the date indicated on page 1 of this Agreement.

         13.17. "Event of Transfer" means a transaction or series of related transactions that, directly or indirectly, voluntarily or by operation of law:
(i) result in the sale, assignment, transfer, pledge, gift, encumbrance or alienation of any interest in this Agreement or the right to use the uWink(TM) System or any portion or components; (ii) involves the offer to sell securities of a Franchisee that is a Business Entity pursuant to a transaction subject to registration under federal or state securities laws or by private placement pursuant to a written offering memorandum; or (iii) results in a Change of Control. For purposes of illustration, an Event of Transfer includes, without limitation: (a) an order dissolving the marriage of a Franchisee that is an individual; (b) the issuance of additional equity or voting interests of a Business Entity resulting in a Change of Control; (c) a financial restructuring or recapitalization that is secured by a sufficient number of equity or voting interests of a Business Entity such that, if foreclosed upon, would result in a Change of Control; or (d) the death of Franchisee if an individual or any person owning enough equity or voting interests of a Business Entity to result in a Change of Control.

         13.18. "Force Majeure" includes, without limitation, any event caused by or resulting from conditions that are beyond the reasonable control of a party whose performance is affected and occurring without the party's fault or negligence. Events of Force Majeure shall include, without limitation, an act of God, labor strike or other industrial disturbance, materials shortage, failure of third party suppliers not under a party's control, transportation delay, war, insurrection, riot, epidemic, fire, hurricane, flood, earthquake or other natural disasters, and act of any government.

         13.19. "Franchise Location" means the business premises approved by Company for the operation of the particular uWink(TM) Entertainment Restaurant that is the subject of this Agreement.

         13.20. "Franchised Business" means the particular uWink(TM) Entertainment Restaurant which Company authorizes Franchisee to operate under this Agreement at the Franchise Location.

         13.21. "Gross Sales" means the aggregate of all revenue and income from operating the Franchised Business, whether payment is in cash or by credit card, gift cards or other generally accepted form of payment. Gross Sales includes revenue and income from the sale of meals, services, products or merchandise of any kind, including, without limitation, the sale of Proprietary Products. Gross Sales exclude: (i) sales taxes and other taxes separately stated, if any, collected from customers and paid to taxing authorities; (ii) refunds and credits made in good faith to arms' length customers; (iii) the amount of any checks dishonored or returned and the amount of any charge backs or reversals of credit card transactions with customers; (iv) proceeds from the sale of uWink(TM) authorized gift cards to customers; (v) proceeds from isolated sales of trade fixtures not constituting Collateral Logo Merchandise and having no material effect on ongoing operations; (vi) employee tips; and (vii) the value of meals furnished to employees at no cost. Gross Sales include, without limitation: (a) revenue received from employees for meals furnished to employees at a discount; (b) the value of goods and services bought by customers by redeeming uWink(TM) authorized gift cards; and (c) the proceeds from any business interruption insurance.

         13.22. "Hardware" refers collectively to all of the computers, monitors, computer equipment, electronic equipment, peripheral equipment, modems, cordage, and digital storage media which Company now or in the future authorizes or requires Franchisee to use to operate the Franchised Business with the uWink(TM) System, subject to Company's right to modify the Hardware at any time during the Term.

         13.23. "Initial Hardware Package" means the Hardware necessary to open a uWink(TM) Entertainment Restaurant that Company requires Franchisee to purchase upon execution of this Franchise Agreement, as described in EXHIBIT B.

         13.24. "Initial Training Program" refers collectively to the multiple training modules presently consisting of (i) Owner Orientation; (ii) Restaurant Management and Technical Training; and (iii) New Store Opening, and the different tracks of each module, that Company provides before and in connection with the opening of the Franchised Business.

         13.25. "Lease" means the written agreement by and between Franchisee and the owner of the business premises where the Franchise Location is situated that grants Franchisee the right to occupy and use the Franchise Location for the operation of a uWink(TM) Entertainment Restaurant.

         13.26. "Local Advertising" means, without limitation, all communications in all formats which Franchisee creates or adapts and intends to use, directly or indirectly, to advertise and promote the Franchised Business, Franchisee's status as an authorized franchisee, or which display the uWink(TM) Licensed Marks. Local Advertising includes, without limitation: (i) written, printed and electronic communications; (ii) communications by website and equivalent electronic technology; (iii) communications by means of a recorded telephone message, spoken on radio, television or similar communication media;
(iv) promotional items or promotional or publicity events; (v) listings in approved telephone or business directories; (vi) the use of the uWink(TM) Licensed Marks on stationery, business cards, order forms, signs, merchandise, brochures, uniforms, and other tangible personal property; and (vii) the use of the uWink(TM) Licensed Marks on the World Wide Web.

         13.27. "MSA" means a Metropolitan Statistical Area as determined and designated by the federal Office of Management and Budget or successor agency.

         13.28. "Multi-Unit Manager" refers to a Certified Manager whom Franchisee charges with responsibility for oversight of 3 or more uWink(TM) Entertainment Restaurants operated by Franchisee or Franchisee's Affiliate.

         13.29. "Non-Proprietary Products" refer collectively to any foods, ingredients, raw materials, condiments, beverages, fixtures, furnishings, equipment, supplies, menus, packaging or other merchandise or property authorized by Company which Franchisee may, or must, use, offer, sell or promote in operating the Franchised Business that are not Proprietary Products.

         13.30. "Offering Circular" means the Uniform Franchise Offering Circular that Franchisee acknowledges that it received before executing this Agreement or paying any consideration to Company or Company's Affiliates for the award of franchise rights.

         13.31. "Primary Owner" refers to any person who owns at least 25% of the outstanding equity or voting interests of a Franchisee that is a Business Entity.

         13.32. "Proprietary Products" refer collectively to any ingredients, dressings, sauces, food products, syrups, beverages, supplies, apparel, equipment, and any other merchandise or property that Franchisee must use or sell to operate the Franchised Business in accordance with the uWink(TM) System which either display the uWink(TM) Licensed Marks or are specially-configured, manufactured or produced by, or for, Company in accordance with Company's specifications. As of the Effective Date, Proprietary Products include the

Technology System (including the Initial Hardware Package), Collateral Logo Merchandise and uWink(TM) employee uniforms, subject to Company's right to impose changes as provided in this Agreement.

         13.33. "Provisional Remedies" mean any form of interim relief, including, without limitation, requests for temporary restraining orders, preliminary injunctions, writs of attachment, appointment of a receiver, for claim and delivery, or any other orders which a court may issue when deemed necessary in its sole discretion to preserve the status quo or prevent irreparable injury, including the claim of either party for injunctive relief to preserve the status quo.

         13.34. "Public or Private Offering" is an Event of Transfer that involves the offer of a Controlling Interest of Franchisee's shares to the public pursuant to an offering memorandum, registration statement or comparable documents.

         13.35. "Qualified Transfer" means (i) if Franchisee is an individual, the transfer by Franchisee of all of his or her rights under this Agreement to a newly-formed Business Entity if all of the equity or voting interests of the new Business Entity will be owned by the person or persons identified as the Franchisee on the Effective Date; (ii) the death of Franchisee if an individual or any person owning enough equity or voting interests of a Business Entity to result in a Change of Control; (iii) If Franchisee is a Business Entity, the sale, assignment, transfer, pledge, donation, encumbrance or other alienation of equity or voting interests not resulting in a Change of Control; or (iv) an Event of Transfer where the purchaser is an existing uWink(TM) franchisee with at least two years experience owning and operating a uWink(TM).

         13.36. "Restricted Area" is the area identified on EXHIBIT A.

         13.37. "Software" refers to all of the software applications that Company bundles with the Hardware to perform the functions which Company now or in the future requires to operate the tabletop entertainment, point-of-sale system, cash control system and similar functions. "Software" includes both proprietary applications that Company has created or developed or had others create or develop for Company, and applications that Company licenses from third parties.

         13.38. "Technology System" refers collectively to the Hardware, Software, and Documentation.

         13.39. "Term" is the 10 year period starting on the Effective Date and ending on the date that this Agreement terminates or expires, whichever occurs first.

         13.40. "uWink(TM) Intellectual Property" refers collectively to any and all rights currently existing or that may come into being which Company or Company's Affiliates now own or later acquire in the uWink(TM) Licensed Marks, Technology System, Proprietary Products and/or Confidential Information arising under any patent, trade secret, copyright, trade dress, design protection, database protection, trademark, or similar laws of the United States or any other country in which Company or Company's Affiliates now or in the future operate, and expressly includes any and all improvements, modifications, derivations, renewals, extensions, or continuations of any of the foregoing.

         13.41. "uWink(TM) Licensed Marks" means, collectively, all of the commercial trade names, trademarks, service marks and other commercial symbols, including associated logos, which Company now or hereafter uses to identify, advertise or promote uWink(TM) Entertainment Restaurants or particular goods or services sold at or from uWink(TM) Entertainment Restaurants, and authorizes or requires Franchisee to use as a condition of this Agreement.

         13.42. "uWink(TM) System means, collectively, all of the distinctive business methods, Proprietary Products, Confidential Information, Technology System and uWink(TM) Intellectual Property, which Company now or in the future authorizes or requires Franchisee to use as a condition of this Agreement, as Company may modify in its sole discretion at any time.

         13.43. "World Wide Web" means that portion of the Internet used primarily as a commercial computer network by the general public, and any successor technology, whether now existing or developed after the Effective Date, that enables the general public to purchase goods or services from merchant-controlled World Wide Web sites or through other electronic means.

SECTION  14.GRANT

         14.1  AWARD OF RIGHTS.

                  (a) Company hereby awards to Franchisee, and Franchisee accepts, the non-exclusive right and license to use the uWink(TM) System in connection with the operation of one uWink(TM) Entertainment Restaurant at the Franchise Location, subject to the terms and conditions of this Agreement. Franchisee may not relocate the Franchised Business except in accordance with this Agreement.

                  (b) In accepting the award of rights, Franchisee agrees at all times to faithfully, honestly and diligently perform its obligations under this Agreement and to continuously exert its reasonable best efforts to promote and enhance the Franchised Business and the goodwill associated with the uWink(TM) System.

         14.2. LIMITATIONS.

                  (a) Company grants Franchisee no rights other than the rights expressly stated in this Agreement. Franchisee's use of the uWink(TM) System for any purpose, or in any manner, not permitted by this Agreement shall constitute a breach of this Agreement.

                  (b) The franchise and license awarded to Franchisee apply to the Franchise Location, and to no other location.

                  (c) Nothing in this Agreement gives Franchisee the right to sublicense the use of the uWink(TM) System, or any portion or component thereof, to others.

                  (d) Nothing in this Agreement gives Franchisee an interest in Company or the right to participate in Company's business activities, investment or corporate opportunities.

                  (e) Nothing in this Agreement gives Franchisee any rights in or to any uWink(TM) Intellectual Property, other than the limited licenses expressly granted herein.

                  (f) This Agreement authorizes Franchisee to engage only in the sale of authorized goods and services to customers at the Franchise Location. Franchisee may not (i) engage in off-premises catering or delivery services other than in accordance with Company's specifications without Company's prior written consent; (ii) offer or sell goods or services of any kind, including, without limitation, uWink(TM) gift cards, by mail order, catalog sales or comparable methods or from any World Wide Web site; or (iv) engage in retail or wholesale sales or distribution of Proprietary Products. The term "retail or wholesale sales or distribution" means the direct or indirect sale of goods or services to consumer or to third parties for further distribution through any trade method or trade channel. The parties agree that, if Company implements and offers any other franchisee an on-line ordering system whereby off-premises customers can place orders for off-premises catering or delivery services, Company shall offer the same program to Franchisee on comparable terms, subject to Franchisee's compliance with this Agreement.

                  (g) Franchisee shall not maintain its own World Wide Web site promoting the Franchised Business or otherwise maintain a presence or advertise the Franchised Business or use the uWink(TM) Licensed Marks in any domain name or on any public computer network. Company shall identify the Franchised

Business in its list of franchise locations on Company's World Wide Web site and provide comparable information on its World Wide Web site about the Franchised Business as Company provides for other uWink(TM) Entertainment Restaurants.

         14.3. IMPROVEMENTS; DUTY TO CONFORM TO MODIFICATIONS.

                  (a) Any improvements, modifications or additions which Company makes to the uWink(TM) System, or which become associated with the uWink(TM) System, including, without limitation, ideas suggested or initiated by Franchisee, shall inure to the benefit, and become the exclusive property, of Company. Franchisee hereby assigns to Company or its designee all intellectual property rights, including, without limitation, all copyrights, patent or other inventorship rights, in and to any improvements or works which Franchisee may create, acquire or obtain in operating the Franchised Business. Franchisee agrees that Company may use, and authorize others to use, improvements which Franchisee suggests, initiates or originates without compensation to Franchisee and without Franchisee's permission. Franchisee understands and agrees that nothing in this Agreement shall constitute or be construed as Company's consent or permission to Franchisee to modify the uWink(TM) System or any portion or component thereof. Any modification which Franchisee desires to propose or make to the uWink(TM) System shall require Company's prior written consent.

                  (b) Any goodwill resulting from Franchisee's use of the uWink(TM) System shall inure to the exclusive benefit of Company. This Agreement confers no goodwill or other interest in the uWink(TM) System upon Franchisee, except a license to use the uWink(TM) System during the Term subject to the terms and conditions stated in this Agreement. This provision shall not be construed to prevent Franchisee from receiving the proceeds on the sale of the Franchised Business if conducted in compliance with the requirements of this Agreement applicable to an Event of Transfer.

                  (c) Franchisee understands and agrees that Company may modify the uWink(TM) System and any of its components from time to time in its sole discretion as often, and in the manner, that Company believes, in its sole discretion, is necessary to best promote uWink(TM) Entertainment Restaurants, as a chain, to the public. Company shall give Franchisee written notice of all changes either by supplements to the Confidential Manual, in writing or electrically, or otherwise. Franchisee shall, at its own cost and expense, promptly adopt and use only those parts of the uWink(TM) System specified by Company and shall promptly discontinue the use of those parts of the uWink(TM) System which Company directs are to be discontinued. Franchisee shall not change, modify or alter the uWink(TM) System in any way, except as Company directs.

         14.4. DEVIATIONS FROM THE UWINK(TM) SYSTEM. Company may allow other franchisees and licensees to deviate from the uWink(TM) System in individual cases in the exercise of Company's sole discretion. Franchisee understands and agrees that it has no right to object to any variances that Company may allow to itself, Company's Affiliates or other franchisees or licensees, and has no claim against Company for not enforcing the standards of the uWink(TM) System uniformly. Franchisee understands and agrees that Company has no obligation to waive, make any exceptions to, or permit Franchisee to deviate from, the uniform standards of the uWink(TM) System. Any exception or deviation that Company does allow Franchisee must be stated in writing and executed by Company in order to be enforceable against Company.

         14.5. ADDITIONAL FRANCHISES. Franchisee understands and agrees that this Agreement does not grant Franchisee any implied or preferential right of any kind to acquire an additional franchise to operate another Franchised Business.

         14.6. DELEGATION OF DUTIES. Company has the absolute right to delegate performance of any portion or all of its obligations under this Agreement to any third-party designee of its own choosing, whether the designee is Company's Affiliate, agent or independent contractor. In the event of a delegation of duties, the third-party designee shall perform the delegated functions in compliance with this Agreement. When Company delegates its duties (in contrast to when Company transfers and assigns all of its rights under this Agreement to a third party that assumes Company's obligations), Company shall remain responsible for the performance of the third-party designee.

SECTION 15. FRANCHISE LOCATION; RESTRICTED AREA

         15.1. SELECTION OF FRANCHISE LOCATION.

                  (a) If the parties have mutually agreed upon the Franchise Location on or before the Effective Date, they shall indicate the Franchise Location's street address and the boundaries of the Restricted Area on EXHIBIT A which they shall execute at the same time they execute this Agreement, in which case the balance of this Section shall not apply to Franchisee.

                  (b) If the parties have not identified the Franchise Location on or before the Effective Date, Franchisee shall be responsible for selecting the Franchise Location, subject to Company's approval, pursuant to the procedures stated in this Section. Following Company's written approval of Franchisee's proposed site as the Franchise Location, the parties shall amend this Agreement to set forth the Franchise Location's street address and the boundaries of the Restricted Area on EXHIBIT A. The parties' failure to execute EXHIBIT A shall not invalidate this Agreement, Company's site approval or the designation of the Restricted Area.

                  (c) In evaluating potential sites, Franchisee shall consider Company's current site selection criteria set forth in the Confidential Manual as well as Company's current prototype plans and specifications for the design, appearance, trade dress elements, Technology System, equipment and leasehold improvements of a typical uWink(TM) Entertainment Restaurant, which Company shall provide to Franchisee, without charge, following the parties' execution of this Agreement. Franchisee may request site approval for more than one site; but it shall not extend the time period for obtaining site approval.

                           (i) To obtain Company's approval of a proposed site,
Franchisee shall submit a written site proposal to Company, in the form indicated in the Confidential Manual. Franchisee's site proposal shall be accompanied by a letter of intent or other evidence satisfactory to Company which confirms the willingness of the owner or master tenant of the Franchise Location to offer Franchisee a Lease and to execute an Addendum to Lease in the form required by Company. Company may condition site approval on its review and approval of the Lease which Franchisee proposes to enter into with the landlord of the proposed site.

                           (ii) Following receipt of Franchisee's written site
proposal, Company may, in its sole discretion, make an on-site visit to the proposed site at Company's expense if Company reasonably believes that physical inspection of the demographic conditions of the area, or the proposed site, is necessary or desirable to evaluate Franchisee's proposal. Franchisee understands and agrees that the on-site visit is at Company's option and not required by this Agreement. If Franchisee proposes more than one site and Company determines that it must make more than one site visit in connection with the site review process, Company may charge Franchisee a Site Review Fee of $1,000 per diem plus reimbursement of Company's reasonable travel expenses, including, without limitation, expenses for air and ground transportation, lodging, meals, and miscellaneous travel-related personal charges, which shall be payable within 15 days of invoice.

                           (iii) Company shall have 30 days following receipt of
Franchisee's completed site proposal to complete any site visit that it chooses to make and approve or disapprove the proposed site by giving written notice to Franchisee (the "Site Approval Notice"). If Franchisee proposes more than one site, Company need only approve one site, or it may disapprove all proposed sites. Company's failure to give timely notice of approval shall constitute Company's disapproval of all sites proposed by Franchisee.

                  (d) Company's approval of a site signifies only that the site meets Company's current site criteria. Company's approval of a site does not certify that Franchisee's development, use or occupancy of the site as a uWink(TM) Entertainment Restaurant will conform to Applicable Law or guaranty or warrant that operation of a uWink(TM) Entertainment Restaurant at the site will be successful or profitable. The fact that Company may, in its sole discretion, offer Franchisee advice, recommendations or site location services of any kind shall not constitute an admission on Company's part that it is responsible for identifying potential sites, and Franchisee understands that site selection is Franchisee's sole responsibility, subject to Company's right to approve the site. Consistent with Franchisee's responsibility for site selection, Franchisee is solely responsible for investigating and complying with Applicable Law concerning development, occupancy and use of the Franchise Location and evaluating the suitability of a site as a uWink(TM) Entertainment Restaurant.

         15.2. DESIGNATION OF RESTRICTED AREA; COMPANY'S RESERVED RIGHTS IN RESTRICTED AREA.

                  (a) If Company approves the proposed site, Company's Site Approval Notice shall identify the boundaries of the Restricted Area that Company will assign to the proposed site, which the parties shall include on EXHIBIT A. Company agrees that, on the Effective Date, the Restricted Area shall include no fewer than 200,000 households. The Restricted Area shall not be modified during the Term if the number of households in the Restricted Area declines to less than 200,000 households.

                  (b) Company agrees not to open or operate, or grant others, including (without limitation) Company's Affiliates or unrelated persons, the right to open or operate, a uWink(TM) Entertainment Restaurant under the uWink(TM) Licensed Marks anywhere in the Restricted Area shown or described on EXHIBIT A subject to Franchisee's compliance with this Agreement and the exclusions set forth in this Agreement and Company's reserved rights. Nothing in this Agreement gives Franchisee the right to object to Company's award of franchises to others for locations outside the Restricted Area regardless of how close it may be located to the boundaries of the Restricted Area.

                  (c) The Restricted Area excludes all of the following types of properties that now, or in the future, are in the Restricted Area: any airport properties, mass transit stations, professional sports stadiums, military bases, entertainment parks or casinos in the Restricted Area.

                  (d) Company furthermore reserves all other rights to engage in activities in the Restricted Area not specifically granted to Franchisee pursuant to this Agreement. Company's reserved rights extend to any retail or wholesale channel of distribution, whether the channel now exists or is developed in the future. Without limiting the foregoing, Company, on behalf of itself, Company's Affiliates and its or their other franchisees or licensees, may directly or indirectly, engage in any of the following activities in the Restricted Area without prior notice or compensation to, or consent of, Franchise

                           (i) Open and operate uWink(TM) Entertainment
Restaurants at airport properties, mass transit stations, professional sports stadiums, military bases, entertainment parks or casinos located in the Restricted Area.

                           (ii) Produce, license, distribute, market and sell to
any other restaurants, bars and social venues or other types of users on a "private label" basis any computer hardware equipment or software applications that exist now or may be developed in the future, including, without limitation, any Hardware or Software, as modified and upgraded by Company periodically, as long as the computer hardware equipment or software applications (i) are not identified by, or display, the uWink(TM) Licensed Marks or any confusingly similar name, and (ii) do not incorporate the same distinctive electronic games available at uWink(TM) Entertainment Restaurants. For example, and without limitation, Company and Company's Affiliates may produce license, distribute, market and sell to any other restaurants, bars and social venues or other types of users on a "private label" basis the self-service technology that is an integral part of the Software.

                           (iii) Offer and sell any items that are now, or in
the future, identified as Collateral Logo Merchandise or other types of Proprietary Products through any retail or wholesale channel of distribution, including from a World Wide Web site, mail order catalogues, direct mail advertising, and from supermarkets and other food service business or other retail stores of any kind that do not do business under any of the uWink(TM) Licensed Marks or any confusingly similar name.

                           (iv) Open and operate any other type of restaurant,
food service or entertainment business in the Restricted Area that does not (i) incorporate the distinctive technology and entertainment dining experience identified with the uWink(TM) System, or (ii) do business under any of the uWink(TM) Licensed Marks or any confusingly similar name.

                  (e) The designation of a Restricted Area does not give Franchisee the exclusive right (i) to sell authorized goods or services to persons who reside or work in the Restricted Area, or (ii) to market or advertise its uWink(TM) Entertainment Restaurant in media that circulates, broadcasts or otherwise is directed to or accessible by persons in the Restricted Area.

         15.3. LEASE AND ADDENDUM TO LEASE. Promptly following the parties execution of EXHIBIT A, Franchisee shall execute a Lease and Addendum to Lease with the real property owner or master tenant of the Franchise Location and deliver to Company a copy of the fully-executed Lease and Addendum to Lease.

         15.4. RELOCATION.

                  (a) If (i) the Lease expires or terminates for reasons other than Franchisee's breach; (ii) the Franchise Location or building in which the Franchised Business is located is destroyed, condemned or otherwise rendered unusable; or (iii) the parties' mutually believe that relocation will increase the business potential of the franchise, Franchisee shall relocate the Franchised Business, at Franchisee's sole expense, to a new location selected by Franchisee, and approved by Company, in accordance with Company's then-current site selection procedures as specified in the Confidential Manual. Company shall indicate its approval of the new site by executing a new Site Approval Notice, which shall identify the boundaries of the new Restricted Area which shall be awarded to the new site subject to the conditions, exclusions and reserved rights stated in this Agreement. The parties shall amend EXHIBIT A to reflect the address of the new Franchise Location.

                  (b) At Franchisee's sole expense, Franchisee shall construct and develop the new premises to conform to Company's then-current specifications for design, appearance, trade dress elements, Technology System, kitchen and other equipment, layout, and leasehold improvements for new uWink(TM) Entertainment Restaurants, and remove any signs, trade dress, kitchen and other equipment, Hardware or other features of the Technology System and similar property from the original Franchise Location which identified the original Franchise Location as belonging to the uWink(TM) System.

                  (c) Franchisee shall use its reasonable best efforts to complete relocation without any interruption in the continuous operation of the Franchised Business unless Company's prior written consent is obtained. As a condition to consenting to a disruption in operations, Company may impose maximum time periods, which shall be reasonable under the circumstances compelling relocation, in which Franchisee must (i) obtain Company's site selection approval for the new Franchise Location; and (ii) complete construction and development of the new Franchise Location in accordance with Company's then-current specifications. If Company consents to a disruption in operations and such operations temporarily cease, then Franchisee agrees that, until operations resume at the new location: (x) the term of this Agreement shall not be abated, and (y) Franchisee shall remain liable to pay Royalty Fees, Advertising Fees, Technology License Fees and any Regional Advertising Fees in amounts equal to the average amounts paid by Franchisee for each type of Continuing Fee during the 4 complete Calendar Quarters immediately preceding the date that operations cease or the shorter period that Franchisee has been in business at the original Franchise Location.

                           (i) Franchisee shall not be liable for the foregoing
fees if relocation is due to an event
of Force Majeure.

                           (ii) If relocation is necessitated for reasons other
than an event of Force Majeure, upon Franchisee's written request, Company may, in its sole discretion, agree in writing to waive the requirement that Franchisee pay the foregoing fees during the period that the original Franchise Location closes if Franchisee demonstrates reasonable efforts and progress in its relocation efforts.

                           (iii) Franchisee's failure to accept or abide by the
relocation requirements shall constitute a material breach of this Agreement and grounds for termination.

SECTION 16. TERM AND RENEWAL

         TERM. This Agreement shall begin on the Effective Date and shall expire without notice 10 years from the Effective Date, unless this Agreement is sooner terminated as provided herein.

         16.2. RENEWAL TERM. Franchisee shall have an option ("Renewal Option") to renew the franchise for an additional 10 years ("Renewal Term") starting on the day following the last day of the Term subject to the following conditions:

                  (a) Franchisee must give Company written notice of Franchisee's election to renew (the "Renewal Notice") at least 9 Calendar Months, but not more than 12 Calendar Months, before the end of the Term. The Renewal Option shall be cancelled if Franchisee does not timely and effectively exercise the Renewal Option.

                  (b) The Renewal Notice must each be accompanied by a non-refundable renewal fee ("Renewal Fee") equal to 10% of the Initial Franchise Fee that Company is then charging to franchisees purchasing their first franchise awarding the right to operate one uWink(TM) Entertainment Restaurant in the state where the Franchised Business is located.

                  (c) Franchisee must not be in material default under this Agreement at the time it gives the Renewal Notice or on the first day of the Renewal Term. Further, Franchisee must not have received more than 3 notices of material default during any 24 Calendar Month period during the Term whether or not the notices relate to the same or to different defaults, and whether or not the defaults have each been timely cured by Franchisee.

                  (d) To exercise the Renewal Option, Franchisee shall execute Company's then-current form of Franchise Agreement for a 10 year term, which Franchise Agreement shall supersede this Agreement in all respects except as follows: (i) Franchisee shall not have the renewal rights set forth in the new Franchise Agreement, but shall instead have the Renewal Option set forth in this Agreement; (ii) Franchisee shall not be required to pay the Initial Franchise Fee stated in the new Franchise Agreement, but shall instead pay the Renewal Fee; and (iii) Franchisee shall not be required to participate in the Initial Training Programs described in the new Franchise Agreement then offered by Company to new franchisees. Franchisee understands that the new Franchise Agreement may be materially different than this Agreement, including, without limitation, requiring payment of additional or different fees to Company.

                  (e) Franchisee shall satisfy Company's then-current training requirements, if any, for renewing franchisees.

                  (f) Franchisee shall satisfy Company's then-current appearance, trade dress elements, design standards, equipment and leasehold improvement specifications that apply to new uWink(TM) Entertainment Restaurants, including (without limitation) conforming the Franchised Business to Company's then-current design, appearance, trade dress elements, Technology System, equipment, leasehold improvements, imaging requirements, signs, and accounting and recordkeeping systems. The parties acknowledge that, with the exception of Franchisee's duty to purchase a new, then-current Initial Hardware Package, it is the intent of this provision not to require Franchisee to make a significant investment in new leasehold improvements if, during the Term, Franchisee has complied with the duty to (i) incorporate all of changes that Company may make to the uWink(TM) System, and (ii) maintain the condition and appearance of the Franchise Location, and all tangible property, in the highest degree of cleanliness, orderliness and repair.

                  (g) Franchisee shall purchase from Company a new, then-current Initial Hardware Package at Company's then-current Initial Hardware Fee. The Initial Hardware Fee for the new Initial Hardware Package shall be the same as Company then offers to other similarly situated new or renewing franchisees.

                  (h) Franchisee shall execute and deliver a mutual general release, in form satisfactory to Company, of any and all claims against Company, Company's Affiliates and their respective officers, directors, shareholders, employees and agents. The mutual general release shall exclude any bona fide claims that a party may have against the other which are expressly identified in the mutual general release.

         16.3. INEFFECTIVE EXERCISE OF RENEWAL OPTION. Franchisee's failure to deliver the agreements and release required by this Section within 30 days after Company delivers them to Franchisee shall be deemed an election by Franchisee not to exercise the Renewal Option.

         16.4. EXTENSION. If Company is in the process of revising, amending or renewing its franchise disclosure documents or registration to sell franchises in the state where the Franchised Business is located, or, under Applicable Law, cannot lawfully offer Franchisee its then-current form of Franchise Agreement at the time Franchisee delivers the Renewal Notice, Company may, in its sole discretion, offer to extend the terms and conditions of this Agreement on a Calendar Month-to-Calendar Month basis following the expiration of the Term for a maximum period of 12 months from the expiration date so that Company may lawfully offer its then-current form of Franchise Agreement. If Franchisee has otherwise satisfied the conditions for renewal and is in compliance with the provisions of this Agreement, and if, after 12 months, Company cannot lawfully offer its then-current form of Franchise Agreement, the parties shall be deemed to have extended this Agreement for the remainder of the Renewal Term. Nothing in this Section shall require Company to extend this Agreement if, at the time Franchisee delivers the Renewal Notice Franchisee is in material default under this Agreement.

         16.5. FAILURE TO SATISFY RENEWAL CONDITIONS. If any renewal condition is not timely satisfied, this Agreement will expire on the last day of the Term without further notice from Company; provided, however, Franchisee shall remain obligated to comply with all provisions of this Agreement which expressly, or by their nature, survive the expiration or termination of this Agreement.

SECTION 17. FRANCHISE LOCATION DEVELOPMENT AND OPENING DATE

         17.1. FRANCHISEE'S DESIGN PLANS.

                  (a) Company shall provide Franchisee with one set of Company's prototype plans and specifications for the design, appearance, trade dress elements, Technology System, equipment and leasehold improvements of uWink(TM) Entertainment Restaurants after the parties execute this Agreement, which Franchisee shall use to evaluate potential sites for the Franchise Location. Franchisee understands that Company's prototype plans and specifications may not reflect the requirements of Applicable Law governing pubic accommodations for persons with disabilities or similar rules, zoning restrictions, building codes, permit requirements or applicable Lease restrictions.

                  (b) At Franchisee's sole expense, Franchisee shall retain the services of competent architectural, design and contracting services of Franchisee's own choosing to prepare design and construction plans

("Franchisee's Design Plans") that adapt Company's prototype plans and specifications to the specific dimensions, square footage and conditions of the Franchise Location and to the requirements of the Lease and Applicable Laws. At a minimum, Franchisee's Design Plans shall address, without limitation, exterior signs, lighting, flooring, mechanical systems, electrical systems, the Technology Systems, plumbing, carpentry, wall coverings, ceiling treatments, exhaust/ventilation systems, restaurant dinning, cooking and storage areas, general trade dress components and other improvements that Franchisee intends to install and use in the Franchise Location, together with such other information as may be specified in the Confidential Manual. Franchisee shall have the right to use Franchisee's Design Plans for any purpose consistent with this Agreement.

                  (c) Franchisee is solely responsible for investigating the requirements of Applicable Law governing pubic accommodations for persons with disabilities or similar rules, zoning restrictions, building codes, permit requirements or applicable Lease restrictions and conforming Franchisee's Design Plans to such requirements.

                  (d) Franchisee shall submit Franchisee's Design Plans to Company for approval before Franchisee may begin permitting, construction or development of the Franchise Location. In reviewing Franchisee's Design Plans, Company agrees not to withhold its approval unreasonably. Company shall have 15 days to review Franchisee's Design Plans and notify Franchisee in writing of its rejection or approval of Franchisee's Design Plans or its approval subject to specified modifications. Company's failure to give Franchisee timely notice shall constitute Company's disapproval of Franchisee's Design Plans as submitted. Company's approval of Franchisee's Design Plans, with or without additional conditions, does not certify that Franchisee's development, use or occupancy of the site as a uWink(TM) Entertainment Restaurant pursuant to Franchisee's Design Plans as approved will conform to Applicable Law or guaranty or warrant that operation of a uWink(TM) Entertainment Restaurant at the site will be successful or profitable.

         17.2. DEVELOPMENT OF FRANCHISE LOCATION.

                  (a) Franchisee shall cause all construction and other development work to be carried out in compliance with the version of Franchisee's Design Plans that Company approves without any material variation. Franchisee shall not make any material changes to the Franchisee's Design Plans without first submitting the changes in writing to Company for its approval.

                  (b) Franchisee shall cause all construction and development work to conform with the Lease and Applicable Law, including, without limitation, all government and utility permit requirements (such as, for example, zoning, sanitation, building, utility and sign permits). Franchisee shall complete development of the Franchise Location diligently, expeditiously and in a first-class manner at Franchisee's sole expense.

                  (c) Franchisee is solely responsible for purchasing, leasing or licensing all of the equipment, fixtures, furniture, trade dress elements, signs, supplies, materials, software applications and decorations required for development and operation of uWink(TM) Entertainment Restaurants, including the Technology System, from recommended, approved or required sources as directed by Company in the Confidential Manual and this Agreement.

                  (d) Franchisee understands and agrees that it is solely responsible for selecting competent construction personnel and for supervising, and for the acts and omissions of, its construction personnel. Franchisee shall obtain all customary contractors' lien waivers for the work performed. The fact that Company may recommend an architect, designer or construction personnel to assist Franchisee in preparing Franchisee's Design Plans or with the performance of actual construction work shall not (i) excuse Franchisee from the duty to obtain Company's approval of Franchisee's Design Plans; (ii) constitute an admission on Company's part to responsibility for preparing Franchisee's Design Plans; or (iii) make Company liable for design or construction work, delays or defects of any kind.

                  (e) Company shall have no responsibility for any delays in development or opening of the Franchised Business or for any loss resulting from the design of the Franchise Location or approval of Franchisee's Design Plans. Company shall have access to the Franchise Location to inspect the work and performance by Franchisee's construction personnel, but is not obligated to inspect the project periodically during development or upon completion. Franchisee understands and agrees that if Company inspects the work and performance of Franchisee's construction personnel, the inspection is not for purposes of reviewing or certifying that development is in compliance with the Lease or Applicable Laws, but solely to evaluate that development conforms with the version of Franchisee's Design Plans that Company has approved and otherwise with Company's specifications for design, appearance, trade dress elements, Technology System, equipment and leasehold improvements.

         17.3. OPENING DATE.

                  (a) Franchisee shall use its reasonable best efforts to open the Franchise Location for business to the public within 270 days after the Effective Date. Franchisee shall not open the Franchise Location for business to the public under the uWink(TM) Licensed Marks unless and until Company issues a written completion certificate. The certificate shall signify that Company finds that the Franchise Location, as built, substantially conforms to the version of Franchisee's Design Plans that Company has approved and that Franchisee has met all other pre-opening requirements including, without limitation, completing the Owner Orientation and have at least one person qualify as a Certified Manager, and supplying Company with proof of all required insurance coverage all in accordance with the requirements of this Agreement. The date after Company issues a written completion certificate on which the Franchised Business actually opens for business to the public is the opening date ("Opening Date").

                  (b) Company agrees to use its reasonable best efforts to review Franchisee's Design Plans, conduct inspections of the work and performance by Franchisee's personnel, complete installation of the Initial Hardware Package, and inspect the Franchise Location as built reasonably promptly to avoid causing an undue delay in Franchisee's ability to open the Franchised Business.

                  (c) If Franchisee believes Company has failed to adequately provide any services required by this Agreement to be performed by Company before or in connection with the Franchised Business' opening, whether in regard to site selection, site development, Initial Training or any other matter affecting the establishment of the Franchised Business, Franchisee shall so notify Company in writing within 90 days following the Opening Date. Absent timely notice to Company, Franchisee shall be deemed to acknowledge conclusively that all required services to be performed by Company before or in connection with the Franchised Business' opening were provided sufficiently and satisfactorily in Franchisee's judgment.

SECTION 18. TRAINING

         18.1.    INITIAL TRAINING PROGRAM

                  (a) The parties shall mutually schedule the Owner Orientation module, and the General Manager, Assistant General Manager and Kitchen Manager tracks of the Restaurant Management and Technical Training module, of the Initial Training Program so that all modules are completed at least 8 weeks before the contemplated Opening Date. The Owner Orientation and Restaurant Management and Technical Training modules shall take place at a location which Company designates. Company shall provide the New Store Opening module at the Franchise Location during the period before and after the Opening Date.

                  (b) Company shall not charge any tuition or training fee in connection with providing the Initial Training Program regardless of the number of individuals whom Franchisee enrolls in each module or track. Company limits enrollment in the Owner Orientation module to an individual who is the Franchisee or a Primary Owner of the Franchisee. Company may also limit enrollment in the separate tracks of the Restaurant Management and Technical Training module and New Store Opening module according to the person's job category.

                  (c) At a minimum, Company requires that the following individuals complete the following portions of the Initial Training Program: (i) Franchisee or at least one Primary Owner must complete the Owner Orientation module; (ii) at least 3 different individuals (any one or more of whom may be a Primary Owner) must complete each one of the separate General Manager, Assistant General Manager and Kitchen Manager tracks of the Restaurant Management and Technical Training module according to their job category; (iii) at least 8 different individuals must complete each one of the 8 different tracks of the New Store Opening module according to their job category, which, as of the Effective Date, consist of the following 8 tracks: Lead Trainer, Kitchen Trainer, Hot Kitchen, Cold Kitchen, Prep Kitchen, Bar Trainer, Entertainment and Production; and (iv) the individuals who complete the Owner Orientation module and the General Manager and Assistant General Manager tracks of the Restaurant Management and Technical Training module must complete the General Opening track of the New Store Opening Module. Company encourages that Franchisee include all of its opening employees in the General Opening track of the New Store Opening Module.

                  (d) If Franchisee is executing this Agreement in connection with exercising the Renewal Option, in consideration of Franchisee's payment of a renewal fee, Franchisee shall be entitled to participate in any training program that Company then provides for renewing franchisees on the same basis as other franchisees renewing contemporaneously.

                  (e) Franchisee understands and agrees that Company may modify the Initial Training Program at any time without prior notice to Franchisee. Although, the Initial Training Program, as of the Effective Date, consists of separate modules and tracks, Company's modifications may involve adding, deleting, shortening or lengthening modules or tracks, changing the location, duration, content or scope of the Initial Training Program, or changing instructors or mandatory training requirements.

         18.2. MANAGEMENT-LEVEL EMPLOYEES; CERTIFIED MANAGER QUALIFICATIONS.

                  (a) All newly hired and replacement personnel whose employment responsibilities include day-to-day management of the Franchised Business shall demonstrate the requisite competency to operate and manage a uWink(TM) Entertainment Restaurant in Company's judgment, based on Company's sole subjective evaluation. At all times after the Opening Date, the Franchised Business must be under the direct supervision of at least one Certified Manager. Franchisee shall notify Company in writing of the name of the Certified Manager of the Franchised Business (or names of each Certified Manager if Franchisee qualifies more than one person as a Certified Manager of the Franchised Business) and any changes in the identity of the Certified Manager during the Term promptly after they occur.

                  (b) Company may change the Certified Manager qualification criteria at any time effective upon notice to Franchisee. Company's notice shall specify any additional training or other requirements applicable to new Certified Managers which an existing Certified Manager must complete in order to maintain his or her designation as a Certified Manager. Company shall allow each existing Certified Manager 90 days after the new criteria become effective in which to satisfy the additional training and other requirements without suffering a lapse in their designation as a Certified Manager.

                  (c) The award of a Certified Manager designation does not constitute a warranty, guaranty or endorsement by Company or its Affiliates of the person's skills, performance ability or business acumen. Neither Company nor its Affiliates shall have any responsibility for the operating results of the Franchised Business or the performance of Franchisee's employees or agents.

         18.3. ADDITIONAL TRAINING. After the Opening Date, Franchisee may request permission to enroll additional persons in one or more of the tracks of the Restaurant Management and Technical Training module (or then-current equivalent) or receive additional training and on-site assistance. Franchisee understands and agrees that all additional training shall be at mutually scheduled times, subject to space availability and Company's other training commitments, and that, as a condition to receiving additional training, Franchisee must pay Company's then-current per person training fees stated in the Confidential Manual. In connection with additional instruction provided at the Authorized Location, Franchisee shall also reimburse Company for Company's reasonable travel expenses, including, without limitation, expenses for air and ground transportation, lodging, meals, and miscellaneous travel-related personal charges.

         18.4. CONTINUING TRAINING.

                  (a) Company may periodically offer continuing training programs at one or more locations that it shall designate and require attendance by Franchisee, a Primary Owner of a Franchisee that is a Business Entity, a Certified Manager or a particular employee category, such as General Manager, Assistant General Manager, Kitchen Manager or so forth; provided, however, Company shall not require that more than 2 persons designated by Company complete more than 3 days of continuing training during any 12 Calendar Month period. Franchisee shall be solely responsible for covering the personal expenses of its employees attending continuing and additional training programs, including transportation, lodging, food, salary and other personal charges.

                  (b) In connection with any Event of Transfer, the proposed franchisee or its Primary Owner must complete Company's then-current Initial Training Program to Company's satisfaction, qualify at least one management-level employee as a Certified Manager, and pay Company's then-current per person training fee as stated in the Confidential Manual. The transferee shall be solely responsible for all personal expenses that the transferee and its employees incur in connection with such training, including transportation, lodging, food, salary and other personal charges. Franchisee shall remain responsible for operation and management of the Franchised Business until the transferee qualifies at least one person as a Certified Manager.

         18.5. ADDITIONAL PROVISIONS. Franchisee understands and agrees that (i) it is solely responsible for all personal expenses that it and its employees incur to attend any of the training program provided by Company whether before or after the Opening Date, including, without limitation, costs for air and ground transportation, lodging, meals, personal expenses and salaries, and (ii) Company will not pay compensation for any services performed by trainees during any training program provided by Company. Franchisee agrees to allow Company to train persons unaffiliated to Franchisee at the Franchise Location at a time mutually convenient to Franchisee and Company and without compensation or reimbursement to Franchisee, not to exceed 30 days in any year.

SECTION 19. UWINK INTELLECTUAL PROPERTY

         19.1. OWNERSHIP. Company owns all rights in the uWink(TM) System and its various components, and Franchisee owns no rights in the uWink(TM) System except for the license granted by this Agreement. Franchisee agrees not to contest, or assist any other person to contest, the validity of Company's rights and interest in the uWink(TM) System, or any component thereof, either during the Term or after this Agreement terminates or expires. If Franchisee discovers facts leading Franchisee to reasonably believe that Company has misrepresented its rights in the uWink(TM) System and its various components, it shall notify Company of those facts in writing immediately after discovery and may pursue its rights and remedies under Applicable Law.

         19.2. USE OF THE UWINK(TM) SYSTEM.

                  (a) In operating the Franchised Business, Franchisee shall (i) use only the elements of the uWink(TM) System designated by Company and only in the manner authorized and permitted by Company; (ii) use the uWink(TM) System only in connection with the operation of the Franchised Business and not in connection with other unrelated activities; (iii) display notices of trademark and service mark registrations in the exact manner that Company specifies; (iv) obtain fictitious or assumed name registrations as required by Applicable Law; and (v) prominently post notices to customers, suppliers and others with whom Franchisee deals informing them that Franchisee is the independent owner of the Franchised Business operating under a license from Company.

                  (b) Franchisee shall not use any of the uWink(TM) Licensed Marks or any part thereof: (i) in its corporate or legal name (if Franchisee is a Business Entity); (ii) with any prefix, suffix or other modifying words, terms, designs, colors or symbols; (iii) in any modified form; (iv) in connection with the sale of any unauthorized goods or services; (v) in any manner not expressly authorized in writing by Company; or (v) in any manner that may result in Company's liability for Franchisee's debts or obligations.

                  (c) Franchisee shall not cover up, remove or alter any patent, copyright, trademark or other notices that Company requires Franchisee to use to signify Company's ownership of, or rights in, the uWink(TM) Intellectual Property.

                  (d) Franchisee shall not, directly or indirectly, itself or through any Affiliate, agent or other third party acting under its direction or control: (i) analyze, decompile, disassemble, reverse engineer, or otherwise attempt to (x) derive any source code or underlying ideas, algorithms, structure or organization from the Software, or (y) defeat, avoid, bypass, remove, deactivate or otherwise circumvent any protection mechanisms in the Software or Hardware, including, without limitation, any mechanism used to restrict or control the functionality of the Software or Hardware; (ii) sell, lease, license, sublicense, distribute or otherwise provide to any third party use of any part of the Technology System except as necessary to enable Franchisee to operate the Franchised Business in accordance with this Agreement; or (iii) use the Technology System or any element or component to provide processing services to any third party or otherwise use any part of the Technology System on a service bureau basis.

                  (e) Company reserves the right to: (i) modify or discontinue licensing any of the uWink(TM) Intellectual Property or other features of the uWink(TM) System; (ii) add new names, marks, designs, logos or commercial symbols to the uWink(TM) Licensed Marks and require that Franchisee use them;
(iii) modify or discontinue practices, components or requirements incorporated within the scope of the uWink(TM) System as of the Effective Date; and (iv) require that Franchisee introduce or observe new practices as part of the uWink(TM) System in operating the Franchised Business. Franchisee understands that Company at any time, without notice to Franchisee, may modify the uWink(TM) System, in which case, Franchisee shall comply, at Franchisee's sole expense, with Company's directions regarding changes in the uWink(TM) System within a reasonable time after written notice from Company. Company shall have no liability to Franchisee for any cost, expense, loss or damage that Franchisee incurs in complying with Company's directions and conforming to required changes to the uWink(TM) System.

                  (f) Franchisee understands and agrees that any unauthorized use of the uWink(TM) System or its components by Franchisee shall constitute both a breach of this Agreement and an infringement of Company's intellectual property rights.

         19.3. DEFENSE OF THE UWINK(TM) SYSTEM.

                  (a) Company shall have the sole right to handle disputes with third parties, challenging Company's or Company's Affiliates', or their respective owners', rights in, or Franchisee's use of, the Wink(TM) System or its components.

                  (b) Franchisee shall immediately notify Company in writing if Franchisee receives notice, or is informed, of any: (i) improper use of any of the components of the uWink(TM) System; (ii) use by any third party of any mark, design, logo or commercial symbol which, in Franchisee's sole discretion, may be confusingly similar to any of the uWink(TM) Licensed Marks; (iii) use by any third party of any business practice which, in Franchisee's sole discretion, unfairly simulates the uWink(TM) System in a manner likely to confuse or deceive the public; or (iv) claim, challenge, suit or demand asserted against Franchisee based upon Franchisee's use of any of the components of the uWink(TM) System. A legal proceeding, demand or threat encompassing the subject matters described in
(i), (ii), (iii) and (iv) is collectively referred to as a "Third Party Claim."

                  (c) Company shall have sole discretion to take such action as it deems appropriate, including, without limitation, to take no action, and the sole right to control any legal proceeding or negotiation arising out of a Third Party Claim.

                  (d) Franchisee shall not settle or compromise any Third Party Claim and agrees to be bound by Company's decisions over how to handle a Third Party Claim. Franchisee shall cooperate fully with Company and execute such documents and perform such actions as may, in Company's sole discretion, be necessary, appropriate or advisable in the defense of a Third Party Claim and to protect and maintain Company's or Company's Affiliates', or their respective owners', rights in, or Franchisee's use of, the Wink(TM) System or its components.

                  (e) Except as provided in this Section, Company agrees to defend Franchisee against the Third Party Claim, provided Franchisee has notified Company immediately after learning of the Third Party Claim and fully cooperates in the defense of the Third Party Claim. Because Company will defend the third party claim, Franchisee is not entitled to be reimbursed for legal or other professional fees or costs paid to independent legal counsel or others in connection with the matter. Notwithstanding Company's agreement to defend Franchisee under the conditions stated in this Section, Franchisee understands and agrees that Company is not liable to indemnify or reimburse Franchisee for any liability, costs, expenses, damages or losses that Franchisee may sustain as a result of the Third Party Claim, with the exception that Company shall (i) reimburse Franchisee for Franchisee's actual direct costs to change any signs, uniforms or other materials that bear the uWink(TM) Licensed Marks or change any property incorporating any other feature of the uWink(TM) System that is found to infringe the rights of a third party, and (ii) if a judgment is rendered against Franchisee, indemnify Franchisee for the amount of any damages awarded as part of the judgment. Franchisee shall assign to Company any claims that it may have against the third party asserting the infringement claim. Franchisee, on behalf of itself and its Affiliates hereby waives any claim against Company, Company's Affiliates, and their respective officers, directors, shareholders, employees and agents for lost profits or consequential damages of any kind based on Third Party Claims involving the uWink(TM) System.

                  (f) Company's indemnity obligation set forth in this Section shall not extend to any Third Party Claim which (i) is based, directly or indirectly, upon Franchisee's misuse of the uWink(TM) System, or (ii) arises out of or relates to anything specifically excluded from Company's limited warranty set forth in the Section entitled TECHNOLOGY SYSTEM. Furthermore, Company's indemnity obligation set forth in this Section shall not extend to any Third Party Claim which arises out of or relates to any of the following: (w) misuse of the uWink(TM) System by any of Franchisee's employees, agents, customers or other invitees or due to the unauthorized physical entry into the Authorized Location by a third party; (x) modification of any element of the Technology System by Franchisee or anyone else doing so at Franchisee's request without Company' prior written consent; (y) the combination of any element of the Technology System with any third party software or equipment where such combination is the cause of the third party infringement (unless Company originates or approves the combination in writing); or (z) use of any part of the Technology System if infringement would have been avoided by with the installation or implementation of any Maintenance Release or Upgrade as defined in this Agreement.

                  (g) If any element of the Technology System is held or believed by Company to infringe the rights of a third party, Company may, at Company's sole option and expense, elect to: (i) modify the Technology System so that it is non-infringing; (ii) replace the disputed element of the Technology

System with non-infringing products or services that are functionally equivalent or superior in performance; (iii) obtain a license for Franchisee to continue to use the disputed element of the Technology System in accordance with this Agreement; or (iv) terminate this Agreement.

                  (h) The rights granted to Franchisee under this Section shall be Franchisee's sole and exclusive remedy for any infringement by any part of the uWink(TM) System.

SECTION 20. TECHNOLOGY SYSTEM

         SALE OF INITIAL HARDWARE PACKAGE. In consideration for Franchisee's payment of the Initial Technology Fee and Initial Hardware Fee, Company agrees to sell to Franchisee, and Franchisee agrees to purchase, the Initial Hardware Package described in EXHIBIT B on the terms of this Agreement. (a) At Company's expense, Company shall arrange for the Initial Hardware Package to be pre-configured with the Software and delivered to, and installed in, the Authorized Location before the Opening Date; provided, however, Company shall not be liable to Franchisee for any delay in delivery or installation due to any event of Force Majeure.

                  (b) Company will choose the common carrier to deliver the Initial Hardware Package to the Authorized Location and may designate the method and route of shipment. Company shall bear all risk of loss in transit until the common carrier completes delivery to the Authorized Location.

         20.2. SUPPORT AND MAINTENANCE.

                  (a) Company will provide telephone support (by toll call) for questions or problems with the use of the Technology System during the time periods and in the manner set forth in the Confidential Manual.

                  (b) Company shall use reasonable efforts to release bug fixes, minor modifications, or security patches to the Software (collectively, "Maintenance Releases"). Company shall determine the method for delivering Maintenance Releases to Franchisee, which may be accomplished remotely or by distributing a computer disc.

                  (c) During the Term, if Company develops upgraded versions of the Technology System with new or enhanced functionality, materially modifies the customer interface experience, such as by adding new games or graphics, or discontinuing existing games or graphics, or replaces outdated Hardware (collectively, "Upgrades"), and makes the Upgrades generally available to all owners of uWink(TM) Entertainment Restaurants, Company shall provide the Upgrades to Franchisee at no additional charge. Nothing in this Section obligates Company to develop Upgrades. If Company develops Upgrades, Company shall have sole discretion to test the Upgrades at select uWink(TM) Entertainment Restaurants before making the Upgrades generally available to all owners of uWink(TM) Entertainment Restaurants. Furthermore, Company shall have sole discretion over the timing of the release of any Upgrades and may release Upgrades to uWink(TM) Entertainment Restaurants in select markets outside of the market area served by the Authorized Location before releasing the Upgrades to Franchisee.

                  (d) At Franchisee's request, Company shall use reasonable efforts to customize the proprietary games incorporated in the Software to fit Franchisee's particular purpose with respect to appealing to a particular market or customer segment involving services outside of normal maintenance and upgrading. Franchisee shall pay Company for the customization services at Company's then-current hourly rate published in the Confidential Manual. Company agrees not to charge Franchisee to customize the Software to include a Spanish language version of the menu/ordering features for customer use.

                  (e) Unless installed or implemented remotely by Company, Franchisee shall install or otherwise implement all Maintenance Releases and Upgrades in accordance with Company's instructions promptly after Company delivers the Maintenance Release or Upgrade to Franchisee. Failure to install or otherwise implement any Maintenance Release or Upgrade promptly shall constitute a material breach of this Agreement.

                  (f) Franchisee understands and agrees that Company's maintenance duties exclude ordinary wear and tear to the Technology System and damage or failure due to accident, abuse or misapplication by Franchisee or a third party. Furthermore, Company shall not be liable to Franchisee for any liability, costs, expenses, damages or losses that Franchisee may sustain as a result of problems that occur in the operation of the Technology System not within Company's reasonable control including, without limitation (i) errors, failures, or malfunctions due to events of Force Majeure and other outside factors, including (without limitation) connectivity problems; (ii) unauthorized modifications to the Technology System; (iii) problems with data on electronic, optical, and/or magnetic media; or (iv) operator error. Company will not be obligated to work on any problems that have been previously corrected by Company and delivered to Franchisee, but not installed by Franchisee, or that are corrected in the next subsequent Upgrade or Maintenance Release of the Technology System then offered by Company, but not installed by Franchisee. Company shall provide maintenance and support services only for the latest version of the Technology System made available to Franchisee, and Company shall not be obligated to provide maintenance or support services in connection with any component of the Technology System for which a Maintenance Release or Upgrade has been provided by Company but not installed or implemented by Franchisee.

                  (g) Franchisee shall provide Company with access to the Authorized Location and Technology System in order to perform maintenance and support services. Franchisee understands and agrees that the Software will be hosted on Franchisee's own servers, which are included in the Hardware, and not on Company's servers, and that as a result, Company must have remote access to Franchisee's Authorized Location and Technology System to provide maintenance and support services. Franchisee must maintain continuous on-line remote access capability acceptable to Company. Upon request, Franchisee will identify its personnel who are authorized to request maintenance and support services from Company. Company shall only be responsible for communicating with Franchisee's authorized personnel.

         20.3. EXPORT RESTRICTIONS. Franchisee agrees not to transfer, export, re-export, transship, or use, directly or indirectly, any part of the Technology System, or any direct product of such data, media, or products, in violation of Applicable Laws, including, without limitation, the U.S. Export Administration Regulations, unless Franchisee obtains prior written authorization from Company and the appropriate United States and/or foreign government agency. Additionally, if the Technology System or its components are identified as export controlled items under any relevant export law, Franchisee represents and warrants that Franchisee is not a citizen, or otherwise located within, an embargoed nation or otherwise prohibited under Applicable Law from receiving the Technology System or its components.

         20.4. LIMITED WARRANTY. Company warrants to Franchisee that, during the Term, the Technology System shall operate substantially in accordance with the functional specifications published in the Documentation. This limited warranty is conditioned upon Franchisee's proper use of the Technology System and each of its components in strict accordance with this Agreement, the Documentation and any other instructions provided by Company and shall be null and void if Franchisee alters or modifies the Technology System or its components, does not use the Technology System or its components in accordance with this Agreement, the Documentation and Company's instructions, or uses the Technology System or its components in connection with any unauthorized hardware or software, or if the Technology System or its components fail because of any accident, abuse or misapplication whether or not caused by Franchisee or a third party. Company does not warrant that operation of the Technology System or its components will be uninterrupted or error free, or that defects in the Technology System or its components can be corrected. Franchisee acknowledges that the Technology System and its components are of such complexity that they may have inherent defects and agree that, as Company's sole liability and Franchisee's sole remedy for the Technology System's or its components' nonconformance with this limited warranty, Company shall use reasonable efforts to repair or replace the Technology System or its components so that it performs as expressly warranted for the remainder of the Term. FRANCHISEE AGREES THAT THE FOREGOING PROVISIONS OF THIS SECTION STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF COMPANY.

         20.5. WARRANTY DISCLAIMER. COMPANY REPRESENTS THAT AS OF THE EFFECTIVE DATE, TO COMPANY'S KNOWLEDGE, THE TECHNOLOGY SYSTEM DOES NOT INFRINGE ON THE PATENT, CONTRACT OR COPYRIGHT OF ANY THIRD PARTY. APART FROM THE LIMITED REPRESENTATION THAT COMPANY IS NOT AWARE OF ANY INFRINGEMENT, COMPANY AND ITS SUPPLIERS AND LICENSORS HEREBY DISCLAIM ALL IMPLIED WARRANTIES OF SATISFACTORY QUALITY AND NON-INFRINGEMENT. THE COMPANY'S AGREEMENT TO INDEMNIFY FRANCHISEE AGAINST CERTAIN INFRINGEMENT CLAIMS, SET FORTH ELSEWHERE IN THIS AGREEMENT, SHALL NOT BE CONSTRUED AS EXPANDING THE LIMITED REPRESENTATION PROVIDED IN THIS SECTION OR AS VOIDING OR MODIFYING THE DISCLAIMER OF IMPLIED WARRANTIES OF NON-INFRINGEMENT SET FORTH IN THIS SECTION. COMPANY AND ITS SUPPLIERS AND LICENSORS DO NOT REPRESENT OR WARRANT THAT THE TECHNOLOGY SYSTEM OR ANY OF ITS COMPONENTS PROVIDED UNDER THIS AGREEMENT WILL ASSIST FRANCHISEE IN COMPLYING WITH ANY DATA PROTECTION LAWS OR REQUIREMENTS (INCLUDING, WITHOUT LIMITATION, THE UNITED KINGDOM DATA PROTECTION ACT OF 1998), OR THAT THE OPERATION OF THE TECHNOLOGY SYSTEM OR ANY OF ITS COMPONENTS WILL BE UNINTERRUPTED OR ERROR FREE.

         20.6. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT ALLOWED UNDER APPLICABLE LAW, IN NO EVENT WILL COMPANY OR ITS SUPPLIERS OR LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH FRANCHISEE'S USE OF THE TECHNOLOGY SYSTEM, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST DATA, LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STATUTE OR OTHERWISE, AND WHETHER OR NOT COMPANY WAS OR SHOULD HAVE BEEN AWARE OR ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED IN THIS AGREEMENT.

SECTION  21.CONFIDENTIAL MANUAL

         21.1. LOAN.

                  (a) Company will loan Franchisee one copy of its current Confidential Manual for as long as this Agreement is in effect. The Confidential Manual is, and at all times shall remain, Company's sole property and shall promptly be returned to Company upon expiration, termination or an assignment of this Agreement.

                  (b) Franchisee shall treat all information contained in the Confidential Manual as confidential, and shall use all reasonable efforts to keep the information secret. Franchisee shall not, without Company's prior written consent, copy, duplicate, record or otherwise reproduce the Confidential Manual, in whole or in part, or otherwise loan or make it available to any person not required to have access to its contents in order to carry out his or her employment functions. To the extent that the Confidential Manual is furnished in a printed "hard" copy rather than electronically, Franchisee shall take adequate precautions to ensure that when the Confidential Manual is not in use by authorized personnel, Franchisee shall keep the Confidential Manual in a locked receptacle at the Franchise Location and shall only grant authorized personnel, as defined in the Confidential Manual, access to the key or lock combination of the receptacle. To the extent that the Confidential Manual is furnished in electronically or in an equivalent format, Franchisee shall only share the access password with authorized personnel.

                  (c) The Confidential Manual contains both mandatory and recommended specifications, standards, procedures, rules and other information pertinent to the uWink(TM) System and Franchisee's obligations under this Agreement. The Confidential Manual, as modified by Company from time to time, is an integral part of this Agreement and all provisions now or hereafter contained in the Confidential Manual or otherwise communicated to Franchisee in writing are expressly incorporated in this Agreement by this reference and made a part hereof. Franchisee shall fully comply with all mandatory requirements now or hereafter included in the Confidential Manual, and understands and agrees that a breach of any mandatory requirement shall constitute a breach of this Agreement and grounds for termination.

         21.2. UPDATING. Company reserves the right to modify the Confidential Manual from time to time to reflect changes that it may implement in the mandatory and recommended specifications, components, standards and operating procedures of the uWink(TM) System. All revisions will be reflected in written or electronic supplements to the Confidential Manual or in other written or electronic communications delivered to Franchisee, and each supplement or communication shall become effective upon receipt or on the later date specified by Company . If updates are provided by "hard" copy (as opposed to electronically or in some comparable format), Franchisee shall insert any updated pages in its copy of the Confidential Manual upon receipt and remove superseded pages and return them to Company within 5 days following receipt. Franchisee shall immediately conform its operations to all revisions in mandatory specifications, standards, operating procedures and rules prescribed by Company.

         21.3. LOST OR DESTROYED CONFIDENTIAL MANUAL. Franchisee shall promptly notify Company if any volume or part of its copy of the Confidential Manual is lost or destroyed for any reason. Provided (i) the loss is not the result of Franchisee's breach of its duty to keep the contents of the Confidential Manual confidential, and (ii) Franchisee is not otherwise in default under this Agreement, Company shall furnish Franchisee with the needed replacement copy or portion of the current Confidential Manual. Franchisee shall pay Company a replacement Confidential Manual fee of $250, per volume, plus all shipping expenses, in full within 10 days following receipt of invoice. If either (i) or
(ii) is not satisfied, Company may terminate this Agreement on account of the loss or destruction of the Confidential Manual or any portion thereof.

SECTION 22. CONFIDENTIAL INFORMATION

         22.1. LIMITATIONS ON USE OF CONFIDENTIAL INFORMATION. Franchisee acknowledges that Company will disclose Confidential Information to Franchisee by loaning Franchisee a copy of Confidential Manual, providing other written instructions and bulletins, arranging for the supply of Proprietary Products, and otherwise through the performance of Company's obligations and the exercise of its rights under this Agreement. Franchisee shall acquire no interest in Confidential Information, other than a license to utilize it in the operation of the Franchised Business subject to the terms of this Agreement.

                  (a) Franchisee's use, publication or duplication of Confidential Information for any purpose not authorized by this Agreement constitutes an unfair method of competition by Franchisee and, additionally, grounds for termination of this Agreement.

                  (b) Franchisee agrees to: (i) confine disclosure of Confidential Information to those of its management, employees and agents who require access in order to perform the functions for which they have been hired or retained; and (ii) observe and implement reasonable procedures prescribed from time to time by Company to prevent the unauthorized or inadvertent use, publication or disclosure of Confidential Information including, without limitation, requiring that any employee with access to Confidential Information, who are not otherwise required to sign a Confidentiality Agreement, execute Company's current form of Confidentiality Agreement with Franchisee. Upon request from Company, Franchisee shall deliver to Company a copy of each executed Confidentiality Agreement for its records. Company may terminate this

Agreement if Franchisee, or any person required by this Agreement to execute a Confidentiality Agreement with Company or Franchisee, breaches the Confidentiality Agreement. All agreements contained in this Agreement pertaining to Confidential Information shall survive the expiration, termination or Franchisee's assignment of this Agreement.

                  (c) The provisions concerning non-disclosure of Confidential Information shall not apply if disclosure of Confidential Information is legally compelled in a judicial or administrative proceeding if Franchisee has used its reasonable best efforts to provide Company a reasonable opportunity to obtain an appropriate protective order or other assurance satisfactory to Company of confidential treatment for the information required to be disclosed.

         22.2. ASSIGNMENT OF COPYRIGHTS. Franchisee and Company acknowledge that, during the Term, Company may authorize Franchisee to use certain works in operating the Franchised Business for which Company owns a copyright or owns a license to use a copyrighted work granted by a third party (collectively referred to as the "Copyrighted Works"). Any Copyrighted Works which Company permits Franchisee to use pursuant to this Agreement are, and shall remain, part of the uWink(TM) Intellectual Property and Franchisee shall acquire no interest in the Copyrighted Works, other than a license to use those Copyrighted Works that Company designates in the operation of the Franchised Business subject to the terms of this Agreement.

                  (a) Franchisee understands and agrees that the Copyrighted Works may include, without limitation, the Confidential Manual, advertising and promotional materials supplied by Company, the Technology System, and other categories of works eligible for protection under federal trademark, patent or copyright laws that are created by, or for, Company and are designated by Company for use in connection with operating a uWink(TM) Entertainment Restaurant.

                  (b) To the extent Franchisee creates, or arranges to have created for Franchisee's benefit, any improvement or work eligible for protection under federal trademark, patent or copyright laws, Franchisee shall execute, or have the creator execute, all documents necessary to assign all intellectual property and ownership rights in the improvement or work to Company. Franchisee understands and agrees that the consideration for the assignment is the grant of the franchise to Franchisee.

                  (c) Franchisee understands and agrees that nothing in this Agreement shall constitute or be construed as Company's consent to Franchisee modifying, or creating any derivative work based upon, any of the Copyrighted Works. Franchisee must obtain Company's prior written consent before modifying or creating, directly or indirectly, any type of derivative work based on any Copyrighted Works.

SECTION 23. ADVERTISING

         Recognizing the value of advertising and the importance of standardizing advertising to maximize goodwill in the uWink(TM) Licensed Marks, enhance general consumer awareness of uWink(TM) Entertainment Restaurants, and promote the Franchised Business, Franchisee agrees as follows:

         23.1. UWINK(TM) PROMOTIONAL FUND.

                  (a) Company shall develop the uWink(TM) Promotional Fund ("Promotional Fund") for the purpose of underwriting expenses associated with the creation, development and publication of advertising and promotional programs designed to enhance consumer awareness and identity of the uWink(TM) Licensed Marks and uWink(TM) Entertainment Restaurants generally for the benefit of all uWink(TM) Entertainment Restaurants and their owners. Company shall maintain the Promotional Fund in a separate bank account segregated from the Company's other funds. Franchisee understands and agrees that the Promotional Fund is not a trust and Company does not owe Franchisee a fiduciary duty based on Company's authority to administer the Promotional Fund or for any other reason.

                  (b) Franchisee shall pay to Company, without offset, credit or deduction of any nature, an Advertising Fee equal to 1% of Franchisee's Gross Sales, subject to Company's right to increase the Advertising Fee to a maximum of four percent (4%) of Gross Sales (the "Advertising Fee") effective upon 30 days written notice to Franchisee. The Advertising Fee shall be due and payable in the manner provided by this Agreement. Company may increase the Advertising Fee rate by up to 1/2 of one percent (.5%) of Gross Sales in any Calendar Year. No increase in the Advertising Fee rate shall be imposed before the completion of 12 Calendar Months after the Opening Date. Company shall deposit all Advertising Fees into the Promotional Fund.

                  (c) Company shall use the Promotional Fund to pay costs to maintain, administer, create and prepare advertising and marketing programs, public relations and market research. Company will not be restricted with respect to what, where and how the Promotional Fund will be applied for these purposes. Company will retain complete sole discretion over the form, content, time, location, market and choice of media and markets for all advertising and promotion paid for from the Promotional Fund proceeds. Without limiting the scope of Company's general authority and sole discretion, Company may use the Promotional Fund to pay for the cost to (i) create, prepare and produce advertising and promotional formats, materials and samples including, without limitation, point of sale materials, advertising slicks and copy, promotional graphics, brochures, mailers, and authorized gift cards and coupons; (ii) administer local, regional and national advertising programs, including buying media space or time, outdoor advertising art and space, direct mail lists, and electronic listings in print and electronic directories; (iii) maintain Company's World Wide Web site; (iv) employ advertising, public relations and media buying agencies; (v) support public relations, market and consumer research; and (vi) pay expenses directly associated with maintaining and administering the Promotional Fund, including, without limitation, the cost to prepare annual accountings, expenses to collect Advertising Fees from delinquent franchisees, and the cost of conducting the Annual Meeting if Company elects to hold one.

                           (i) Company makes no representation that any amount
of the Promotional Fund will be spent in any given geographic region or area, that monies will be spent on advertising or promotion which is national in scope, or that monies will be spent in Franchisee's market area in proportion to Franchisee's contributions to the Promotional Fund.

                           (ii) Company may (i) collect rebates, credits or
other payments from suppliers based on purchases or sales by Franchisee, and
(ii) condition its approval of a supplier on the supplier's willingness to agree to make such payments to Company or Company's Affiliates on account of Franchisee's purchases. Company shall have sole discretion to refund the supplier payments to Franchisee, contribute the supplier payments to the Promotional Fund, or retain the supplier payments for Company's own use, regardless of any designation given to the payments by the supplier. If Company elects to contribute a supplier payment to the Promotional Fund, the contribution shall not reduce Franchisee's obligation for Advertising Fees. In other words, if a particular supplier pays Company a .01% rebate on account of Franchisee's purchases from the supplier (regardless of whether the supplier requires Company to deposit the rebate into the Promotional Fund or Company elects to do so on its own), the amount of the rebate which Company contributes to the Promotional Fund shall not reduce Franchisee's obligation for Advertising Fees.

                           (iii) As long as Franchisee is not in default under
this Agreement, Company shall make marketing, advertising and promotional formats and sample materials created by the Promotional Fund available to Franchisee with, or without, additional reasonable charge, in Company's sole discretion on the same terms which Company offers to other uWink(TM) Entertainment Restaurant owners and franchisees. Franchisee shall be solely responsible for all costs to reproduce the formats and materials for its own use and distribution. In connection with reproduction and use of formats and materials created by the Promotional Fund, Franchisee shall observe Company's requirements with respect to protecting Company's rights in the uWink(TM) Intellectual Property.

                           (iv) Company shall prepare an annual accounting of
the Promotional Fund, and will furnish a copy of it to Franchisee upon request. While Company will attempt to expend Promotional Fund collections on a current basis, it may recover over-expenditures from subsequent years and may carry forward under-expenditures. Company may reimburse itself for internal expenses that it and its Affiliate incur directly associated with maintaining and administering the Promotional Fund including, without limitation, expenses to collect contributions and general operating expenses (such as for rent and salaries in proportion to time devoted to Promotional Fund matters) and for attorneys fees and other costs related to claims by, or against, the Promotional Fund; provided, however, the amount that Company pays to itself as reimbursement for internal expenses incurred in any Calendar Year of the kind described in this paragraph shall not exceed 15% of the aggregate Advertising Fees actually collected during that Calendar Year.

                           (v) Company may, but is not obligated to, loan money
to the Promotional Fund in the event desired expenditures for any period exceed the balance in the Promotional Fund. Any funds loaned to the Promotional Fund will be repayable upon demand when funds are available and bear interest at no more than 2 points over the prime lending rate of Bank of America, its successor, or, if no longer in operation, another national banking institution with headquarters in the United States.

                           (vi) Although Company intends the Promotional Fund to
be of perpetual duration, Company reserves the right to terminate the Promotional Fund at any time. If there is a balance in the Promotional Fund after payment of final expenses when Company terminates the Promotional Fund, Company shall refund part of the balance to all uWink(TM) Entertainment Restaurant owners and franchisees who paid Advertising Fees for the Accounting Period before Company announced the Promotional Fund's termination in proportion to the amount of each operator's payment. Company shall determine the allocation of any refund in its sole discretion. Company may reinstate the Promotional Fund on the terms and conditions stated in this Agreement effective upon no less than 30 days written notice to Franchisee.

                  (d) For each uWink(TM) Entertainment Restaurant that Company or Company's Affiliates own, Company or Company's Affiliates shall contribute to the Promotional Fund on the terms and in an amount equal to then-current rate of contribution set forth in Company's then-current Offering Circular for the sale of new franchisees. During any time when Company does not have a current Offering Circular and administers the Promotional Fund, Company shall make contributions to the Promotional Fund on the terms and at the rate in Company's last Offering Circular.

         23.2. REGIONAL ADVERTISING FEES. At such time as Company determines that there are a sufficient number of uWink(TM) Entertainment Restaurants operating in an advertising market that includes the Franchise Location, Company may establish a Regional Advertising Cooperative that includes all uWink(TM) Entertainment Restaurants in the advertising market, including the Franchised Business. Company shall determine the boundaries of the Regional Advertising Cooperative in its discretion and may modify the boundaries at any time based on changes in media penetration, marketing zones, demographic considerations and other factors that Company determines, in the exercise of reasonable business judgment, are relevant to the effectiveness of advertising directed to consumers within the advertising market. Among other things, Company shall have authority to require that one Regional Advertising Cooperative merge with another Regional Advertising Cooperative servicing an adjacent advertising market or subdivide a Regional Advertising Cooperative into smaller groupings. In no event will the Franchised Business be assigned to more than one Regional Advertising Cooperative.

                  (a) All advertising created by a Regional Advertising Cooperative is subject to Company's prior written approval according to the procedure for Local Advertisements before Franchisee may use, distribute or publish it.

                  (b) Franchisee shall pay regional advertising fees of up to 2% of Gross Sales in any Calendar Month ("Regional Advertising Fees"), unless 65% of the owners of uWink(TM) Entertainment Restaurants in the Regional Advertising Cooperative approve an increase or special assessment, in which case Franchisee shall be bound by the decision.

                  (c) Company shall notify Franchisee in writing of the Franchised Business' assignment to a Regional Advertising Cooperative. The notice shall specify the initial amount of Regional Advertising Fees payable by Franchisee, the period and payment date for Regional Advertising Fees, and the first date when Regional Advertising Fees shall become payable, which shall not be earlier than 30 days after notice is given.

                  (d) If Company or any one of Company's Affiliates own a uWink(TM) Entertainment Restaurant in the advertising market to which the Franchised Business is assigned, it shall contribute to the Regional Advertising Cooperative on the same basis as Franchisee.

                  (e) Company shall provide each Regional Advertising Cooperative with standard governing and voting rules. Members of the Regional Advertising Cooperative may modify certain governing and voting rules with Company's prior approval, but may not modify those rules that establish voting rights, the duty to pay Regional Advertising Fees, Franchisee's rights or obligations under this Agreement, or Company's right to approve all advertising in advance. Franchisee understands that (i) the governing rules shall permit Regional Advertising Cooperative members to elect their own leadership; (ii) the Regional Advertising Cooperative shall be responsible for its own administrative expenses; and (iii) the Regional Advertising Cooperative must assign any rights in the materials that it creates to Company without compensation. The Regional Advertising Cooperative shall be responsible for preparing and distributing to Company and to Regional Advertising Cooperative members quarterly and annual financial statements meeting Company's financial reporting standards.

                  (f) Upon no less than 60 days written notice, Company shall have authority to dissolve the Regional Advertising Cooperative to which the Franchised Business is assigned, but only simultaneously with Company's dissolution of all other Regional Advertising Cooperatives then in existence.

         23.3. GRAND OPENING ADVERTISING. Franchisee shall spend a minimum of $20,000 on grand opening promotional activities that publicizes the opening of the Franchised Business and creates consumer awareness of the uWink(TM) Licensed Marks. Company shall count towards the minimum grand opening advertising budget sums that Franchisee documents that it spends for Local Advertising and related promotional activities within the first 30 days after the Opening Date, excluding Franchisee's normal operating expenses including, without limitation, general and administrative expenses and food costs or the value of any price discounts offered to the public. Franchisee shall substantiate its grand opening advertising expenditures upon request. All grand opening advertising activities shall constitute Local Advertising, subject to Company's prior written consent. Company shall offer Franchisee specific advice and advertising strategies for Franchisee's grand opening advertising program.

         23.4. LOCAL ADVERTISING.

                  (a) Starting with the second Calendar Month after the Opening Date and continuing for the remainder of the Term, Franchisee shall spend, without offset, credit or deduction of any nature, an amount equal to one percent (1.0%) of Franchisee's Gross Sales on advertising and promotion in Franchisee's market to publicize the Franchised Business ("Local Advertising Expenditures"). Franchisee shall substantiate its Local Advertising expenditures upon request using Company's forms.

                           (i) Company shall monitor Franchisee's compliance
with the obligation for Local Advertising each Calendar Quarter recognizing that, from one month to the next, Franchisee's Local Advertising Expenditures may exceed or be less than one percent (1.0%) of Franchisee's Gross Sales, but should average 1% over the course of each Calendar Quarter. The parties agree that if, at the end of any given Calendar Year, Franchisee has not spent one percent (1.0%) of Franchisee's Gross Sales on Local Advertising Expenditures, then, in addition to, and not in lieu of, Company's right to declare Franchisee to be in breach of this Agreement, Franchisee shall promptly pay the difference, plus an amount equal to 25% of the difference, to Company, which funds shall be deposited into the Promotional Fund.

                           (ii) Company shall credit Franchisee's payments for
white and yellow page paper and electronic listings towards the Local Advertising Expenditure. Company shall also credit Franchisee's payments of Regional Advertising Fees, if any, not to exceed .5% (one-half of one percent) of Gross Sales, towards the Local Advertising Expenditure. However, amounts that Franchisee spends on grand opening advertising or pays as Advertising Fees shall not be credited toward the Local Advertising Expenditure.

                  (b) Franchisee shall comply with the written guidelines for Local Advertising set forth in the Confidential Manual. Franchisee understands that Company's written guidelines for Local Advertising may include (without limitation) the requirement that Local Advertising contain notices of Company's website domain name or similar information indicating the availability of uWink(TM) Entertainment Restaurant franchises from Company in the manner that Company designates. All Local Advertising must be clear, factual and not misleading and conform to both the highest standards of ethical advertising and marketing and Company's written guidelines and other marketing policies that Company prescribes from time to time.

                  (c) Franchisee shall not use, disseminate, broadcast or publish any Local Advertising without first obtaining Company's written approval of the copy, proposed media, method of distribution and marketing plan for the proposed Local Advertising. To apply for Company's approval of a proposed Local Advertising, Franchisee shall submit a true and correct copy, sample or transcript of the proposed Local Advertising, together with a written business plan which explains the proposed media plan, promotional event or other intended use of the proposed Local Advertising. Company shall have 20 days from the date of receipt in which to approve or disapprove of the submitted materials. If written approval is not received by the end of 20 days, Company shall be deemed to have rejected the proposed Local Advertising. If written approval is given on or before the end of 20 days, Franchisee may use the proposed Local Advertising, but only in the exact form submitted to Company.

                  (d) Franchisee shall have the right to determine the prices at which Franchisee sells all authorized goods and services. Submission of a proposed Local Advertising to Company for approval shall not be for purposes of allowing Company to approve Franchisee's prices, over which Company shall have no control.

                  (e) At a minimum, Franchisee shall maintain a white page listing for the Franchised Business in the form approved by Company, in one or more print and online telephone directories which Company designates, the cost of which shall be credited to the minimum Local Advertising Expenditure for the Calendar Month in which payment is made. All telephone directory advertising that Franchisee chooses to engage in shall be considered Local Advertising subject to Company's prior approval, but only the cost of the designated white page listing or listings shall be credited to the minimum Local Advertising Expenditure.

                  (f) At Franchisee's expense, Franchisee shall immediately remove from circulation and cease using any previously approved Local Advertising if Company determines, in its sole discretion, that continued circulation or use may, or will, damage the integrity or reputation of the uWink(TM) Licensed Marks, is otherwise necessary to protect the goodwill of the uWink(TM) System and Company's and Company's Affiliates' reasonable business interests, or otherwise violates this Agreement.

SECTION 24. PAYMENTS

         24.1. INITIAL FRANCHISE FEE. In consideration of the franchise and license awarded to Franchisee pursuant to this Agreement, Franchisee shall pay to Company in full upon execution of this Agreement an initial franchise fee

(the "Initial Franchise Fee") in the amount shown below depending on the number of Franchise Agreements which the parties have entered into before the Effective Date (including this Agreement), reduced by (i) any deposit previously paid by Franchisee before the Effective Date for the rights awarded by this Agreement; and/or (ii) credit for Development Fees on the terms of any Area Development Agreement entered into by parties before, or simultaneously with, this Agreement. The Initial Franchise Fee shall be fully earned when paid and no portion of it is refundable under any circumstance.

---------------------------------------------------------- ---------------------------------------------------------
Number of Franchise Agreements                             Amount  (less any  deposit  or credits  for  Development
                                                           Fees previously paid by Franchisee)
---------------------------------------------------------- ---------------------------------------------------------
If this Agreement is the first Franchise  Agreement        $0
entered into by the parties
---------------------------------------------------------- ---------------------------------------------------------
If this Agreement is the second or subsequent              $40,000 per Franchise Agreement
Franchise Agreement entered into by the Parties
---------------------------------------------------------- ---------------------------------------------------------

         24.2. INITIAL TECHNOLOGY FEE. In consideration of the franchise and license awarded to Franchisee pursuant to this Agreement, upon execution of this Agreement, Franchisee shall pay an Initial Technology Fee in the amount shown below for the right, during the Term, to use the Software that is pre-configured and bundled with the Hardware comprising the Initial Hardware Package on the terms of this Agreement. The Initial Technology Fee is non-refundable unless (i) this Agreement terminates for any reason before Franchisee signs the Lease for the Authorized Location, and (ii) Franchisee executes and delivers a mutual general release, in form satisfactory to Company, of any and all claims against Company, Company's Affiliates and their respective officers, directors, shareholders, employees and agents. The Initial Technology Fee is as follows:

------------------------------------------------------------ ---------------------------------------------------------
Number of Franchise Agreements                               Initial Technology Fee
------------------------------------------------------------ ---------------------------------------------------------
If this Agreement is the first Franchise  Agreement          $50,000
entered into by the parties
------------------------------------------------------------ ---------------------------------------------------------
If this Agreement is the second or subsequent Franchise      $100,000 per Franchise Agreement
Agreement entered into by the Parties
------------------------------------------------------------ ---------------------------------------------------------

         24.3. INITIAL HARDWARE FEE.

                  (a) In consideration of the franchise and license awarded to Franchisee pursuant to this Agreement and the sale, delivery and installation of the Initial Hardware Package on the terms of this Agreement, Franchisee shall pay Company a Initial Hardware Fee computed in accordance with this Section. The
Initial Hardware Fee shall be computed based upon the actual number of dining seats that Franchisee installs in the Franchise Location on or before the Opening Date. Franchisee shall pay the Initial Hardware Fee in three non-refundable installments as follows:

---------------------------------------------------------- -----------------------------------------------------------
50% of the Initial Hardware Fee based upon the number      Within 30 days after Franchisee signs the Lease for the
of dining seats specified in the Site Approval Notice      Authorized Location
---------------------------------------------------------- -----------------------------------------------------------
25% of the actual Initial Hardware Fee                     Upon delivery of the Initial Hardware Package
---------------------------------------------------------- -----------------------------------------------------------
Balance of the actual Initial Hardware Fee                 Within 30 days after the Opening Date
---------------------------------------------------------- -----------------------------------------------------------

                  (b) If this is Agreement is the first Franchise Agreement entered into by the parties, Company agrees to discount the Initial Hardware Fee by 20%. This discount shall not apply to any later Franchise Agreements entered into by the parties, nor shall it change the time for when each non-refundable installment is due.

                  (c) Company's Site Approval Notice shall indicate the minimum number of dining seats that Company will require for operation of a uWink(TM) Entertainment Restaurant at the approved site so that Franchisee may decide if it wants to proceed with developing that site or propose another site.

                  (d) The fact that Franchisee may, with Company's approval, remodel the Authorized Location during the Term and reduce the number of dining seats below the number used to calculate the Initial Hardware Fee, shall not entitle Franchisee to a refund of any portion of the Initial Hardware Fee.

                  (e) If Franchisee desires to add additional dining seats during the Term, Franchisee shall pay an additional Initial Hardware Fee for the additional dining seats in full upon delivery according to the rates that Company then-charges to new franchisees or otherwise then publishes in the Confidential Manual depending on the specific additional configuration and equipment and other components which Company determines Franchisee will require in connection with adding additional dining seats.

         24.4. CONTINUING FEES: In consideration of the franchise and license awarded to Franchisee, beginning on the Opening Date and for the remainder of the Term, Franchisee shall pay to Company the following Continuing Fees, without offset, credit or deduction of any nature, the following Continuing Fees, each of which shall be due and payable on the 10th day of each Calendar Month after the Opening Date based upon the Franchised Business' aggregate Gross Sales during the prior Calendar Month, except as noted below. Company may change the frequency of payment of Continuing Fees at any time upon 30 days prior written notice. Franchisee shall pay Continuing Fees by automatic bank debit in accordance with Company's current electronic funds transfer procedures described in this Agreement:

                  (a) A Royalty Fee equal to 4% of Gross Sales.

                  (b) A Technology License Fee of 2% of Gross Sales.

                  (c) An Advertising Fee of 1% of Gross Sales, subject to Company's right to increase the Advertising Fee and the additional terms set forth in this Agreement.

                  (d) A Regional Advertising Fee of up to 2% of Gross Sales if Company assigns Franchisee to a Regional Advertising Cooperative, subject to adjustment by vote of the members and the additional terms set forth in this Agreement.

         24.5. LATE CHARGE. If Franchisee fails to pay any amount due to Company under this Agreement by the date payment is due, Franchisee shall additionally be obligated to pay, as a late charge, the product of the total amount past due multiplied by 1.5% per Calendar Month (but not to exceed the maximum legal rate of interest then permitted under Applicable Law) calculated starting on the date payment was due and continuing until the entire sum and late charge is paid in full. Franchisee understands and agrees that the late charge is not an agreement by Company to accept any payment after the date payment is due or a commitment by Company to extend credit to, or otherwise finance, the Franchised Business. Franchisee's failure to pay all amounts when due shall constitute grounds for termination of this Agreement in accordance with the requirements of this Agreement notwithstanding Franchisee's obligation to pay a late charge. The parties understand that Company's right to terminate Franchisee based upon Franchisee's failure to pay all amounts when due shall require that Company give Franchisee written notice and a right to cure as provided in Section XVII.B.1.b., except that no right to cure shall be given if termination for failure to pay is based on the grounds set forth in Section XVII.B.1.k.

         24.6. APPLICATION OF CONTINUING FEES AND OTHER PAYMENTS.
Notwithstanding any designation given to a payment by Franchisee, Company shall have the sole discretion to apply any payments from Franchisee to any past due indebtedness owed to Company or Company's Affiliates in the amounts and in such order as Company shall determine.

SECTION 25. ACCOUNTING AND RECORDS

         25.1. MAINTENANCE OF BUSINESS RECORDS. During the Term, Franchisee shall maintain full, complete and accurate business records in accordance with the standards stated in the Confidential Manual or otherwise prescribed by Company in writing. Franchisee shall keep all business records and required business equipment and business software systems together at the place where notices to Franchisee are required to be sent, unless Company grants Franchisee permission to keep its business records elsewhere. All business records that this Agreement requires Franchisee to maintain shall be retained by Franchisee for a minimum of 5 years during, and following, the expiration, termination, or Franchisee's assignment, of this Agreement.

         25.2. REPORTS.

                  (a) After the Opening Date, Franchisee shall submit to Company on or before the 10th day of each Calendar Month financial, operational and statistical reports and information as Company may require to (i) provide Franchisee with consultation and advice in accordance with this Agreement; (ii) monitor Franchisee's performance under this Agreement and Franchisee's purchases, revenue, operating costs, expenses and profitability; (iii) develop chain-wide statistics; (iv) develop new operating procedures; (v) develop new Proprietary Products, remove unsuccessful authorized products, including unsuccessful Proprietary Products, and improve and enhance Proprietary Products; and (vi) implement changes in the uWink(TM) System to respond to competitive and marketplace changes. Without limiting the types of reports that Company may require, Franchisee shall prepare and submit the following financial reports in accordance with the accounting, recordkeeping and bookkeeping procedures and in the format prescribed in the Confidential Manual:

                           (i) Financial reports substantiating and documenting
actual Gross Sales of the Franchised Business, including a profit and loss statement and balance sheet showing the results of operation during the prior Calendar Month just ended and cumulative information for the Calendar Year-to-date, together with such additional information as Company may request. All financial reports shall follow the format and accounting guidelines prescribed by Company in the Confidential Manual and submitted to Company on or before the 10th day of each Calendar Month based upon the Franchised Business' Gross Sales during the prior Calendar Month.

                           (ii) On or before February 15 of each Calendar Year
during the Term, a profit and loss statement and balance sheet as of the last day of the Calendar Year.

                  (b) Nothing herein shall prevent Company from electronically polling Franchisee's point of sale cash collection system and other financial records daily, or more frequently, by electronic or other remote means and Franchisee hereby grants Company authority to do so. Franchisee shall observe the mandatory requirements set forth in the Manual to enable Company's remote access to Franchisee's operating records.

                  (c) Franchisee shall promptly comply with Company's requests for additional information. This obligation includes, without limitation, (i) supplying Company with an exact copy of all sales and income tax returns relating to the Franchised Business at the time Franchisee files them with governmental authorities or within 10 days after Company requests a copy, and
(ii) complying with Company's inventory control procedures to enable Company to evaluate food, beverage and other operating costs.

                  (d) All reports submitted to Company pursuant to this Agreement shall be executed by Franchisee or a duly authorized representative of Franchisee, certifying that the information is true and correct and that no material fact has been omitted which is necessary in order to make the information disclosed not misleading.

         25.3. RECORDING OF TRANSACTIONS. Franchisee shall track and record all sales and transactions with customers of the Franchised Business utilizing the computer and cash control systems prescribed by Company in the Confidential Manual, which Company may modify in its sole discretion from time to time. Franchisee shall utilize designated Software programs to record business activities, sales and inventories and prepare operating and financial reports and records in accordance with the requirements of the Confidential Manual. Except for Company's duty to provide Upgrades, Maintenance Releases and the other support services for the Technology System as described in this Agreement, exclusive of ordinary wear and tear, Franchisee is solely responsible for maintaining and upgrading all other computer equipment and software that Franchisee uses to record business activities, sales and inventories and prepare operating and financial reports and records in accordance with the requirements of the Confidential Manual, at Franchisee's sole expense.

         25.4. AUDIT RIGHTS.

                  (a) Company and its representatives shall have full access to examine, audit and copy Franchisee's business records relating to the Franchised Business, including Franchisee's federal and state income tax returns and sales tax returns, bank statements (including deposit slips and canceled checks), data stored on Franchisee's computer terminal, point-of-sale systems or on disk, and any other documents and information that Company reasonably requests in order to verify Gross Sales and the other business activities of the Franchised Business required to be reported to Company.

                  (b) Company may conduct its examination and audit in Franchisee's business office where the records are kept or request that copies of documents be made by Franchisee and sent to Company or to its representatives for examination and audit at a location that Company specifies. Franchisee understands and agrees that Company or its representatives may also access Franchisee's business records kept on disk or stored on Franchisee's computers at any time, without notice, by remote electronic means and shall cooperate with the examination by enabling electronic and remote connections.

                  (c) Additionally, Company may, at its expense, have an audit made at any time of Franchisee's business records by an independent certified public accountant chosen by Company. Company may terminate this Agreement if Company discovers that Franchisee has reported materially false information about the Franchised Business to Company. If any examination or audit conducted by Company reveals an understatement in the Gross Sales or other information reported by Franchisee to Company, then Franchisee shall, within 10 days after notice from Company, pay to Company any additional Royalty Fees and Advertising Fees which are owed, together with interest and late charges as provided in this Agreement. Additionally, Company may require that, until further notice from Company, all future reports and financial statements submitted by Franchisee pursuant to this Agreement be prepared by an independent certified public accountant, or such other independent accountant acceptable to Company.

                  (d) If Company discovers that Franchisee has underreported Gross Sales by an amount which is 2% or more of the actual Gross Sales for the period, Franchisee shall also pay and reimburse Company for all expenses that Company incurs connected with Company's examination and audit, including, but not limited to, Company's accounting and legal fees and travel expenses.

                  (e) If 2 or more audits or examinations of Franchisee's business records conducted within any 24 Calendar Month period disclose that Franchisee has underreported Gross Sales by an amount which is 2% or more of the actual Gross Sales for the period, then the second understatement shall be conclusively presumed to have been intentional for purposes of this Agreement. In addition to the consequences identified in this Agreement arising because of the understatement, Company may terminate this Agreement upon discovery of the second understatement based upon Franchisee's intentional underreporting of Gross Sales.

         25.5. ELECTRONIC PAYMENT SYSTEMS.

                  (a) All required payments to Company and any of Company's Affiliates must be made through a designated payment system using pre-authorized transfers from Franchisee's designated operating account through the use of electronic fund transfers, or, if Company requests, by special checks or other equivalent payment system that Company designates in the Confidential Manual or otherwise in writing. Franchisee shall give its financial institution instructions in a form provided or approved by Company and obtain the financial institution's agreement to follow the instructions to effectuate the electronic payment system meeting Company's requirements. Without Company's prior written consent, the financial institution's agreement may not be withdrawn, modified or cancelled. Franchisee must also execute any other documents or agreements relating to establishing or maintaining an electronic payment system as Company or the financial institution may reasonably request from time to time. Franchisee understands that Company may modify the electronic payment system at any time upon written notice and agrees to promptly conform to the changes at its sole expense, which may require changes to the financial institution's agreement.

                  (b) Franchisee shall deposit all revenue and income from the Franchised Business into the operating account accessed by the electronic payment system by no later than the close of business on the day after receipt. Franchisee shall maintain sufficient funds in the designated operating account to ensure full payment of all Continuing Fees required by this Agreement based upon Gross Sales of the Franchised Business, interest and all other obligations payable to Company, Company's Affiliates and third parties when due. In the event a payment cannot be made due to insufficient funds in Franchisee's operating account, Company may, in its sole discretion or election, declare a breach of this Agreement in which case Company may (i) terminate this Agreement in accordance with the procedures for termination, or (ii) require that Franchisee direct its financial institution to send Company a monthly or periodic statement showing all account activity at the same time that it sends such statements to Franchisee or give Company electronic access to Franchisee's account activity if the financial institution makes electronic access available to its account holders. The parties understand that Company's right to terminate Franchisee based upon Franchisee's failure to pay all amounts when due shall require that Company give Franchisee written notice and a right to cure as provided in Section XVII.B.1.b., except that no right to cure shall be given if termination for failure to pay is based on the grounds set forth in Section XVII.B.1.k.

                  (c) Franchisee understands and agrees that its failure to report Gross Sales for any period will prevent Company from debiting Franchisee's operating account with the appropriate amount due to Company. In that event, Franchisee authorizes Company to debit its operating account for 120% of the last payment of the particular Continuing Fee paid to Company (whether by debit or otherwise) together with the late fees and interest permitted by this Agreement. Unless Franchisee notifies Company in writing within 10 days after Company debits Franchisee's operating account of an error in the amount of the Royalty Fees and Promotional Fund Fees which Company debits for any Accounting Period, Franchisee shall be barred from challenging the amount so debited at a later date. However, if Company discovers that the amounts which Company debits from Franchisee's operating account are less than the amounts actually due to Company based on the Franchised Business' actual Gross Sales for the relevant Accounting Period, Company may immediately debit Franchisee's operating account for the balance. Company agrees that if the amounts which Company debits from Franchisee's operating account exceed the amounts actually due to Company for the relevant Accounting Period, Company will credit the excess to the next payment of Royalty Fees and Promotional Fund Fees due from Franchisee. Nothing in this Section is intended to excuse Franchisee's obligation to report Gross Sales for any Accounting Period in a timely and accurate fashion.

                  (d) Franchisee shall bear all costs to establish and maintain the required electronic payment system meeting Company's requirements and all fees and charges resulting from insufficient funds being in Franchisee's bank accounts at the time funds are withdrawn to pay obligations owed to Company or Company's Affiliates. The duty to maintain an electronic payment system shall not change the date on which payments are due under this Agreement.

SECTION 26. STANDARDS OF QUALITY AND PERFORMANCE

         26.1. STRICT AND PUNCTUAL PERFORMANCE. Franchisee understands and agrees that its strict and punctual performance of all obligations set forth in this Agreement, the Confidential Manual or otherwise communicated to Franchisee in writing is a condition of the franchise granted to Franchisee. Without Company's prior written consent, Franchisee shall not offer for sale or transfer at public or private auction any of the individual assets of the Franchised Business. Franchisee operation of any type of restaurant, bar or tavern during or after the Term that simulates Company's trade dress or operating methods, or failure to abide by Company's standards of quality and performance shall not only constitute a breach of this Agreement, but infringement of the uWink(TM) Intellectual Property.

         26.2. PROPRIETARY PRODUCTS.

                  (a) Franchisee shall (i) purchase, lease or license the particular Proprietary Products that Company designates and introduces into the uWink(TM) System from time to time only from the suppliers that Company specifies, which may include, or be limited to, Company and Company's Affiliates, and (ii) use the Proprietary Products only in the manner that Company authorizes and for no other purpose.

                  (b) Franchisee understands and agrees that Company may add new products and delete existing products from the items that Company identifies as Proprietary Products and change the specifications, features, methods of use, formula, recipes, ingredients, designations, price and other features of any Proprietary Products as frequently as Company deems necessary in its sole discretion. Company may withdraw its designation of a particular item as a Proprietary Product at any time if Company, in its sole discretion, determines that doing so is in the best interests of Company or the uWink(TM) System. Franchisee shall conform to all changes pertaining to Proprietary Products promptly following written notice from Company unless Company's written notice specifies a later implementation date. If Company withdraws its approval of any Proprietary Products that constitute inventory sold to the public, Company shall allow Franchisee a reasonable amount of time to deplete its existing inventory to avoid waste except when Company withdraws its approval for reasons relating to public health or safety, in which case (i) Franchisee shall cease using or selling the Proprietary Products identified in Company's notice immediately or by the date indicated in Company's notice, and (ii) if Company actually sold the Proprietary Products to Franchisee that Company withdraws for public health or safety reasons, Company shall reimburse Franchisee for Franchisee's costs to buy the Proprietary Products in question.

                  (c) Nothing in this Agreement shall obligate Company to reveal the specifications, features, formulas, recipes, ingredients, or other non-public information regarding Proprietary Products or information regarding Company's relationship with third party suppliers of Proprietary Products, all of which Franchisee understands and agrees constitute Confidential Information.

                  (d) Franchisee shall maintain sufficient quantities of Collateral Logo Merchandise in stock at the Franchise Location in order to meet reasonably anticipated consumer demand and avoid shortages.

         26.3. NON-PROPRIETARY PRODUCTS AND ALTERNATIVE SUPPLIERS.

                  (a) Company shall designate all Non-Proprietary Products which Franchisee may, or must, use, offer, sell or promote in operating the Franchised Business by brand name or other means of identification in the Confidential Manual or otherwise in writing. If any Non-Proprietary Products constitute inventory sold to the public, or ingredients or raw materials used to prepare foods or beverages sold to the public, Franchisee shall maintain sufficient quantities of the Non-Proprietary Products in stock at the Franchise Location in order to meet reasonably anticipated consumer demand.

                  (b) Franchisee shall purchase or lease Non-Proprietary Products meeting Company's specifications only from suppliers recommended or approved by Company, which Company may revise in its sole discretion at any time. All changes in specifications for Non-Proprietary Products, or to the list of approved suppliers, shall be communicated to Franchisee by written supplements to the Confidential Manual or otherwise in writing. Specification changes to Non-Proprietary Products may include replacing a Non-Proprietary Product with a Proprietary Product that performs or satisfies the same or similar function or purpose or adding, deleting or changing a particular brand name. Franchisee shall not place a new order for any Non-Proprietary Products with a supplier after receiving written notice of changes in the Non-Proprietary Products' specifications or that Company's approval of the supplier has been withdrawn or revoked unless the supplier complies with Company's requirements.

                  (c) If Franchisee desires to offer for sale or use at the Franchised Business any item which does not, at that time, meet Company's specifications for Non-Proprietary Products, or desires to purchase Non-Proprietary Products from a supplier not on Company's approved supplier list, Franchisee shall submit a written request to Company identifying the proposed item or supplier, together with (i) samples of the item for examination and/or testing so that Company may evaluate if the item meets its specifications and quality standards, and/or (ii) information supporting the proposed supplier's financial capability, business reputation, delivery performance and credit rating. Company currently charges a testing fee of $500 per alternative product, service or supplier to cover its direct costs to approve an alternative product, service or supplier. Franchisee's payment of the testing fee shall be a condition to obtaining approval to offer for sale, or use, an item or buy from a supplier not previously approved by Company.

                           (i) Company will notify Franchisee in writing within
30 days after all requested information and required testing fee is received and inspection or testing is completed if it approves the proposed item and/or supplier. Company's failure to timely respond shall constitute its approval. Each supplier designated or approved by Company must comply with Company's usual and customary requirements regarding insurance, indemnification and non-disclosure.

                           (ii) Franchisee understands and agrees that it is
generally advantageous to the uWink(TM) System to limit the number of suppliers of certain Non-Proprietary Products in any given market area and that, among the factors Company may consider in deciding whether to approve a proposed supplier, is the effect its approval may have on the ability of Company and its franchisees to obtain the lowest prices and on the quality and uniformity of Non-Proprietary Products used or sold from uWink(TM) Entertainment Restaurants.

                           (iii) At any time, Company may re-inspect the
facilities of an approved supplier and revoke its approval of a supplier or item if Company, in Company's sole discretion, Company determines that doing so is in the best interests of Company or the uWink(TM) System. Revocation shall be effective immediately upon written notice or by the date specified in Company's written notice; provided, however, that to the extent any Non-Proprietary Products that are revoked constitute inventory sold to the public, Company shall allow Franchisee a reasonable time to deplete its existing inventory, not to exceed 60 days. Following receipt of Company's written revocation notice, Franchisee shall not place any new orders for the Non-Proprietary Product or with the supplier.

                           (iv) Franchisee understands and agrees that Company's
recommendation or approval of a supplier does not constitute a representation or warranty of the supplier's ability to meet Franchisee's purchasing requirements nor of the fitness or merchantability of the Non-Proprietary Products sold by the supplier. Franchisee understands and agrees that its sole remedy in the event of any shortages, delays or defects in the Non- Proprietary Products purchased shall be against the manufacturer or supplier of the Non-Proprietary Products, and not against Company or Company's Affiliates.

                           (v) While Company will use its reasonable best
efforts to identify more than one recommended supplier per category of Non-Proprietary Products and to secure favorable pricing terms from third party suppliers whom Company recommends, Company makes no representation or warranty that the prices of Non-Proprietary Products offered for sale by recommended suppliers will be the lowest prices available for the same Non-Proprietary Products meeting its specifications.

         26.4. PURCHASES FROM COMPANY, COMPANY'S AFFILIATES OR RECOMMENDED SUPPLIERS.

                  (a) If Company or Company's Affiliate is designated as the supplier of Proprietary Products or as a recommended supplier of Non-Proprietary Products, Franchisee understands and agrees that Company and Company's Affiliates, as supplier, shall have sole discretion to establish and change prices and other terms of sale, shipment and delivery, which shall be stated on their invoice or purchase order forms, in the Confidential Manual or communicated to Franchisee by other means; provided, however, the prices that Franchisee shall pay shall be the same as the prices charged to similarly situated franchisees. Company will use its reasonable best efforts to source Proprietary Products with suppliers so that Company can price Proprietary Products favorably, but Franchisee understands that Company and any Affiliate of Company may receive a profit from the sale of Proprietary Products or Non-Proprietary Products to Franchisee.

                  (b) Company or Company's Affiliate, as supplier, shall use reasonable commercial efforts to fill and ship Franchisee's orders for Proprietary Products reasonable promptly, but shall not be (i) liable to Franchisee for delays or shortages in the supply of Proprietary Products that they elect to sell, lease or license to Franchisee due to causes beyond their control; or (ii) obligated to fill or ship any orders to Franchisee if Franchisee is in breach of any obligation under this Agreement, or after the Effective Date of Termination or Expiration of this Agreement. At any time, Company or Company's Affiliates, as supplier, may discontinue the sale of any Proprietary Products or Non-Proprietary Products for any reason on a regional or national basis without prior notice to Franchisee and thereby discontinue the sale of such items to Franchisee..

         26.5. IMPROVEMENTS TO UWINK(TM) SYSTEM GENERALLY. With the exception of Maintenance Releases and Upgrades to the Technology System which Company will furnish on the terms of this Agreement at no cost to Franchisee beyond the Technology License Fee, Franchisee understands that Company may make general improvements from time to time to Proprietary Products, Non-Proprietary Products, mandatory menu items, entertainment services or other mandatory features of the uWink(TM) System that may necessitate that Franchisee make capital expenditures during the Term in amounts that Company cannot forecast. Franchisee understands and agrees that Company has no ability to identify with specificity the nature of these future general improvements or their expected cost and accepts the risk that future general improvements may be imposed that will require significant capital expenditures in an amount that is unknown on the Effective Date. Franchisee agrees to adopt all material changes that Company's may impose during the Term in the specifications for mandatory components of the uWink(TM) System at Franchisee's sole expense reasonably promptly after receiving written notice of the change. In evaluating whether to impose new mandatory changes, Company shall consider the overall benefits which may result from improving operating efficiencies and the competitive position of the uWink(TM) chain as a whole and the additional cost of the mandatory change in light of previously imposed mandatory improvements.

         26.6. STANDARDS OF SERVICE. Franchisee shall (i) offer for sale, and sell, only the specific foods, beverages, Proprietary Products, Non-Proprietary Products, digital and other entertainment services, and Collateral Logo Merchandise designated by Company; (ii) label and identify all items offered for sale by the specific name designation given to them by Company; (iii) use only the equipment, supplies, utensils, materials, signs, menu boards, order taking and delivery services prescribed by Company or which conform to Company's current specifications and standards; (iv) adhere to Company's business operating methods, instructions for using the Technology System and delivering and playing games and other entertainment, instructions for storing, handling, preparing, serving and delivering foods and beverages, requirements for public safety, guidelines for Local Advertising, and specifications for reproducing the uWink(TM) Licensed Marks; (v) adhere to Company's instructions regarding signs, awnings, lighting and security; (vi) utilize the specific point of sale cash collection system specified in the Confidential Manual or otherwise by Company in writing; and (vii) operate the Franchised Business in accordance with Company's inventory, restocking, and customer service standards and specifications. All specifications shall be set forth in the Confidential Manual or otherwise communicated to Franchisee and may be revised by Company as frequently as Company deems necessary in its sole discretion to promote the uWink(TM) System and respond to competitive and marketplace changes.

                  (a) Franchisee understands and agrees that (i) Company's authorized menu and menu formats may include, in Company's sole discretion, requirements concerning organization, graphics, use of brand names and other menu or product descriptions, illustrations and other design and content features; (ii) Company may vary the menu, menu format, descriptions and other designations depending on market size, geographic region, restaurant size and other factors in Company's sole discretion; and (iii) Company may implement changes in (among other things) the menu, menu formats, order taking and delivery systems, entertainment systems and services and authorize tests and special promotions of new foods, beverages, entertainment services and Collateral Logo Merchandise at selected uWink(TM) Entertainment Restaurants or within selected regions, all in Company's sole discretion. Company may, from time to time, authorize Franchisee to test new entertainment systems, specific menu items, recipes, goods or other services and Franchisee agrees to cooperate in any test marketing programs in compliance with Company's guidelines without reimbursement or compensation of any kind.

                  (b) Franchisee shall, at its sole expense, conform to all changes implemented by Company to Company's standards of service immediately upon written notice from Company unless Company's written notice specifies a later implementation date. Franchisee shall not offer for sale or sell any other kind of products, merchandise or services, or otherwise deviate from Company's current operating standards or specifications for services, products or merchandise, except with Company's prior written consent.

                  (c) Franchisee shall operate the Franchised Business on all of the days and during the hours prescribed in the Confidential Manual, unless Company's prior written approval of different days or hours is obtained or unless prohibited by the Lease. Before the Opening Date, Franchisee shall advise Company of the Franchised Business' operating hours and promptly notify Company of any changes in its operating hours required by the Lease. Franchisee shall prominently disclose its operating hours to the public in the manner required by the Confidential Manual, and shall be open and fully prepared to conduct business during all posted operating hours.

                  (d) Franchisee shall, at its sole expense maintain (i) an active e-mail account and e-mail address with an established internet service provider, keep Company informed of its current e-mail address and manage its e-mail account so that it does not become full or otherwise incapable of accepting new messages, and (ii) an electronic data exchange service designated by Company to enable Company to remotely retrieve sales, inventory and other operating data for the Franchised Business as frequently as Company deems necessary.

                  (e) Franchisee shall not install or maintain on the Franchise Location any newspaper racks, pay-to-play video games, ATM machines, juke boxes, other gaming machines, vending machines rides or other similar devices except with Company's prior written consent. Franchisee shall not display any "for-sale" signs or other words indicating or implying that the Franchise Business is for sale or that Franchisee is seeking or desires any form or type of Event of Transfer.

         26.7. OPERATING EXPENSES. Franchisee shall pay all of the operating expenses of the Franchised Business in a timely manner and understands and agrees that its failure to do so could materially harm the reputation of the uWink(TM) Licensed Marks and the ability of Company and other franchisees to obtain the same favorable purchase, lease or finance terms. If Franchisee has a bona fide dispute with any supplier or vendor which Franchisee believes justifies non-payment or partial payment, Franchisee must promptly notify the supplier or vendor of the particulars of its claim and diligently pursue resolution of the claim or prosecution of appropriate legal action. Any trade debt which remains unpaid for more than 60 days after the date it is due shall constitute a breach of this Agreement unless, before the end of the 60-day period (i) Franchisee and the supplier or vendor agree to alternative payment terms; or (ii) Franchisee initiates appropriate legal action to contest the trade debt. Company shall have no liability for Franchisee's debts or obligations to third parties.

         26.8. FRANCHISE LOCATION AND TANGIBLE PROPERTY.

                  (a) Franchisee shall, at its sole expense, maintain the condition and appearance of the Franchise Location and all tangible property used to operate the Franchised Business in the highest degree of cleanliness, orderliness and repair, consistent with the standards, specifications and requirements of the uWink(TM) System and as Company may from time to time direct. Franchisee shall promptly replace any tangible property used to operate the Franchised Business which becomes worn, damaged and non-repairable, or mechanically impaired to the extent that it no longer adequately performs the function for which it was originally intended. All replacement items shall be of the same type, model and quality then specified in the Confidential Manual at the time replacement is required.

                  (b) Although Company agrees to provide Maintenance Releases and Upgrades to the Technology System on the terms of this Agreement at no cost to Franchisee beyond the Technology License Fee, Franchisee must use due care and adhere to Company's operating instructions in using the Technology System. At Franchisee's sole expense, Franchisee shall promptly replace any Hardware or other furniture or equipment components if damaged beyond ordinary wear and tear or disabled due to accident, abuse or misapplication whether or not caused by Franchisee or a third party. The cost of the replacement parts shall be based upon Franchisee's then-current price list as published in the Confidential Manual.

                  (c) Franchisee understands and agrees that its failure to repair or maintain the Franchise Location and the tangible property of the Franchised Business in accordance with Company's standards shall constitute a breach of this Agreement. Without waiving its right to terminate this Agreement for such reason, Company may notify Franchisee in writing specifying the action to be taken by Franchisee to correct the deficiency. If Franchisee fails or refuses to initiate a bona fide program to complete any required repair, maintenance or corrective work within 30 days after receiving Company's written notice, Company shall have the right, in addition to all other remedies, to enter the Franchise Location and complete the required repair, maintenance or corrective work on Franchisee's behalf. Company shall have no liability to Franchisee for any work performed. If Company elects to perform required repair, maintenance or corrective work, or replace non-conforming property with conforming property, Franchisee shall be invoiced for labor and materials, plus a 25% service charge and an amount sufficient to reimburse Company for Company's actual direct costs to supervise, perform and inspect the work and procure any replacement items, including (without limitation) labor, materials, transportation, lodging, meals, contractor fees and other direct expenses, all of which shall be due and payable upon receipt of invoice.

                  (d) Franchisee shall not alter or modify the Franchise Location or any of the tangible property used to operate the Franchised Business in a manner contrary to Company's then-current standards.

                  (e) In addition to maintaining the Franchise Location and tangible property in continuous good condition and repair in accordance with this Agreement, Franchisee shall, at its sole expense, periodically make reasonable capital expenditures to remodel, modernize and redecorate the

Franchise Location so that the Franchised Business at all times reflects the then-current image of the uWink(TM) System. All remodeling, modernization or redecoration of the Franchise Location must be done in accordance with the standards and specifications that Company prescribes, subject to Company's right to modify those standards and specifications reasonably in its sole discretion.

         26.9. COMPLIANCE WITH LAWS. Franchisee shall at all times operate the Franchised Business in strict compliance with all Applicable Laws. At Franchisee's sole expense, Franchisee shall secure and maintain in good standing all necessary licenses, permits, deposits and certificates required to operate the Franchised Business lawfully, including (without limitation) liquor licenses, and shall provide Company with proof of compliance promptly following Company's request.

         26.10. CREDIT CARDS: GIFT CARD AND OTHER SYSTEM-WIDE MARKETING PROGRAM. Franchisee shall honor all credit cards designated by Company and enter into and maintain, at Franchisee's sole expense, all necessary credit card agreements with the issuers of designated cards. Franchisee shall participate in, and abide by, the uWink(TM) gift card program described in the Confidential Manual, as Company may revise it from time to time. Franchisee shall additionally participate in system-wide marketing programs identified by Company, including, without limitation, the delivery of entertainment services that enable customers of uWink(TM) Entertainment Restaurants to play against each other, customer and marketing surveys, direct marketing programs and designated e-commerce programs; provided, however, nothing herein shall limit Franchisee's right to establish the resale price of goods and services offered for sale at the Franchised Business.

         26.11. COMPLAINTS AND OTHER ACTIONS. Franchisee shall promptly report to Company any incidents involving personal injury by customers of the Franchised Business sustained at the Franchise Location. Franchisee shall submit to Company promptly upon receipt copies of all customer complaints and notices and communications received from any government agency relating to alleged violations of Applicable Laws and hereby authorizes the government agency to provide the same information directly to Company upon Company's request. Additionally, Franchisee shall promptly notify Company of any written threat, or the actual commencement, of any action, suit or proceeding against Franchisee, any person who is required by this Agreement to personally guaranty Franchisee's obligations to Company or involving the Franchise Location or the business assets which might adversely affect the operation or financial condition of the Franchised Business, and provide Company with a copy of all relevant documents.

         26.12. EMPLOYEES.

                  (a) The Franchised Business shall at all times be under the direct, personal supervision of at least one Certified Manager at all times during the Term. Additionally, Franchisee shall employ a sufficient number of competent employees and cause each of them to receive appropriate training to perform their job in accordance with the standards and specifications of the uWink(TM) System as Company may require. Franchisee's Certified Manager shall be responsible for training Franchisee's other employees who do not participate in the New Store Opening module of the Initial Training Program. All employees whose duties include customer service shall have sufficient literacy and fluency in the English language, in Company's judgment, to serve the public. All employees, while working in the Franchised Business, shall present a neat and clean appearance and wear the uniforms that Company designates for their jobs, in the color, style and design then specified by Company. Franchisee shall be responsible for the acts and omissions of its employees and agents, including, without limitation, its Certified Manager, arising during the course of their employment or, as to agents, their engagement by Franchisee.

                  (b) Franchisee is solely responsible for hiring, firing and establishing employment policies applicable to its employees, and understands and agrees that this Agreement does not impose any controls, or otherwise impinge, on Franchisee's sole discretion to make all employment-related decisions.

                  (c) If Franchisee owns three or more uWink(TM) Entertainment Restaurants, one of Franchisee's Certified Managers must perform the additional supervisory duties of a Multi-Unit Manager set forth in the Confidential Manual and as Company may instruct from time to time.

                  (d) Franchisee shall not, directly or indirectly, for itself or on behalf of any other person: (i) divert, or attempt to divert, any business or customer of the Franchised Business to any competitor by direct or indirect inducement or perform any act which directly or indirectly could, or may, injure or prejudice the goodwill and reputation of the uWink(TM) System; or (ii) employ or seek to employ any person who is at that time employed by Company, Company's Affiliates or another franchisee of Company or otherwise directly or indirectly induce or seek to induce the person to leave his or her employment.

SECTION  27.COMPANY'S OPERATIONS ASSISTANCE

         In addition to obligations stated elsewhere in this Agreement, and provided Franchisee is not in default under the terms of this Agreement, Company shall provide the following services:

         27.1. MANAGEMENT AGREEMENT. Franchisee has requested, and Company has agreed, to furnish Franchisee with a general manager, who shall remain Company's employee and shall perform the general manager duties described in the Confidential Manual on Franchisee's behalf on the terms of the Management Agreement attached hereto as EXHIBIT E. The Management Agreement shall be for a term of 3 months from the Opening Date, but Franchisee shall have an option to extend the Management Agreement for an additional 3 months by giving Company written notice of its election to extend at least 30 days before the Management Agreement's expiration date. As provided in the Management Agreement, in lieu of paying Royalty Fees during the term of the Management Agreement, Franchisee shall pay to Company a Management Fee, without offset, credit or deduction of any nature, equal to 6% of Gross Sales, which shall be due and payable in the same manner, on the same day and for the same time period as the other Continuing Fees. This Section shall only apply if this Agreement is the first Franchise Agreement entered into by them and shall not apply to any later Franchise Agreements which the parties may enter into.

         27.2. CONTINUING CONSULTATION AND ADVICE. As and to the extent required in Company's sole discretion, Company shall provide regular consultation and advice to Franchisee in response to Franchisee's inquiries about specific administrative and operating issues that Franchisee brings to Company's attention. Company shall have sole discretion to determine the method for communicating the consultation or advice, which may differ from the methods used for other uWink(TM) franchisees. For example and without limitation, consultation and advice may be provided by telephone, in writing (in which case Company may furnish the written information electronically), on-site in person, or by other means. Additionally, upon Franchisee's request during the Term, Company may agree to provide additional on-site instruction and assistance after completion of the New Store Opening module of the Initial Training Program at a mutually-scheduled time, provided Franchisee pays Company its then-current per diem fee set forth in the Confidential Manual and reimburses Company for Company's reasonable travel expenses, including, without limitation, expenses for air and ground transportation, lodging, meals, and miscellaneous travel-related personal charges.

         27.3. SALES OF ADDITIONAL TECHNOLOGY EQUIPMENT. Company shall offer to sell additional equipment and component parts that it now or in the future includes in the Technology System as Franchisee may require during the Term in connection with interior remodeling, expansion of the Franchise Location or for similar reasons at the prices and other terms of sale, shipment and delivery that Company then offers similarly situated franchisees .

         27.4. INSPECTIONS. In addition to Company's audit rights described in this Agreement, Franchisee expressly authorizes Company and its representatives, at any reasonable time, and without prior notice to Franchisee, to enter the premises of the Franchise Location and conduct regular inspections of the Franchised Business and Franchisee's methods of operation, including, without limitation, using digital and other monitoring services to observe and conduct discussions with Franchisee's employees, observe customer interaction and services, and review Franchisee's books and records (including, without limitation, data stored on Franchisee's business computer) in order to verify compliance with this Agreement and the Confidential Manual. In order to enable Company and its representatives to conduct inspections, Franchisee shall provide free of charge reasonable quantities of ingredients, foods, beverages, inventory, equipment, advertising and other samples for inspection and evaluation purposes to make certain that the items conform with Company's then-current standards. Further, Franchisee will allow Company unrestricted access to the Technology System and each of its components, audiovisual equipment or supplies and data storage media for inspection and evaluation so that Company can verify that Franchisee's use conforms with Company's then-current standards and the terms of this Agreement. Franchisee shall cooperate fully with Company's inspections and promptly cure all deviations from Company's standards, specifications and operating procedures of which Franchisee is notified either orally or in writing. Franchisee, on behalf of itself and, as applicable, its directors, officers, managers, employees, consultants, representatives and agents, hereby waives any claim that Company's inspections or recordings violate any person's rights of privacy.

         27.5. ANNUAL MEETING. In addition to additional training, Company may conduct an annual meeting at a location that Company selects (the "Annual Meeting") to address recently-implemented changes in the uWink(TM) System and other topics of common interest to franchisees, including, without limitation, upgrades to the Technology System, new merchandising approaches, changes in Proprietary Products and Non-Proprietary Products, industry trends, customer relations, personnel administration, local advertising and promotional strategies, and competitive changes. If Company chooses to conduct an Annual Meeting, Company will determine the content, location and length of the Annual Meeting; provided, however, the Annual Meeting shall not exceed 3 days in any 12 Calendar Month period. Company may require the attendance of Franchisee's Certified Manager, Primary Owner or other designated personnel at one or more Annual Meetings, provided, however, Company shall not require that more than 2 persons designated by Company complete more than 3 days of continuing training during any 12 Calendar Month period. Company may impose a fee to attend the Annual Meeting. Franchisee shall pay the transportation, lodging, personal expenses and salary for each employee who attends an Annual Meeting.

         27.6. RESEARCH AND NEW DEVELOPMENTS. As and to the extent required in Company's sole discretion, Company will investigate and conduct market research; improvements in gaming technology and delivery systems; monitor the activities of competitors; and monitor advances in products that compete with Proprietary Products in order to maintain and enhance the reputation and demand for uWink(TM) franchises and the products and merchandise sold there from.

SECTION 28. INSURANCE

         28.1. MINIMUM COVERAGE. Before the Opening Date, Franchisee shall procure, at its own expense, and maintain in full force and effect during the Term policies of insurance in accordance with the requirements of this Agreement, including the following terms and conditions:

                  (a) Comprehensive general liability insurance product liability, motor vehicle liability, bodily and personal injury/death, and property damage liability with minimum liability coverage of $1,000,000.00 per occurrence and $2,000,000 aggregate, combined single limit (including broad form contractual liability), or the higher amount required by the Lease, insuring Company and Franchisee against all claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage resulting from, or occurring in the course of, or otherwise relating to the Franchised Business or the activities of Franchisee's employees. The required liability coverage shall not be limited in any way by reason of any insurance which Company maintains.

                  (b) Workers' compensation and employer's liability insurance, together with any other insurance at the minimum limits required by law or $500,000 per accident, $500,000 per disease, and $500,000 policy limit, whichever is higher.

                  (c) All "Risks" or "Special" form general casualty insurance coverage insurance including (without limitation) fire and extended coverage, vandalism and malicious mischief insurance, personal and advertising injury, coverage for any vehicle that Franchisee uses in operating the Franchised Business and for additional perils (including, without limitation, flood and earthquake coverage if applicable to the area where the Franchised Business is located), for the full replacement value of the Franchised Business and its contents based on the cost of replacing the damaged or destroyed property with property meeting Company's current specifications at the time replacement is required. The minimum coverage shall be no less than the amounts specified in the Confidential Manual on the Effective Date. In view of the Southern Florida area in which Franchisee shall operate the Franchised Business and the perils of hurricanes that exist in that area, Company shall require Franchisee to use commercially reasonable efforts to obtain the greatest amount of flood insurance coverage available during the Term if Franchisee is unable, despite reasonable commercial efforts, to obtain the minimum coverage level specified in the Confidential Manual.

                  (d) Any person that Franchisee hires as a general contractor or to perform comparable services at the Franchise Location must maintain general liability and builder's risk insurance with comprehensive automobile liability coverage and worker's compensation insurance in the minimum amount of $1,000,000 plus additional insurance that protects against damage to the premises and structure and other course of construction hazards.

                  (e) Additional types and amounts of insurance coverage as may be required by the Lease, including coverage for all parties that the Lease requires be covered as additional insureds.

         28.2. ADDITIONAL INSURANCE SPECIFICATIONS.

                  (a) Company shall specify the deductible limits for each required insurance policy and may, from time to time, increase the minimum insurance requirements, establish and change deductible limits, require that Franchisee procure and maintain additional forms of insurance, and otherwise modify the insurance requirements contained in this Agreement based upon inflation, general industry standards, Company's experience with claims, or for other commercially reasonable reasons. Franchisee shall comply with any change imposed by Company within 30 days after written notice from Company and shall submit written proof of compliance to Company upon request.

                  (b) Each insurance policy required by this Agreement shall be written by insurance companies of recognized responsibility meeting the standards stated in the Manual. Before the Opening Date, or the earlier date specified in the Lease, and then not less than annually thereafter on or before January 1 of each Calendar Year after the Opening Date, Franchisee shall submit to Company certificates of insurance showing compliance with Company's insurance requirements. Franchisee shall not begin any work or installation of equipment in the Franchise Location pursuant to Franchisee's Design Plans until Franchisee submits proof of its general contractor's insurance required by this Agreement. All certificates of insurance shall state that the policy will not be canceled or altered without at least 30 days prior written notice to Company. Maintenance of required insurance shall not relieve Franchisee of liability under the indemnity provisions set forth in this Agreement.

                  (c) Company and any Affiliates that Company designates shall each be named as an additional insured on all required insurance. Franchisee shall additionally cause each policy of insurance required by this Agreement to include a waiver of subrogation, which shall provide that Franchisee, on the one hand, and Company, on the other hand, each releases and relieves the other, and each waives its entire right to recover damages, in contract, tort and otherwise, against the other for any loss or damage occurring to Franchisee's property arising out of or resulting from any of the perils required to be insured against under this Agreement. The effect of these releases and waivers shall not be limited by the amount of insurance carried by Franchisee or as otherwise required by this Agreement or by any deductible applicable thereto.

                  (d) Should Franchisee not procure or maintain the insurance required by this Agreement, Company may, without waiving its right to declare a breach of this Agreement based on the default, procure the required insurance coverage at Franchisee's expense, although Company has no obligation to do so. Franchisee shall pay Company an amount equal to the premiums and related costs for the required insurance in full upon receipt of invoice, plus a 25% service charge and an amount sufficient to reimburse Company for its actual direct costs in obtaining the required insurance.

                  (e) Franchisee understands and agrees that the minimum insurance requirements set forth in this Agreement do not constitute a representation or warranty by Company that the minimum coverage and specified types of insurance will be sufficient for the Franchised Business. Franchisee understands and agrees that it is solely responsible for determining if the Franchised Business requires higher coverage limits or other types of insurance protection.

SECTION 29. DEFAULT AND TERMINATION

         29.1. TERMINATION BY FRANCHISEE.

                  (a) Franchisee may terminate this Agreement by written notice to Company for any reason constituting good cause, provided (i) Franchisee is not in default of any obligation under this Agreement when it serves written notice of default on Company, and (ii) termination is accomplished in accordance with the requirements of this Agreement. Any attempt by Franchisee to terminate this agreement except on the grounds, or according to the procedures, stated in this Agreement shall be void.

                  (b) Good cause means that Company has committed a material and substantial breach of this Agreement that it has not cured within the period allowed by this Agreement. Franchisee's written notice must specify with particularity the matters cited to be in default and provide Company with a minimum of 30 days in which to cure the default. Additional time to cure must be provided as is reasonable under the circumstances if a default cannot reasonably be cured within the minimum 30-day period. Franchisee's written notice of termination of this Agreement for good cause shall not entitle it to a refund of any money that Franchisee has paid to Company or Company's Affiliates pursuant to this Agreement.

         29.2. TERMINATION BY COMPANY WITHOUT OPPORTUNITY TO CURE.

                  (a) Company may terminate this Agreement, in its sole discretion and election, effective immediately upon Company's delivery of written notice of termination to Franchisee based upon the occurrence of any of the following events which shall be specified in Company's written notice, and Franchisee shall have no opportunity to cure a termination based on any of the following events:

                           (i) Should Franchisee fail to use its reasonable best
efforts to open the Franchised Business to the public on or before the Opening Date as specified in this Agreement taking into account delays due to events beyond Franchisee's reasonable control;

                           (ii) Should Franchisee fail or refuse to pay, on or
before the date payment is due, any Continuing Fees or other amounts payable to Company, Company's Affiliates or the Promotional Fund, and should the default continue for a period of 10 days after written notice of default is given by Company to Franchisee;

                           (iii) Should Franchisee fail or refuse to submit any
report or financial statement on or before the date due, and should the default continue for a period of 10 days after written notice of default is given by Company to Franchisee;

                           (iv) Should any person who is required by this
Agreement to personally guaranty Franchisee's obligations to Company fail or refuse to execute and delivery Company's form of personal guaranty or deliver the financial statements required by this Agreement for a period of 10 days after written notice of default is given by Company to Franchisee;

                           (v) Should Franchisee lose the right to possession of
the Franchise Location due to Franchisee's breach of the Lease which either cannot be cured or which Franchisee has failed to cure within the allowed time period;

                           (vi) Should Franchisee commit an event of default
under any other agreement by and between Franchisee and Company pertaining to the Franchised Business and franchise awarded by this Agreement which, by its terms, cannot be cured or which Franchisee fails to cure within the allowed time period;

                           (vii) Should Franchisee make any general arrangement
or assignment for the benefit of creditors or become a debtor as that term is defined in 11 U.S.C. ss. 101 or any successor statute, unless, in the case where a petition is filed against Franchisee, Franchisee obtains an order dismissing the proceeding within 60 days after the petition is filed; or should a trustee or receiver be appointed to take possession of all, or substantially all, of the assets of the Franchised Business, unless possession of the assets is restored to Franchisee within 60 days following the appointment; or should all, or substantially all, of the assets of the Franchised Business or the franchise rights be subject to an order of attachment, execution or other judicial seizure, unless the order or seizure is discharged within 60 days following issuance;

                           (viii) Should Franchisee, or any duly authorized
representative of Franchisee, make a material misrepresentation or omission in obtaining the franchise rights granted hereunder, or should Franchisee, or any officer, director, shareholder, member, manager, or general partner of Franchisee, be convicted of or plead no contest to a felony charge or engage in any conduct or practice that, in Company's reasonable opinion, reflects unfavorably upon or is detrimental or harmful to the good name, goodwill or reputation of Company or to the business, reputation or goodwill of the uWink(TM) System;

                           (ix) Should Franchisee fail to comply with the
conditions governing the transfer of rights under this Agreement in connection with an Event of Transfer;

                           (x) If Franchisee is a Business Entity. should an
order be made or resolution passed for the winding-up or the liquidation of Franchisee or should Franchisee adopt or take any action for its dissolution or liquidation;

                           (xi) Should Franchisee have received from Company,
during any consecutive 24-Calendar Month period, 3 or more notices of default (whether or not the notices relate to the same or to different defaults and whether or not each default is timely cured by Franchisee);

                           (xii) Should Franchisee make any unauthorized use,
publication, duplication or disclosure of any Confidential Information or any portion of the Confidential Manual, or should any person required by this

Agreement to execute a Confidentiality Agreement with Company or Franchisee breach the Confidentiality Agreement during the time period that the person is employed or engaged by Franchisee;

                           (xiii) Should Franchisee abandon or fail or refuse to
actively operate the Franchised Business for any period such that Company may reasonably conclude that Franchisee does not intend to continue operating it, unless Franchisee obtains Company's written consent to close the Franchised Business for a specified period of time before Franchisee ceases regular activities;

                           (xiv) Should Franchisee materially misuse or make an
unauthorized use of any of the components of the uWink(TM) System or commit any other act which does, or can reasonably be expected to, materially impair the goodwill or reputation associated with any aspect of the uWink(TM) System;

                           (xv) Should Franchisee intentionally underreport
Gross Sales under the criteria established in this Agreement; or

                           (xvi) Should Franchisee fail to comply with any
violation of federal, state or local law within 30 days after being notified of non-compliance.

                           q. Should Company make a reasonable determination
that Franchisee's continued operation of the Franchised Business will result in imminent danger to public health and safety.

         29.3. TERMINATION BY COMPANY WITH RIGHT TO CURE.

                  (a) Should Franchisee breach, or refuse to fulfill or perform, any obligation arising under this Agreement not identified in Subsection B above, or fail or refuse to adhere to any mandatory operating procedure, specification or standard prescribed by Company in the Confidential Manual or otherwise communicated to Franchisee, Company may terminate this Agreement, in its sole discretion and election, effective at the close of business 30 days after giving written notice of default to Franchisee which specifies the grounds of default, if Franchisee fails to cure the default cited in the notice by the end of the 30-day cure period. Company may indicate its decision to terminate by written notice given to Franchisee anytime before, or after, the end of the 30-day cure period including in the original notice of default.

                  (b) If a default cannot reasonably be cured within 30 days, Franchisee may apply to Company for additional time to complete the cure. The length of the additional cure period, if any, allowed by Company shall be stated in writing signed by Company. If Company grants an extension and if Franchisee does not complete the required cure within the extended cure period, termination of this Agreement shall be effective at the close of business on the last day of the extended cure period without further notice from Company.

         29.4. EFFECT OF TERMINATION OR EXPIRATION. Termination or expiration of this Agreement shall result in the concurrent, and automatic, termination of all agreements between the parties pertaining to the Franchised Business or the franchise granted by this Agreement and shall also permit Company to enforce any Personal Guaranty of Franchisee's obligations given to Company as required by this Agreement. Notwithstanding the termination of this Agreement, the parties agree that any other Franchise Agreements then in effect between the parties concerning other uWink(TM) Entertainment Restaurants owned by Franchisee shall remain in full force and effect, unless the grounds which Company has relied upon to terminate this Agreement also constitute grounds for terminating the other Franchise Agreements and Company has satisfied all requirements to terminate the other Franchise Agreements.

         29.5. EFFECTIVE DATE OF TERMINATION OR EXPIRATION OF THIS AGREEMENT. For purposes of this Agreement, (i) the Effective Date of Termination is: (x) the date on which Franchisee receives written notice of termination based on an event of default which this Agreement identifies as not being curable, or (y) the last day of the applicable cure period based on an event of default for which this Agreement grants Franchisee the right to cure; and (ii) the Effective Date of Expiration of this Agreement is the last day of the Term. In any proceeding in which the validity of termination of this Agreement is at issue, Company shall not be limited to the reasons set forth in any notice of termination or default given to Franchisee.

SECTION  30.RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION

         30.1. FRANCHISEE'S OBLIGATIONS. On and after the Effective Date of Termination or Expiration of this Agreement, Franchisee must comply with the following duties:

                  (a) Within 10 days following the Effective Date of Termination or Expiration of this Agreement, Franchisee shall pay all Continuing Fees and other amounts owed to Company, including, without limitation, late charges and interest on any late payments. Continuing Fees shall continue to be due and payable (and late charges thereon assessed) after the Effective Date of Termination or Expiration of this Agreement until the date that Franchisee completes all post-termination obligations required by this Agreement. When termination is based upon Franchisee's default, Franchisee shall also pay to Company all damages, costs and expenses which it incurs to enforce its rights under this Agreement in the event of a default and/or termination whether or not mediation or judicial action is commenced. Franchisee's payments shall be accompanied by all reports required by Company regarding business transactions and the results of operations through the Effective Date of Termination or Expiration of this Agreement or until the date that Franchisee completes all post-termination or expiration obligations required by this Agreement, whichever occurs later. The parties agree that, if Company prevails in an action under this Agreement to enforce its rights under this Agreement, Franchisee shall additionally reimburse Company for its reasonable attorneys and other professional fees to retain attorneys, accountants or other experts in connection with the enforcement proceeding.

                  (b) Franchisee shall permanently cease using, in any manner whatsoever, all rights and property incorporated within or associated with the uWink(TM) System in a manner that suggests or indicates that Franchisee is, or was, an authorized uWink(TM) franchisee or continues to remain associated with the uWink(TM) System. Franchisee shall cancel all Local Advertising and other promotional activities which associate Franchisee with the uWink(TM) System. Franchisee shall cancel all fictitious or assumed name or equivalent registrations relating to its use of the uWink(TM) Licensed Marks. Continued use by Franchisee of rights or other property incorporated within or associated with the uWink(TM) System shall constitute willful trademark infringement and unfair competition by Franchisee.

                  (c) Franchisee shall cease using all telephone numbers and business directory listings used in operating the Franchised Business and take all steps necessary to remove all telephone and other business directory listings that display any of the uWink(TM) Licensed Marks. Franchisee shall furnish Company with evidence satisfactory to Company demonstrating Franchisee's compliance with this obligation within 10 days after the Effective Date of Termination or Expiration of this Agreement. Company shall have the right to demand an assignment of the telephone numbers and listings, in which case Franchisee hereby consents to the assignment, without compensation, as of the Effective Date of Termination or Expiration.

                  (d) Franchisee shall immediately cease using and, within 48 hours after the Effective Date of Termination or Expiration of this Agreement, deliver to Company all copies of the Confidential Manual in Franchisee's possession.

                  (e) Franchisee shall sell and assign to Company all of the Hardware and any replacement items, whether purchased in connection with the Franchised Business' opening or during the Term, to Company in AS IS condition. If the sale occurs within the first three years after the Effective Date, the price paid for the Hardware and any replacement items shall be (i) the fair market value as determined by an independent appraiser who shall be mutually selected by the parties and whose fees shall be shared equally by the parties; or (ii) the amount determined by straight line depreciation if the parties are either unable to mutually agree upon an appraiser within 30 days after the Effective Date of Termination or Expiration or either party is unwilling to pay for one-half of the appraiser's fees despite good faith negotiation. If the sale occurs after three years from the Effective Date, Company shall pay Franchisee $1.00 for the Hardware and any replacement items.

                  (f) Franchisee understands and agrees that Company shall immediately disable by remote access the Technology System, and Franchisee shall return all Documentation that Company has provided to Franchisee pursuant to this Agreement, and shall retain no copy or record of any of the foregoing. Franchisee shall immediately stop selling all Collateral Logo Merchandise and shall resell its inventory of all Proprietary Products in useable or salable condition to Company at Franchisee's actual cost.

                  (g) With respect to the Franchise Location, Company may, pursuant to the Addendum to Lease, accept an assignment of the Lease, in which case, upon written notice from Company, Franchisee shall forthwith vacate the Franchise Location, leaving it in good condition and repair with all fixtures and equipment not capable of being removed without damage to the Franchise Location, or which the Lease forbids to be removed, left in good working order. Company shall give Franchisee written notice of its election to accept an assignment of the Lease within 10 days after the Effective Date of Termination or Expiration. Company's failure to timely notify Franchisee shall signify its decision not to accept an assignment of the Lease. If Company does not accept an assignment of the Lease, Franchisee shall, at its sole cost and expense, within 20 days after the Effective Date of Termination or Expiration, remove all signs and other physical and structural features that readily identify the site as a uWink(TM) Entertainment Restaurant, in a manner acceptable to Company, so that the former Franchise Location no longer suggests or indicates a connection with the uWink(TM) System. Company's right to accept an assignment of the Lease is independent of Company's right to acquire the physical assets in the Franchise Location on the terms of this Agreement.

                  (h) Franchisee shall execute and deliver a mutual general release, in form satisfactory to Company, of any and all claims against Company and its officers, directors, shareholders, employees and agents. The mutual general release shall exclude any bona fide claims that a party may have against the other which are expressly identified in the mutual general release.

                  (i) Franchisee shall keep and maintain all business records pertaining to the business conducted at the Franchised Business for 5 years after the Effective Date of Termination or Expiration of this Agreement. During this period, Franchisee shall permit Company to inspect such business records as frequently as Company deems necessary.

         30.2. COMPANY'S RIGHT TO PURCHASE PHYSICAL ASSETS OF THE FRANCHISED BUSINESS.

                  (a) In addition to Franchisee's duty to sell all of the Hardware and any replacement items to Company in AS IS condition as provided in this Agreement, Company shall have the right, but not the obligation, to purchase all, or any, of Franchisee's physical assets relating to the Franchised Business that are not treated by the Lease as fixtures of the Franchise Location and part of the realty, at Franchisee's original cost less depreciation, based upon the depreciation schedule which Company or Company's Affiliates use for like or comparable property, less the remaining balance, if any, of any financing that Franchisee owes to third parties for which the physical asset is pledged as security. Company may exercise this option by giving Franchisee written notice within 10 days after the Effective Date of Termination or Expiration of this Agreement, specifying in the notice the specific physical assets that it desires to purchase. Within 10 days following receipt of Company's written notice, Franchisee shall furnish Company with documentation substantiating the original cost of each item identified by Company and depreciation taken as reported by Franchisee in its federal and state income tax returns. Within 10 days following receipt of Franchisee's documentation, Company shall notify Franchisee of the particular assets it will purchase and calculate the purchase price for the items in accordance with this Section, and within 10 days after giving the notice, Company will pay Franchisee the purchase price, less permitted set-offs. Franchisee shall deliver possession of the physical assets to Company upon Company's payment of the net purchase price free and clear of all liens and encumbrances not approved by Company in writing. Company's failure to serve written notice of its election within 10 days after the Effective Date of Termination or Expiration of this Agreement shall signify its decision not to purchase any remaining physical assets of Franchisee.

                  (b) With respect to the physical assets that Company purchases, Company shall have the absolute right to set off from the purchase price all sums then owed by Franchisee to Company, Company's Affiliates or the Promotional Fund under this Agreement, including damages, costs and expenses and reasonable attorneys' fees in enforcing the default and termination. The right to set off shall not limit Company's remedies under this Agreement or Applicable Law.

         30.3. SURVIVAL OF OBLIGATIONS. All obligations of the parties that expressly, or by their nature, survive the Effective Date of Termination or Expiration of this Agreement shall continue in full force and effect subsequent to the Effective Date of Termination or Expiration of this Agreement until they are satisfied in full. Franchisee shall remain fully liable for any and all obligations of the Franchised Business, whether incurred before, or after, the Effective Date of Termination or Expiration of this Agreement, including, without limitation, obligations arising under this Agreement, the Lease, and all obligations owed to Company's Affiliates and other third parties including, without limitation, obligations for Proprietary Products, other inventory, services, equipment, supplies, materials, payments to independent contractors, salaries to employees and taxes.

         30.4. THIRD PARTY RIGHTS; AVAILABLE REMEDIES. No person acting for the benefit of Franchisee's creditors or any receiver, trustee in bankruptcy, sheriff or any other officer of a court or other person in possession of Franchisee's assets or business shall have the right to assume Franchisee's obligations under this Agreement without Company's prior consent. Company's right to terminate this Agreement shall not be its exclusive remedy in the event of Franchisee's default, and Company shall be entitled, in its sole discretion and election, alternatively or cumulatively, to affirm this Agreement in the event of Franchisee's default and obtain damages arising from the default, injunctive relief to compel Franchisee to perform its obligations under this Agreement or to prevent Franchisee from breaching this Agreement, and any other remedy available under Applicable Law.

SECTION 31. ASSIGNMENT AND TRANSFER

         31.1. ASSIGNMENT BY COMPANY. Franchisee acknowledges that Company maintains a staff to manage and operate the uWink(TM) System and that staff members can change from time to time. Franchisee represents that it has not signed this Agreement in reliance on any shareholder, director, officer, or employee remaining with Company in that capacity. Company is free to transfer and assign all of its rights under this Agreement to any person or Business Entity, provided the assignee agrees in writing to assume Company's obligations under this Agreement. Upon such assignment and assumption, Company shall have no further obligation to Franchisee.

         31.2. ASSIGNMENT BY FRANCHISEE: IN GENERAL. Franchisee understands and agrees that the franchise rights awarded by this Agreement are personal and are awarded in reliance upon, among other considerations, the individual or collective character, skill, aptitude, attitude, experience, business ability and financial condition and capacity of Franchisee and, if Franchisee is a Business Entity, that of its officers, directors, shareholders, LLC managers and members, trustees, and partners.

                  (a) Without Company's prior written consent, Franchisee shall not, directly or indirectly, attempt or complete an Event of Transfer either voluntarily or by operation of law except in accordance with this Agreement. Company agrees not to withhold its consent unreasonably if Franchisee satisfies the conditions applicable to a transfer identified in this Agreement. Any attempted or purported transfer which fails to comply with the requirements of this Agreement shall be null and void and constitute a material default of this Agreement.

                  (b) Company's consent to an Event of Transfer is not a representation of the fairness of the terms of any contract between Franchisee and a transferee, a guarantee of the Franchised Business' or transferee's prospects for success, or a waiver of any claims that Company or Company's Affiliates may have against Franchisee or any personal guarantor.

         31.3. COMPANY'S RIGHT OF FIRST REFUSAL.

                  (a) Except with respect to Qualified Transfers, if Franchisee, or the person to whom an offer is directed (the "Individual Transferor"), receives a bona fide written offer ("Third Party Offer") to purchase or otherwise acquire an interest which will result in an Event of Transfer, Franchisee or the Individual Transferor, shall, within 5 days after receiving the Third Party Offer and before accepting it, apply to Company in writing for Company's consent to the proposed transfer. Additionally, the following conditions shall apply:

                           (i) Franchisee, or the Individual Transferor, shall
attach to its application for consent to the transfer a complete copy of the Third Party Offer together with (i) information relating to the transferee's experience and qualifications, (ii) a copy of the transferee's current financial statement, and (iii) any other information material to the Third Party Offer, transferee and proposed assignment or that Company requests.

                           (ii) Company or its nominee shall have the right,
exercisable by written notice ("Notice of Exercise") given to Franchisee or the Individual Transferor, within 30 days following receipt of the Third Party Offer, all supporting information, and the application for consent, to notify Franchisee or the Individual Transferor that it will purchase or acquire the rights, assets, equity or interests proposed to be assigned on the same terms and conditions set forth in the Third Party Offer, except that Company may (i) substitute cash for any form of payment proposed in the offer discounted to present value based upon the rate of interest stated in the Third Party Offer, and (ii) deduct from the purchase price the amount of any commission or fee otherwise payable to any broker or agent in connection with the Third Party Offer and all amounts then due and owing from Franchisee to Company, Company's Affiliates or the Promotional Fund under this Agreement or otherwise. If Company gives timely Notice of Exercise, the assets that Company purchases shall be free and clear of liens. If any asset is pledged as security for financing that is then unpaid, Company may further deduct from the purchase price the remaining amount payable under the terms of financing.

                           (iii) The closing shall take place at Company's
headquarters at a mutually agreed upon date and time, but not later than 90 days following Company's receipt of the Third Party Offer, all supporting information, and the application for consent to transfer.

                           (iv) At the closing, Franchisee or the Individual
Transferor shall deliver to Company the same documents, affidavits, warranties, indemnities and instruments as would have been delivered by Franchisee or the Individual Transferor to the transferee pursuant to the Third Party Offer. Additionally, Franchisee and the Individual Transferor shall deliver a mutual general release, in form satisfactory to Company, of any and all claims against Company, Company's Affiliates and their respective officers, directors, shareholders, employees and agents.

                           (v) All costs, fees, document taxes and other
expenses incurred in connection with the transfer shall be allocated between Franchisee and Company in accordance with the terms of the Third Party Offer, and any costs not allocated shall be paid by Franchisee or the Individual Transferor.

         31.4. CONDITIONS OF ASSIGNMENT TO THIRD PARTY.

                  (a) If Company does not exercise its right of first refusal, Franchisee may not complete the Event of Transfer without Company's prior written consent. An Event of Transfer, or attempt to complete an Event of Transfer, in violation of this provision is a material breach of this Agreement. The requirements of this Section do not apply to a Qualified Transfer. As a condition to Company's consent to an Event of Transfer, the following conditions must be satisfied:

                           (i) The transferee must submit a completed franchise
application to Company, and meet Company's then-current qualifications for new uWink(TM) franchisees, including qualifications pertaining to financial condition, credit rating, experience, moral character and reputation. Company's evaluation of the transferee's financial condition shall take into account the transferee's obligations to Franchisee for payments arising out of the Event of Transfer.

                           (ii) As of the date consent is requested and through
the date of closing of the proposed transfer and assignment, Franchisee must not be in default under this Agreement, the Lease, or any other agreements with Company, and must be current with all monetary obligations owed to third parties, including (without limitation) Company's Affiliates.

                           (iii) The transferee must sign Company's then-current
form of Franchise Agreement, the terms of which may differ materially from this Agreement; provided, however: (i) in lieu of paying a new Initial Franchise Fee, the transferee or Franchisee shall pay Company a transfer fee of $5,000 per Event of Transfer; and (ii) the term of the new Franchise Agreement shall be equal to the remaining Term under this Agreement and the Renewal Term if the time to exercise the Renewal Option has not expired when Franchisee requests consent to complete the Event of Transfer.

                                    (1) Alternatively, if Company is not
offering new uWink(TM) franchises in the state where the Franchise Business is located when Franchisee requests consent to complete the Event of Transfer, the transferee must (x) agree in writing to assume all of Franchisee's obligations under this Agreement and succeed to Franchisee's rights under this Agreement; and (y) pay a transfer fee of $5,000 per Event of Transfer.

                                    (2) If Franchisee owns and transfers more
than one franchise simultaneously, as part of the same transaction, to the same transferee, Franchisee shall pay a separate transfer fee for each of the separate franchises being transferred and comply with any additional transfer conditions set forth in the applicable Franchise Agreements.

                                    (3) If the Event of Transfer involves a
Public or Private Offering, the transfer fee shall be an amount not to exceed $20,000 based upon the additional time which Company will require to review Franchisee's offering memorandum, registration statement or comparable documents. Franchisee understands and agrees that in reviewing Franchisee's offering memorandum, registration statement or comparable documents, Franchisee does not certify that the statements in Franchisee's offering memorandum, registration statement or comparable documents are true, correct or not misleading or that Franchisee's offering memorandum, registration statement or comparable documents comply with Applicable Laws, but is for the purpose of reviewing Franchisee's statements about Company, uWink(TM) Entertainments Restaurants, and the uWink(TM) System.

                           (iv) Franchisee must simultaneously transfer its
rights under the Lease and all other contracts whose continuation is necessary for operation of the Franchise Business to the same transferee and satisfy any separate conditions to obtain any third party consents required to accomplish the transfers, including, without limitation, the consent of the landlord of the Franchise Location.

                           (v) Franchisee must execute and deliver a mutual
general release, in form satisfactory to Company, of any and all claims against Company, Company's Affiliates and their respective officers, directors, shareholders, employees and agents.

                           (vi) The transferee must execute all other documents
and agreements required by Company to consummate the transfer of this Agreement. If the transferee is a Business Entity, each person who at the time of the transfer, or later, owns or acquires, either legally or beneficially, 10% or more of the equity or voting interests of the transferee must execute Company's then-current form of personal guaranty.

                           (vii) Franchisee's right to receive the sales
proceeds from the transferee shall be subordinate to the transferee's and Franchisee's duties owed to Company and Company's Affiliates under, or pursuant to, this Agreement or any other agreement as of the effective date of the Event of Transfer. All contracts by and between Franchisee and the transferee shall expressly include a subordination provision permitting payment of the sales proceeds to Franchisee only after any outstanding obligations owed to Company and Company's Affiliates are fully satisfied.

                           (viii) Until the proposed transferee satisfies
minimum training requirements, Franchisee shall remain responsible for day-to-day management of the Franchised Business. At a minimum, (i) the proposed transferee or its Primary Owner must complete the next available Owner Orientation module (or equivalent); (ii) at least one management-level employee must qualify as a Certified Manager; and (iii) the proposed transferee's General Manager, Assistant General Manager and Kitchen Manager must complete the next available Restaurant Management and Technical Training module (or equivalent) tracks of Company's then-current Initial Training Program. Company shall schedule training to start reasonably promptly following the closing date. Franchisee and the proposed transferee must arrange for the Franchised Business to remain under the direct supervision of a previously-qualified Certified Manager during the period following the closing date during which the proposed transferee and its employees complete the foregoing training programs.

                           (ix) Within a reasonable period of time following the
closing date, the transferee shall conform the Franchised Business to Company's then-current appearance and design standards and equipment specifications then applicable to new uWink(TM) Franchised Businesses.

                           (x) Neither Company's exercise of its right of first
refusal, its consent to an Event of Transfer, nor Franchisee's consummation of a transfer shall operate to release Franchisee of those obligations that expressly, or by their nature, survive the effective date of termination or expiration of this Agreement, including, without limitation, the provisions regarding non-disclosure of Confidential Information.

                  (b) Franchisee may only complete the Event of Transfer to the transferee on the terms identified in the Third Party Offer or as otherwise stated in Franchisee's application for consent. If there is any material change in the terms of the Third Party Offer, Company has a right of first refusal to accept the new terms subject to the conditions stated in this Section.

                  (c) If Company consents to the transfer to a third party, the transfer must close within 60 days from the date the Third Party Offer is first submitted to Company unless Company grants an extension of time in writing; otherwise, it must again be offered to Company.

         31.5. BUSINESS ENTITY FRANCHISEE. If Franchisee is a Business Entity, Franchisee shall furnish to Company, upon execution of this Agreement or at such other time as transfer to the Business Entity is permitted, a copy of its articles of incorporation, by-laws, operating agreement, partnership agreement or other governing agreement, and a list of all persons owning an interest in the equity or voting interests of the Business Entity. Additionally, Franchisee shall promptly provide Company with a copy of any amendments to, or changes in, the documents or other information during the Term. Franchisee shall maintain stop transfer instructions against the transfer on its records of any equity or ownership interests. Each certificate representing an ownership interest in Franchisee shall bear a legend, in the form stated in the Confidential Manual, that it is held, and further assignment or transfer thereof is, subject to all restrictions imposed upon transfer set forth in this Agreement. Franchisee's Primary Owner shall deliver a certificate to Company annually, when Franchisee's annual financial statements are delivered, which lists all owners of record and all beneficial owners of any interest in the equity or voting interests of Franchisee and identifies all transfers of equity or voting interests in Franchisee which have occurred during the period covered by the annual financial statement. If Franchisee engages in a Public or Private Offering, in which case Franchisee or the proposed transferee shall pay Company a transfer fee equal to $20,000 per Public or Private Offering reflecting the additional time which Company will require to review Developer's offering memorandum, registration statement or comparable documents.

         31.6. QUALIFIED TRANSFERS. Before completing a Qualified Transfer, Franchisee must do all of the following: (i) provide Company with written notice of its intent to complete a Qualified Transfer; and (ii) when the Qualified Transfer is to a newly-formed Business Entity, deliver the documents which this Agreement requires be delivered by a Business Entity that is the Franchisee. The Qualified Transfer shall not be effective unless and until Franchisee satisfies conditions (i) and (ii). Company shall not have a right of first refusal with respect to a Qualified Transfer, nor shall Company's prior written consent to a Qualified Transfer be necessary if Franchisee satisfies the conditions stated in this Section. Company agrees to waive payment of a transfer fee in connection with a Qualified Transfer.

SECTION  32.RELATIONSHIP OF PARTIES: INDEMNIFICATION: SECURITY INTEREST

         32.1. INDEPENDENT CONTRACTOR. This Agreement does not create a fiduciary relationship between the parties, nor does it make either party a general or special agent, joint venturer, partner or employee of the other for any purpose. With respect to all matters, Franchisee relationship to Company is as an independent contractor. Franchisee understands and agrees that it is the independent owner of the Franchised Business and in sole control of all aspects of its operation, and shall conduct its business using its own judgment and sole discretion, subject only to the provisions of this Agreement. Franchisee shall conspicuously identify itself in all advertising and all dealings with customers, suppliers and other third parties as the owner of the Franchised Business operating under a license from Company.

         32.2. INDEMNIFICATION BY FRANCHISEE. Franchisee shall indemnify and hold Company, Company's Affiliates and their respective officers, directors, shareholders, employees, agents, successors and assigns, harmless from and against any and all costs, expenses, losses, liabilities, damages, causes of action, claims and demands whatsoever, arising from or relating to the Franchised Business or Franchisee's occupancy of the Franchise Location, whether or not arising from bodily injury, personal injury or property damage, infringement (other than Third Party Claims within the scope of Company's agreement to indemnify Franchisee as set forth in his Agreement), or any other violation of the rights of others, or in any other way, subject to the provisions of this Agreement. Franchisee's obligation to indemnify Company shall extend, without limitation, to all claims for actual and consequential damages, and to Company's costs and expenses incurred in defending any claim brought or threatened by a third party that is within the scope of Franchisee's indemnification including, without limitation attorneys and other professional fees, court costs, and travel and living expenses. Company shall have the right to retain its own counsel to defend any third party claim asserted against it which is covered by this indemnification agreement. Franchisee's indemnification and defense obligations shall survive the expiration, termination or assignment of this Agreement for any reason.

         SECURITY INTEREST. To secure Franchisee's performance under this Agreement, Franchisee hereby grants to Company a security interest in and to all of Franchisee's tangible and intangible property used to operate the Franchised Business. Company shall record appropriate financing statements to protect and perfect Company's rights as a secured party under Applicable Law. Except with Company's prior written consent, which Company shall not unreasonably withhold, it shall be a breach of this Agreement for Franchisee to grant another person a security interest in Franchisee's tangible or intangible assets of the Franchised Business even if subordinate to Company's security interest. Company agrees to subordinate Company's own security interest if requested by a lender providing financing to Franchisee on commercially reasonable terms in connection with the purchase of the franchise.

SECTION 33. DISPUTE RESOLUTION

         33.1 AGREEMENT TO MEDIATE DISPUTES. Except as otherwise provided in this Agreement, neither party to this Agreement shall bring an action or proceeding to enforce or interpret any provision of this Agreement, or seeking any legal remedy based upon the relationship created by this Agreement or an alleged breach of this Agreement, until the dispute has been submitted to mediation conducted in accordance with the procedures stated in this Agreement.

                  (a) The mediation shall be conducted pursuant to the rules of the National Franchise Mediation Program, a dispute resolution program for franchising administered under the auspices of the CPR Institute for Dispute Resolution ("the Mediation Service"). Either party may initiate the mediation (the "Initiating Party") by notifying the Mediation Service in writing, with a copy to the other party (the "Responding Party"). The notice shall describe with specificity the nature of the dispute and the Initiating Party's claim for relief. Thereupon, both parties will be obligated to engage in the mediation, which shall be conducted in accordance with the Mediation Service's then-current rules, except to the extent the rules conflict with this Agreement, in which case this Agreement shall control.

                  (b) The mediator must be either a practicing attorney with experience in business format franchising or a retired judge.

                  (c) Except as otherwise provided in this Agreement: (i) the fees and expenses of the Mediation Service, including (without limitation) the mediator's fee and expenses, shall be shared equally by the parties, and (ii) each party shall bear its own attorney's fees and other costs incurred in connection with the mediation irrespective of the outcome of the mediation or the mediator's evaluation of each party's case.

                  (d) The mediation conference shall begin as soon as possible with the goal of beginning the mediation within 30 days after selection of the mediator. Regardless of whether Company or Franchisee is the Initiating Party, the mediation shall be conducted at Company's headquarters, unless the parties agree upon a mutually acceptable alternative location.

                  (e) The parties shall participate in good faith in the entire mediation, including the mediation conference, with the intention of resolving the dispute, if at all possible. The parties shall each send at least one representative to the mediation conference who has authority to enter into a binding contract on that party's behalf and on behalf of all principals of that party who are required by the terms of the parties' settlement to be personally bound by it. The parties recognize and agree, however, that the mediator's recommendations and decision shall not be binding on the parties.

                  (f) If one party breaches this Agreement by refusing to participate in the mediation or not complying with the requirements for conducting the mediation, the non-breaching party may immediately file suit and take such other action to enforce its rights as permitted by law and the breaching party shall be obligated to pay: (i) the mediator's fees and costs,
(ii) the non-breaching party's reasonable attorneys' fees and costs incurred in connection with the mediation, and (iii) to the extent permitted by law, the non-breaching party's reasonable attorneys' fees and costs incurred in any suit arising out of the same dispute, regardless of whether the non-breaching party is the prevailing party. Additionally, in connection with (iii), the breaching party shall forfeit any right to recover its attorneys' fees and costs should it prevail in the suit. The parties agree that the foregoing conditions are necessary in order to encourage meaningful mediation as a means for efficiently resolving any disputes that may arise.

         33.2. EXCEPTIONS TO DUTY TO MEDIATE DISPUTES. The obligation to mediate shall not apply to any disputes, controversies or claims (i) where the monetary relief sought is under $10,000; (ii) in which a party seeks or applies for any kind of Provisional Remedies; or (iii) in which Company or the holder of rights under any lease or sublease seeks to enforce rights of unlawful detainer or similar remedies available to a landlord or for the enforcement of Company's other rights under any Addendum to Lease with Debtor. The party that is awarded Provisional Remedies shall not be required to post bond or comparable security. Once Provisional Remedies are obtained, the parties agree to submit the dispute to, or continue, the mediation or action in accordance with this Agreement.

         33.3. JUDICIAL RELIEF.

                  (a) The parties agree that (i) all disputes arising out of or relating to this Agreement which are not resolved by negotiation or mediation, and (ii) all claims which this Agreement expressly excludes from mediation, shall be brought in the Superior Court of California located closest to Company's headquarters, unless the subject matter of the dispute arises exclusively under federal law or diversity jurisdiction exists, in which event the dispute shall be submitted to the United States District Court located closest to Company's headquarters. As of the date of this Agreement, the parties acknowledge that the Superior Court of the County of Los Angeles, and the United States District Court of the Central District of California are, respectively, the state and federal courts that are located closest to Company's headquarters; however, the parties further acknowledge that Company may relocate its headquarters in its sole discretion at any time without notice to the undersigned party. The parties agree to submit to the jurisdiction of the courts mutually selected by them pursuant to this Section and mutually acknowledge that selecting a forum in which to resolve disputes arising between them is important to promote stability in their relationship.

                  (b) To the fullest extent that it may effectively do so under Applicable Laws, Franchisee waives the defense of an inconvenient forum to the maintenance of an action in the courts identified in this Section and agrees not to commence any action of any kind against Company, Company's Affiliates and their respective officers, directors, shareholders, LLC managers and members, employees and agents or property arising out of or relating to this Agreement except in the courts identified in this Section.

         33.4. WAIVER OF JURY TRIAL. COMPANY AND FRANCHISEE EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER COMPANY OR FRANCHISEE ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, THE USE OF THE PROPRIETARY MARKS OR THE uWINK(TM) SYSTEM, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW.

         33.5. CHOICE OF LAW. Except as otherwise provided in this Agreement with respect to the possible application of Local Laws, the parties agree that California law shall govern the construction, interpretation, validity and enforcement of this Agreement and shall be applied in any mediation or judicial proceeding to resolve all disputes between them, except to the extent the subject matter of the dispute arises exclusively under federal law, in which event the federal law shall govern.

         33.6. LIMITATIONS PERIOD. To the extent permitted by Applicable Laws, any legal action of any kind arising out of or relating to this Agreement or its breach, including without limitation, any claim that this Agreement or any of its parts is invalid, illegal or otherwise voidable or void, must be commenced by no later than one year after the act, event, occurrence or transaction which constituted or gave rise to the alleged violation or liability; provided, however, the applicable limitations period shall be tolled during the course of any mediation which is initiated before the last day of the limitations period with the tolling beginning on the date that the Responding Party receives the Initiating Party's demand for mediation and continuing until the date the mediation is concluded.

         33.7. PUNITIVE OR EXEMPLARY DAMAGES. Company and Franchisee, on behalf of themselves and their respective Affiliates, directors, officers, shareholders, members, managers, employees and agents, as applicable, each hereby waive to the fullest extent permitted by law, any right to, or claim for, punitive or exemplary damages against the other and agree that, in the event of a dispute between them, each is limited to recovering only the actual damages proven to have been sustained by it.

         33.8. ATTORNEYS' FEES. Except as expressly provided in this Agreement, in any action or proceeding brought to enforce any provision of this Agreement or arising out of or in connection with the relationship of the parties hereunder, the prevailing party shall be entitled to recover against the other its reasonable attorneys' fees and court costs in addition to any other relief awarded by the court. As used in this Agreement, the "prevailing party" is the party who recovers greater relief in the action.

         33.9. WAIVER OF COLLATERAL ESTOPPEL. The parties agree they should each be able to settle, mediate, litigate or compromise disputes in which they may be, or become, involved with third parties without having the dispute affect their rights and obligations to each other under this Agreement. Company and Franchisee therefore each agree that a decision of an arbitrator or judge in any proceeding or action in which either Company or Franchisee, but not both of them, is a party shall not prevent the party to the proceeding or action from making the same or similar arguments, or taking the same or similar positions, in any proceeding or action between Company and Franchisee. Company and Franchisee therefore waive the right to assert that principles of collateral estoppel prevent either of them from raising any claim or defense in an action or proceeding between them even if they lost a similar claim or defense in another action or proceeding with a third party.

SECTION 34. ACKNOWLEDGEMENTS

         Franchisee understands and agrees and represents to Company, to induce Company to enter into this Agreement, that:

         34.1. ACCEPTANCE OF CONDITIONS.

         Franchisee has read this Agreement and Company's Offering Circular and understands and accepts the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain Company's standards of service and quality and the uniformity of those standards at all uWink(TM) Franchised Businesses in order to protect and preserve Company's rights in the uWink(TM) System and the goodwill of the uWink(TM) Licensed Marks;

         34.2. INDEPENDENT INVESTIGATION.

         Franchisee has conducted an independent investigation of the business contemplated by this Agreement. Franchisee recognizes that the uWink(TM) System may evolve and change over time; that an investment in this franchise involves business risks; and that the success of the investment depends upon Franchisee's business ability and efforts;

         34.3. RELIANCE.

         Franchisee has not received or relied upon any promise or guaranty, express or implied, about the revenues, profits or success of the business venture contemplated by this Agreement;

         34.4. COMPLIANCE WITH APPLICABLE LAW.

         None of the property or interests of Franchisee or its owners is subject to being blocked under, and Franchisee's and its owners are not otherwise in violation of any Applicable Law including (without limitation) any anti-terrorism laws.

         34.5. NO REPRESENTATIONS: STATUS OF FRANCHISEE.

                  (a) No representations have been made by Company, Company's Affiliates or their respective officers, directors, shareholders, employees or agents, that are contrary to statements made in the Offering Circular previously received by Franchisee or to the terms contained in this Agreement; and

                  (b) Franchisee (if an individual) or each person executing a guaranty of Franchisee's obligations, is a United States citizen or a lawful resident alien of the United States; if Franchisee is a Business Entity, it shall remain duly organized and in good standing for as long as this Agreement is in effect and it owns the franchise rights; and all financial and other information provided to Company in connection with Franchisee's application is true and correct and no material information or fact has been omitted which is necessary in order to make the information disclosed not misleading.

SECTION 35. MISCELLANEOUS

         35.1. NOTICES.

                  (a) All communications required or permitted to be given to either party hereunder shall be in writing and shall be deemed duly given if property addressed on the earlier of (i) the date when delivered by hand; (ii) the date when delivered by fax or e-mail if confirmation of transmission is received or can be established by the sender; (iii) one business day after delivery to a reputable national overnight delivery service; or (iv) 5 days after being placed in the United States Mail and sent by certified or registered mail, postage prepaid, return receipt requested. A "business day" means weekdays only, excluding Saturdays, Sundays and holidays. Notices shall be directed to the address shown in EXHIBIT D for the party and its representative. Either party may change its address for receiving notices by giving appropriate written notice to the other. All communications required or permitted to be given by a party in writing may be given electronically to the party's designated e-mail address in EXHIBIT D or as subsequently changed by appropriate written notice.

                  (b) All payments and reports required to be delivered to Company shall be directed to Company at the above address or to an electronic address or account otherwise designated by Company. Notwithstanding the parties' agreement regarding when notices shall be deemed to be given, any required payment or report not actually received by Company on the date it is due shall be deemed delinquent.

         35.2. TIME OF THE ESSENCE. Time is of the essence of this Agreement with respect to each and every provision of this Agreement in which time is a factor.

         35.3. WITHHOLDING OF CONSENT. Except where this Agreement expressly requires Company to exercise its reasonable business judgment in deciding to grant or deny approval of any action or request by Franchisee, Company has the absolute right to refuse any request by Franchisee or to withhold its approval of any action by Franchisee in Company's sole discretion. Further, whenever the prior consent or approval of Company is required by this Agreement, Company's consent or approval must be in evidence by a writing unless this Agreement expressly states otherwise.

         35.4. WAIVER. Any waiver granted by Company to Franchisee excusing or reducing any obligation or restriction imposed under this Agreement shall be in writing and shall be effective upon delivery of such writing by Company to Franchisee or upon such other effective date as specified in the writing, and only to the extent specifically allowed in such writing. No waiver granted by Company, and no action taken by Company, with respect to any third party shall limit Company's sole discretion to take action of any kind, or not to take action, with respect to Franchisee. Any waiver granted by Company to Franchisee shall be without prejudice to any other rights Company may have. The rights and remedies granted to Company are cumulative. No delay on the part of Company in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Company of any right or remedy shall preclude Company from fully exercising such right or remedy or any other right or remedy. Company's acceptance of any payments made by Franchisee after a breach of this Agreement shall not be, nor be construed as, a waiver by Company of any breach by Franchisee of any term, covenant or condition of this Agreement.

         35.5. SECTION HEADINGS: LANGUAGE. The Section headings used in this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Agreement. The language used in this Agreement shall in all cases be construed simply according to its fair meaning and not strictly for or against Company or Franchisee. The term "Franchisee" as used herein is applicable to one or more persons or Business Entities if the interest of Franchisee is owned by more than one, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time the Franchisee hereunder, whether or not as partners or joint venturers, their obligations and liabilities to Company shall be joint and several. Nothing in this Agreement is intended, nor shall it be deemed, to confer any rights or remedies upon any person or Business Entity not a party hereto.

         35.6. BINDING ON SUCCESSORS. The covenants, agreements, terms and conditions contained in this Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and personal representatives of the parties hereto.

         35.7. VALIDITY; CONFORMITY WITH APPLICABLE LAW. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law, but if any provision of this Agreement shall be invalid or prohibited under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the provisions of this Agreement provide for periods of notice less than those required by Applicable Law, or provide for termination, cancellation, non-renewal or the like other than in accordance with Applicable Law, such provisions shall be deemed to be automatically amended to conform them to the provisions of such Applicable Law. If any provision of this Agreement is deemed unenforceable by virtue of its scope in terms of geographic area, business activity prohibited or length of time, but could be enforceable by reducing any or all thereof: the parties agree that the provision shall be enforced to the fullest extent permissible under the laws of the jurisdiction in which enforcement is sought.

         35.8. AMENDMENTS. No amendment, change, modification or variance to or from the terms and conditions set forth in this Agreement shall be binding on any party unless it is set forth in writing and duly executed by Company and Franchisee.

         35.9. COMPANY'S BUSINESS JUDGMENT. The parties recognize, and any mediator or judge is affirmatively advised that certain provisions of this Agreement describe the right of Company to take (or refrain from taking) certain actions in its sole discretion, and other actions in the exercise of its reasonable business judgment. Where this Agreement expressly requires that Company make a decision based upon Company's reasonable business judgment, Company is required to evaluate the overall best interests of all uWink(TM) Entertainment Restaurants and Company's own business interests. If Company makes a decision based upon its reasonable business judgment, neither a mediator nor a judge shall substitute his or her judgment for the judgment so exercised by Company. The fact that a mediator or judge might reach a different decision than the one made by Company is not a basis for finding that Company made its decision without the exercise of reasonable business judgment. Company's duty to exercise reasonable business judgment in making certain decision does not restrict or limit Company's right under this Agreement to make other decisions based entirely on Company's sole discretion as permitted by this Agreement. Company's sole discretion means that Company may consider any set of facts or circumstances that it deems relevant in rendering a decision.

         35.10. COMPLETE AGREEMENT. This Agreement, including all exhibits attached hereto, and all agreements or documents which by the provisions of this Agreement are expressly incorporated herein or made a part hereof, sets forth the entire agreement between the parties, fully superseding any and all prior agreements or understandings between them pertaining to the subject matter hereof.

         35.11. COVENANT AND CONDITION. Each provision of this Agreement performable by Franchisee shall be construed to be both a covenant and a condition.

         35.12. SUBMISSION OF AGREEMENT. The submission of this Agreement to Franchisee does not constitute an offer to Franchisee, and this Agreement shall become effective only upon execution by Company and Franchisee.

         35.13. SUCCESS OF FRANCHISE BUSINESS. By executing this Agreement, Franchisee represents and warrants that no person acting on Company's behalf has made any representations or promises to Franchisee that are not contained in this Agreement, including, without limitation, representations or promises about actual or potential sales, earnings, gross profits or net profits, and Franchisee is not relying on any representations or promises except those representations set forth in this Agreement. Franchisee understands and agrees that owning the Franchised Business involves business risks and the success of the Franchise Business will depend primarily on Franchisee's investment of time, capital and personnel, the desirability of the Franchise Location in Franchisee's local market, and factors beyond Company's or Franchisee's control including, without limitation, local competition, consumer preferences, inflation, labor costs, the terms of the Lease terms, and market conditions, which may be difficult to anticipate.

         35.14. ANTI-TERRORISM REPRESENTATIONS. Franchisee agrees to comply with and/or to assist Company to the fullest extent possible in Company's efforts to comply with Anti-Terrorism Laws (as defined below). In connection with such compliance, Franchisee certifies, represents and warrants on behalf of itself, each Covered Person and each person who is a guarantor of Franchisee's obligations to Company that none of their property or interests are subject to being "blocked" under any of the Anti-Terrorism Laws and that Franchisee is not otherwise in violation of any of the Anti-Terrorism Laws. "Anti-Terrorism Laws" means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other present and future federal, state and local laws, ordinances, regulations, policies, lists and any other requirements of any governmental authority addressing or in any way relating to terrorist acts and acts of war. Any violation of, or "blocking" of assets under, the Anti-Terrorism Laws shall constitute grounds for immediate termination of this Agreement and any other agreement Franchisee has entered into with Company or one of its affiliates, in accordance with the termination provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Company:                                   Franchisee:

uWink Franchise Corporation                OCC Partners LLC
                                           a Florida limited liability company


By: __________________________________     By: _________________________________

Name:  _______________________________     Name: _______________________________

Title:  ______________________________     Title: ______________________________

                                    EXHIBIT A

                     FRANCHISE LOCATION AND RESTRICTED AREA



         The street address of the Franchise Location is as follows:


________________________________________________________________________________

________________________________________________________________________________


         The Restricted Area consists of the geographic area which is described below and/or shown in the map attached to this EXHIBIT A:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________



Dated:  ______________________________

Company:                                   Franchisee:

uWink Franchise Corporation                OCC Partners LLC
                                           a Florida limited liability company


By: __________________________________     By: _________________________________

Name:  _______________________________     Name: _______________________________

Title:  ______________________________     Title: ______________________________

                                    EXHIBIT B

                            INITIAL HARDWARE PACKAGE

                                    EXHIBIT C

                                PERSONAL GUARANTY

                                    EXHIBIT D

                              ADDRESSES FOR NOTICE

----------------------------------------- --------------------------------------
TO COMPANY                                TO FRANCHISEE
----------------------------------------- --------------------------------------
UWINK FRANCHISE CORPORATION               OCC  PARTNERS LLC
16106 HART STREET                         A FLORIDA LIMITED LIABILITY COMPANY
VAN NUYS, CALIFORNIA 91406-3903           7663 SW 147 TERRACE
ATTENTION MR. PETER WILKNISS              MIAMI, FLORIDA 33158
TELEPHONE:  818/909-6030                  ATTENTION:  TONY POLICASTRO
FAX:  (818) 909-6070                      TELEPHONE:  _________________
E-MAIL:  PETER.WILKNISS@UWINK.COM         FAX:  _______________________
                                          E-MAIL:  _____________________

----------------------------------------- --------------------------------------
WITH A COPY TO:                           WITH A COPY TO:
----------------------------------------- --------------------------------------
ROCHELLE B. SPANDORF, ESQ.                NORMAN J. SILBER, ESQ.
SONNENSCHEIN NATH & ROSENTHAL             RUDEN, MCCLOSKY, SMITH, SCHUSTER
601 SOUTH FIGUEROA STREET, SUITE 1500     & RUSSELL, P.A.
LOS ANGELES, CA 90017                     701 BRICKELL AVENUE, SUITE 1900
DIRECT LINE:  213/892-5036                MIAMI, FLORIDA 33131
MAIN LINE:  213/623-9300                  TELEPHONE:  305/789-2790
FAX:  213/623-9924                        FAX:  305/537-3990
E-MAIL:  RSPANDORF@SONNENSCHEIN.COM       E-MAIL:  NORMAN.SILBER@RUDEN.COM

----------------------------------------- --------------------------------------

                                    EXHIBIT E

                              MANAGEMENT AGREEMENT

                                    EXHIBIT D

                              ADDRESSES FOR NOTICE



------------------------------------------- ------------------------------------
TO COMPANY                                  TO FRANCHISEE
------------------------------------------- ------------------------------------
UWINK FRANCHISE CORPORATION                 OCC  PARTNERS LLC
16106 HART STREET                           A FLORIDA LIMITED LIABILITY COMPANY
VAN NUYS, CALIFORNIA 91406-3903             7663 SW 147 TERRACE
ATTENTION MR. PETER WILKNISS                MIAMI, FLORIDA 33158
TELEPHONE:  818/909-6030                    ATTENTION:  TONY POLICASTRO
FAX:  (818) 909-6070                        TELEPHONE:  _________________
E-MAIL:  PETER.WILKNISS@UWINK.COM           FAX:  _______________________
                                            E-MAIL:  _____________________

------------------------------------------- ------------------------------------
WITH A COPY TO:                             WITH A COPY TO:
------------------------------------------- ------------------------------------
ROCHELLE B. SPANDORF, ESQ.                  NORMAN J. SILBER, ESQ.
SONNENSCHEIN NATH & ROSENTHAL               RUDEN, MCCLOSKY, SMITH, SCHUSTER
601 SOUTH FIGUEROA STREET, SUITE 1500       & RUSSELL, P.A.
LOS ANGELES, CA 90017                       701 BRICKELL AVENUE, SUITE 1900
DIRECT LINE:  213/892-5036                  MIAMI, FLORIDA 33131
MAIN LINE:  213/623-9300                    TELEPHONE:  305/789-2790
FAX:  213/623-9924                          FAX:  305/537-3990
E-MAIL:  RSPANDORF@SONNENSCHEIN.COM         E-MAIL:  NORMAN.SILBER@RUDEN.COM

------------------------------------------- ------------------------------------

                                   EXHIBIT E

                              FRANCHISE AGREEMENT



                                  [UWINK LOGO]


                                 June ____, 2007


Tony Policastro
OCC Partners LLC, a Florida limited liability company
7663 SW 147 Terrace
Miami, Florida 33158

         RE:  uWink Franchise Agreement

Dear Tony;

         The Franchise Agreement that you and we intend to enter into in connection with the 3 store area development undertaking that we have been discussing obligates us to provide continuing consultation and advice to help you open and operate your first uWink(TM) Entertainment Restaurant ("Restaurant").

         The purpose of this letter agreement is to articulate the nature and level of additional support services that we promise to provide to you during the period from the Effective Date of the Franchise Agreement through the end of the first 3 months after the Opening Date (we refer to this period as the "term of this letter agreement").

         You may, at your option, extend the term of this letter agreement for an additional 3 months, or until the end of the first 6 months after the Opening Date, if you give us written notice by no later than 60 days after the Opening Date.

         After the term of this letter agreement expires, you and we shall continue to perform our respective duties under the Franchise Agreement. If you request additional support services not contemplated by the Franchise Agreement, we shall consider your request and may provide those services on mutually acceptable terms.

         This letter agreement shall have no force or effect unless you and we enter into an Area Development Agreement and Franchise Agreement, in which case this letter agreement shall become effective concurrently upon the Effective Date of the Franchise Agreement. The Franchise Agreement shall be the primary source of our respective rights and duties, and only to the extent that this letter agreement conflicts with the Franchise Agreement or specifies our agreement to perform additional services during the term of this letter agreement not identified in the Franchise Agreement does this letter agreement amend the Franchise Agreement. The letter agreement shall only apply to the first Franchise Agreement that you and we enter into for your first Restaurant. Unless defined in this letter agreement, all capitalized terms shall have the meaning assigned to them in the Franchise Agreement.

         You acknowledge that, under the Franchise Agreement, you are solely responsible for a variety of duties relating to the development and operation of your Restaurant, which you must complete at your own expense. These duties include, without limitation, evaluating potential sites for the Franchise Location, hiring restaurant management; overseeing construction and development of the Franchise Location diligently, expeditiously and in a first-class manner so that your Restaurant complies with our standards for equipment, fixtures, furniture and trade dress; operating your Restaurant in accordance with our specifications; and observing our requirements for use of our trademarks, confidential information and other intellectual property.

         This letter agreement does not eliminate or modify your duties under the Franchise Agreement, but expresses our agreement to provide the following additional services during the term of this letter agreement above the basic level that we are obligated to provide under the Franchise Agreement:

                  - Preparing for your review and approval a preliminary proposed operating and capital expenditures budget and a business plan within thirty (30) calendar days of the effective date of the agreement and be updated on a quarterly basis or as more information becomes available.

                  - Making recommendations and providing advice to help you identify and evaluate potential sites for the Franchise Location.

                  - Consulting with your architect, designer and contractor on space plans, layout and improvements to your Franchise Location.

                  - Providing the non-exclusive services of John Kaufman to directly oversee all aspects of the opening and operation of your Restaurant during the term of this letter agreement.

                  - Making recommendations regarding management, staff-level and supervisory personnel hiring decisions and general employment policies and human resource benefits.

                  - Providing specific recommendations for your grand opening promotional program to stimulate brand name awareness and publicity in your market.

                  - Helping you negotiate contracts and leases for equipment, POS terminals, soft drinks, laundry services, utility services, vermin extermination, telephone services, computer and computer support services, food purveyors, concessions and maintenance services for your Restaurant.

         We will provides these services at no additional charge above the Initial Fees and Continuing Fees specified in the Franchise Agreement. You agree to reimburse us for our reasonable travel expenses, including, without limitation, expenses for air and ground transportation, lodging, meals, and miscellaneous travel-related personal charges which our employees incur in traveling to your area to perform duties during the term of this letter agreement, with the exception that we will not charge for our travel expenses in connection with sending an opening team to your Restaurant for the New Store Opening portion of the Initial Training Program. Additionally, if you elect to extend the term of this letter agreement, in addition to reimbursing us for reasonably travel expenses, you agree to pay our current per diem fee for each day that each one of our employees travels to or spends in your area performing services. There will be no per diem fee for visits that our staff makes to your area during the term of this letter agreement before the end of the first 3 months after the Opening Date.

         We furthermore agree not to charge a Site Review Fee in connection with our review and approval of the site for your first Restaurant.

         By undertaking to provide you with a greater level of support services during the term of this letter agreement, you agree that we do not act as your agent and you shall not represent that we are your agent to third parties or suggest that we are financially responsible for the obligations of your Restaurant or other investments. Among other things, you understand that, by undertaking these duties, we do not modify the indemnity provisions of the Franchise Agreement.


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

         In helping you develop an operating budget after we sign the Franchise Agreement, we shall not be deemed to have made any guaranty, representation or warranty about expected, likely or possible revenues, profits or success of the Restaurant during the term of this letter agreement or afterwards.

         Please indicate your agreement to the foregoing terms and conditions by signing below where indicated.

Company:

uWink Franchise Corporation

By: _____________________________________

Name:  __________________________________

Title:  _________________________________

AGREED AND ACCEPTED

Franchisee

OCC Partners LLC
A Florida limited liability company

By: _____________________________________

Name:  __________________________________

Title:  _________________________________

                                  [UWINK LOGO]



                                 June ____, 2007



Tony Policastro
OCC Partners LLC, a Florida limited liability company
7663 SW 147 Terrace
Miami, Florida 33158

         RE:  uWink Franchise Corporation - Amendment of Area
              Development Agreement

Dear Tony;

         This letter confirms our mutual agreement to amend the Area Development Agreement previously delivered to you in certain respects. We each agree to execute this letter in the spaces below simultaneously with our execution of the Area Development Agreement. This letter shall be of no force and effect unless this letter and the Area Development Agreement are executed by both of us.

         If there is any inconsistency between the Area Development Agreement and this letter agreement, this letter agreement shall control. All capitalized terms in this letter agreement shall have the same meaning assigned to them in the Area Development Agreement.

         The amendments we agree to are as follows:

         1. Notwithstanding anything in the Area Development Agreement, we agree that you shall not be obligated to sign the Franchise Agreement for the first uWink(TM) Entertainment Restaurant ("Restaurant") in the Development Quota until such time as you and we mutually agree upon the site for the first Restaurant. Once we mutually agree upon the site, we shall deliver a copy of the Franchise Agreement for the first Restaurant in the form attached to the Area Development Agreement as SCHEDULE C. You shall have 15 days in which to execute the Franchise Agreement. You agree to pay us all fees due and payable upon execution of the Franchise Agreement as set forth in the Franchise Agreement.

         2. If for any reason we are unable to reach a mutual agreement on the site for the first Restaurant within one year from the Effective Date of the Area Development Agreement, either one of us may terminate the Area Development Agreement by giving written notice of termination to the other within 30 days following the end of the one year period. For example, if we sign the Area Development Agreement on July 7, 2007 and we do not mutually agree upon the site for the first Restaurant by July 7, 2008, either one of us may terminate the Area Development Agreement by giving written notice of termination to the other on or before August 7, 2008. Should either one of us terminate the Area Development Agreement within the 30 days allowed, we agree to refund 50% of the Development Fee, or $20,000, to you without interest upon your delivery to us of a properly executed general release in the form that we require releasing all claims that you may have against us, our Affiliates and our respective officers, directors, shareholders, employees and agents. Upon termination of the Area Development Agreement, neither one of us shall have any further obligations to the other, except as stated in this letter agreement.

         3. Upon execution of the Area Development Agreement, you will pay 50% of the Development Fee, or $20,000, to us and pay the other 50% of the Development Fee, or $20,000, to our attorneys, Sonnenschein, Nath and Rosenthal, which will hold the sum in trust subject to the terms of the Escrow Deposit Agreement attached to this letter. You agree to execute the Escrow Deposit Agreement concurrently upon execution of the Area Development Agreement. Sonnenschein, Nath and Rosenthal shall release the $20,000 to us when we notify them in writing that you and we have reached mutual agreement on the site for the first Restaurant.

         4. The Development Fee shall be fully earned and non-refundable when paid by you upon execution of the Area Development Agreement, subject to the specific refund conditions stated in this letter applicable to 50% of the Development Fee or $20,000.

         5. As we state in the separate letter agreement for consulting services, we agree to assist you with site selection for your first Restaurant by making recommendations and providing advice to help you identify and evaluate potential sites for the Franchise Location. You agree to use your best efforts to identify one or more suitable sites within the Development Territory, subject to your assessment of our financial condition.

         6. While we will not sign the Franchise Agreement for the first Restaurant until mutual site approval, you and we agree to be bound by the site selection procedures and related provisions set forth in the Franchise Agreement attached to the Area Development Agreement as SCHEDULE C.

         7. We amend the Development Deadline for the first Restaurant to require that you open it within 9 months after the date that we sign the Franchise Agreement for the first Restaurant. The Development Deadlines for the second and third Restaurants shall remain the same.

         8. We agree to extend to you limited "most favored nation" treatment subject to the following terms and conditions. If, during the Development Term, we enter into an Area Development Agreement with another developer for the opening of 3 or fewer Restaurants in the United States and agree to economic terms in the other developer's Franchise Agreement requiring payment of fees at rates lower than the fees set forth in your Franchise Agreement, we will amend each Franchise Agreement which, at the time, has been, or thereafter will be, entered into by you and us pursuant to our Area Development Agreement in order to offer you the same lower fees prospectively. You understand and agree that this "most favored nations" agreement (w) applies only to the fees payable by you to us under your Franchise Agreement; (x) depends on the other developer's development commitment not being greater than your development commitment; (y) is available only during your Development Term; and (z) applies prospectively only from and after the date that we enter into an Area Development Agreement with


                            [continued on next page]
another developer and will not result in any retroactive adjustment or refund of fees paid or due before the date that we enter into the Area Development Agreement with the other developer.

         Please indicate your agreement to the foregoing terms and conditions by signing below where indicated.

uWink Franchise Corporation

By: _____________________________________

Name:  __________________________________

Title:  _________________________________


AGREED AND ACCEPTED

Franchisee

OCC Partners LLC
A Florida limited liability company

By: _____________________________________

Name:  __________________________________

Title:  _________________________________